==============================================================================

                               CREDIT AGREEMENT


                                  dated as of


                               October 21, 1998


                                     among





                        WINSTAR NETWORK EXPANSION, LLC,


                         WINSTAR COMMUNICATIONS, INC.,



                           The Lenders Party Hereto,


                     STATE STREET BANK AND TRUST COMPANY,
                             as Collateral Agent,


                                      and


                           LUCENT TECHNOLOGIES INC.,
                            as Administrative Agent



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                                                      [Reference No. 7725-042]

                               TABLE OF CONTENTS


                                                                                                      Page

                                   ARTICLE I

                                  Definitions

SECTION 1.01.               Defined Terms.........................................................       1
SECTION 1.02.               Classification of Loans and
                              Borrowings..........................................................      33
SECTION 1.03.               Terms Generally.......................................................      33
SECTION 1.04.               Accounting Terms; GAAP................................................      34


                                   ARTICLE II

                                   The Loans

SECTION 2.01.               Commitments...........................................................      35
SECTION 2.02.               Loans and Borrowings..................................................      35
SECTION 2.03.               Requests for Borrowings...............................................      35
SECTION 2.04.               Funding of Borrowings.................................................      37
SECTION 2.05.               Interest Elections....................................................      38
SECTION 2.06.               Termination and Reduction of
                              Commitments.........................................................      40
SECTION 2.07.               Repayment of Loans; Evidence of Debt..................................      40
SECTION 2.08.               Amortization of Loans.................................................      41
SECTION 2.09.               Prepayment of Loans...................................................      46
SECTION 2.10.               Fees..................................................................      49
SECTION 2.11.               Interest..............................................................      50
SECTION 2.12.               Alternate Rate of Interest............................................      51
SECTION 2.13.               Increased Costs.......................................................      52
SECTION 2.14.               Break Funding Payments; Prepayment
                              Fees................................................................      53
SECTION 2.15.               Taxes.................................................................      54
SECTION 2.16.               Payments Generally; Pro Rata Treatment;
                              Sharing of Set-Offs.................................................      55
SECTION 2.17.               Mitigation Obligations; Replacement of
                              Lenders.............................................................      57


                                  ARTICLE III

                         Representations and Warranties

SECTION 3.01.               Organization; Powers..................................................      58



                                                                                                      Page


SECTION 3.02.               Authorization; Enforceability.........................................      58
SECTION 3.03.               Governmental Approvals; No Conflicts..................................      59
SECTION 3.04.               Financial Condition; No Material
                              Adverse Change......................................................      59
SECTION 3.05.               Properties and Licenses...............................................      60
SECTION 3.06.               Litigation and Environmental Matters..................................      60
SECTION 3.07.               Compliance with Laws and Agreements...................................      61
SECTION 3.08.               Investment and Holding Company Status.................................      61
SECTION 3.09.               Taxes.................................................................      61
SECTION 3.10.               ERISA.................................................................      61
SECTION 3.11.               Disclosure............................................................      62
SECTION 3.12.               Subsidiaries..........................................................      62
SECTION 3.13.               Insurance.............................................................      62
SECTION 3.14.               Labor Matters.........................................................      62
SECTION 3.15.               Supply Agreement......................................................      63
SECTION 3.16.               Security Agreement....................................................      63
SECTION 3.17.               Year 2000 Compliance..................................................      63


                                   ARTICLE IV

                                   Conditions

SECTION 4.01.               Effective Date........................................................      63
SECTION 4.02.               Each Borrowing........................................................      66


                                   ARTICLE V

                             Affirmative Covenants

SECTION 5.01.               Financial Statements and Other
                              Information.........................................................      67
SECTION 5.02.               Notices of Material Events............................................      69
SECTION 5.03.               Information Regarding Collateral......................................      70
SECTION 5.04.               Existence; Conduct of Business........................................      71
SECTION 5.05.               Payment of Obligations................................................      71
SECTION 5.06.               Maintenance of Properties.............................................      71
SECTION 5.07.               Insurance.............................................................      71
SECTION 5.08.               Books and Records; Inspection Rights..................................      73
SECTION 5.09.               Compliance with Laws and Agreements...................................      73
SECTION 5.10.               Use of Proceeds.......................................................      73
SECTION 5.11.               Further Assurances....................................................      73
SECTION 5.12.               Casualty and Condemnation.............................................      73




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SECTION 5.13.               Interest Rate Protection..............................................      74
SECTION 5.14.               Additional Subsidiary Guarantors......................................      74

                                   ARTICLE VI

                               Negative Covenants

SECTION 6.01.               Indebtedness..........................................................      75
SECTION 6.02.               Liens.................................................................      77
SECTION 6.03.               Fundamental Changes...................................................      78
SECTION 6.04.               Investments, Loans, Advances,
                              Guarantees and Acquisitions; Asset
                              Sales...............................................................      80
SECTION 6.05.               Hedging Agreements....................................................      82
SECTION 6.06.               Restricted Payments...................................................      82
SECTION 6.07.               Transactions with Affiliates..........................................      83
SECTION 6.08.               Restrictive Agreements................................................      83
SECTION 6.09.               Repayment of Indebtedness.............................................      83
SECTION 6.10.               Limitation on Sale-Leaseback
                              Transactions........................................................      83
SECTION 6.11.               Secured Indebtedness to Total
                              Capitalization......................................................      84
SECTION 6.12.               Consolidated Indebtedness to Total
                              Capitalization......................................................      84
SECTION 6.13.               Consolidated Indebtedness to
                              Consolidated EBITDA.................................................      84
SECTION 6.14.               Consolidated EBITDA to Consolidated
                              Debt Service........................................................      84
SECTION 6.15.               Consolidated EBITDA to Consolidated
                              Interest Expense....................................................      85
SECTION 6.16.               Minimum Revenues......................................................      85
SECTION 6.17.               Use of Collateral.....................................................      85

                                  ARTICLE VII

                               Events of Default

Events of Default.......................................................................................86



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                                  ARTICLE VIII

                                   The Agents

The Agents..............................................................................................90


                                   ARTICLE IX

                                 Miscellaneous

SECTION 9.01.               Notices...............................................................      92
SECTION 9.02.               Waivers; Amendments...................................................      93
SECTION 9.03.               Expenses; Indemnity; Damage Waiver....................................      94
SECTION 9.04.               Successors and Assigns................................................      96
SECTION 9.05.               Survival..............................................................      99
SECTION 9.06.               Counterparts; Integration;
                              Effectiveness.......................................................      99
SECTION 9.07.               Severability..........................................................     100
SECTION 9.08.               Right of Setoff.......................................................     100
SECTION 9.09.               Governing Law; Jurisdiction; Consent
                              to Service of Process...............................................     101
SECTION 9.10.               WAIVER OF JURY TRIAL..................................................     101
SECTION 9.11.               Headings..............................................................     102
SECTION 9.12.               Confidentiality.......................................................     102
SECTION 9.13.               Interest Rate Limitation..............................................     103



SCHEDULES:

Schedule 2.01  -- Commitments
Schedule 3.06  -- Disclosed Matters
Schedule 3.12  -- Subsidiaries
Schedule 3.13  -- Insurance
Schedule 6.01  -- Existing Indebtedness
Schedule 6.02  -- Permitted Liens
Schedule 6.04A -- Pending Acquisitions
Schedule 6.04B -- Existing Investments
Schedule 6.04C -- Permitted Asset Sales
Schedule 6.08  -- Existing Restrictions
Schedule 6.17  -- Customer Equipment

                                                                         Page

EXHIBITS:

Exhibit A -- Form of Assignment and Acceptance
Exhibit B -- Form of Guarantee Agreement
Exhibit C -- Form of Indemnity and Contribution Agreement
Exhibit D -- Form of Perfection Certificate
Exhibit E -- Form of Security Agreement
Exhibit F -- Form of Equipment User Agreement

                           CREDIT AGREEMENT dated as of October 21, 1998, among
                  WINSTAR NETWORK EXPANSION, LLC, a Delaware limited liability company, WINSTAR COMMUNICATIONS, INC., a Delaware corporation, the LENDERS party hereto, STATE STREET BANK AND TRUST COMPANY, as Collateral Agent, and LUCENT TECHNOLOGIES INC., as Administrative Agent.

                  The parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Acquisition Basket Amount" means, at any time, an amount equal to the sum of (a) $350,000,000, plus (b) 100% of the aggregate Net Proceeds received by the Parent after the Effective Date and prior to such time from the issuance of additional shares of capital stock (other than Disqualified Stock) of the Parent (including options, warrants and other rights to purchase shares of such capital stock) (excluding the amount of any (A) Restricted Payments made pursuant to clause (b) of Section 6.06 and (B) Net Proceeds used to pay the consideration for any investment made by the Parent or a Restricted Subsidiary pursuant to clause (x) of Section 6.04(a)), plus (c) 40% of the aggregate Net Proceeds received by the Parent after the Effective Date and prior to such time from the issuance of Subordinated Indebtedness or Disqualified Stock, in each case satisfying the criteria set forth in clause
(viii) of Section 6.01(a), excluding any such Net Proceeds to the extent applied to refinance other Indebtedness.

                  "Acquisition Indebtedness" means any Indebtedness (a) issued as consideration in connection with any Permitted Acquisition or (b) incurred or assumed in connection with or otherwise resulting from any Permitted Acquisition.

                  "Additional Assets" means any capital assets used or useful in the business of the Parent and the Restricted Subsidiaries.

                  "Adjusted LIBO Rate" means, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Agent" means Lucent, in its capacity as administrative agent for the Lenders hereunder.

                  "Administrative Questionnaire" means an
Administrative Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Affiliated Equipment User" means any Equipment User that is an Affiliate of the Parent (including any Restricted Subsidiary) or with which the Parent or a Restricted Subsidiary has entered into an agreement to provide management or operating services.

                  "Agents" means the Administrative Agent and the Collateral Agent.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Rate" means, for any day, with respect to any Loan, the applicable rate per annum set forth below under the caption "ABR Spread" or "Eurodollar Spread", as the case may be, based on the Leverage Ratio as of the most recent determination date:


                                                                                            Eurodollar
                         Leverage Ratio                         ABR Spread                    Spread
                         --------------                         ----------                    ------
Category 1               <4.0 to 1.0                               1.25%                        2.25%

Category 2               >= 4.0 to 1.0                             1.50%                        2.50%
                         < 5.0 to 1.0

Category 3               >= 5.0 to 1.0                             1.75%                        2.75%
                         < 6.0 to 1.0

Category 4               >= 6.0 to 1.0                             2.00%                        3.00%
                         < 7.0 to 1.0

Category 5               >= 7.0 to 1.0                             2.25%                        3.25%
                         < 7.5 to 1.0

Category 6               >= 7.5 to 1.0                             2.50%                        3.50%

For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Parent's fiscal year based upon the Parent's consolidated financial statements delivered pursuant to Section
5.01(a) or (b), except that, prior to delivery of the first such financial statements after the Effective Date, such determination shall be based upon the financial statements for the fiscal quarter ended June 30, 1998, referred to in
Section 3.04, and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Leverage Ratio shall be deemed to be in Category 6 (A) at any time that an Event of Default has occurred and is continuing or (B) if the Parent fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b) within 15 days after the end of the period specified therein for delivery thereof, during the period from the expiration of such 15-day period until such consolidated financial statements are delivered; provided further that if the Parent fails to deliver the consolidated financial statements required to be delivered by it pursuant to
Section 5.01(a) or (b) within the period specified therein for





                                                                             4

delivery thereof and, when such financial statements are delivered, the Applicable Rate resulting from the Leverage Ratio based upon such financial statements is greater than the Applicable Rate in effect immediately prior to the end of the period during which such financial statements were required to be delivered, then (x) the Applicable Rate shall be retroactively increased
(for the period from the expiration of the period specified in Section 5.01(a) or (b) for delivery of such consolidated financial statements until the earlier of the date such consolidated financial statements are delivered or the date of the expiration of the 15-day period referred to in clause (B) of the foregoing proviso) and (y) if any payments of interest have been made with respect to such period, the Borrower shall promptly make a supplemental payment of interest to correct the underpayment.

                  "Asset Acquisition" means (i) an investment by the Parent or any of the Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Parent or shall be merged into or consolidated with the Parent or any of the Restricted Subsidiaries or
(ii) an acquisition by the Parent or any of the Restricted Subsidiaries of the property and assets of any Person other than the Parent or any of the Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person.

                  "Asset Sale" means any sale, transfer or other disposition
(including by way of merger, consolidation or sale-leaseback transactions) in one transaction or a series of related transactions by the Parent or any of the Restricted Subsidiaries to any Person other than the Parent or any of the Restricted Subsidiaries of (i) all or any of the capital stock of any Restricted Subsidiary, (ii) all or substantially all of the property and assets of an operating unit or business of the Parent or any of the Restricted
Subsidiaries or (iii) any other property or assets of the Parent or any of the Restricted Subsidiaries outside the ordinary course of business of the Parent or such Restricted Subsidiary; provided, that the following shall not be included within the meaning of "Asset Sale": (A) sales or other dispositions of inventory, receivables and other current assets; (B) sales or other dispositions of equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Parent or the Restricted Subsidiaries and (C) a substantially simultaneous exchange of, or a sale or disposition (other than 85% or more for cash or





                                                                             5

cash equivalents) by the Parent or any of the Restricted Subsidiaries of, licenses issued by the FCC or applications or bids therefor; provided, however, that the consideration received by the Parent or any such Restricted Subsidiary in connection with such exchange, sale or disposition shall be equal to the fair market value of licenses so exchanged, sold or disposed of, as determined by the Board of Directors of the Parent.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of the Borrower and Administrative Agent if required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

                  "Availability Period" means the Tranche 1 Availability Period,
Tranche 2 Availability Period, Tranche 3 Availability Period, Tranche 4
Availability Period or Tranche 5 Availability Period.

                  "Available Commitment" means, with respect to each Lender, its Commitment; provided that the aggregate "Available Commitments" of the Lucent Lenders shall not at any time exceed the excess, if any, of $500,000,000 over the aggregate principal amount of outstanding Loans and Deferred Interest that are held by the Lucent Lenders at such time. At any time that there is more than one Lucent Lender with a Commitment and the "Available Commitments" of the Lucent Lenders are limited as a result of the foregoing proviso, the aggregate "Available Commitments" of the Lucent Lenders may be allocated between the Lucent Lenders as agreed between such Lucent Lenders.

                  "Board" means the Board of Governors of the Federal
Reserve System of the United States of America.

                  "Borrower" means WinStar Network Expansion, LLC, a Delaware limited liability company.

                  "Borrowing" means a Loan or group of Loans of the same Class and Type, made, converted or continued on the same date and, in the case of LIBOR Loans, as to which a single Interest Period is in effect.

                  "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.





                                                                             6

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a LIBOR Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Business Plan" means, for any fiscal year, the business plan of the Parent and the Restricted Subsidiaries for such fiscal year.

                  "Capital Expenditures" means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Parent and the Restricted Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Parent for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Parent and the Restricted Subsidiaries during such period.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Change in Control" means (a) the acquisition of beneficial ownership, directly or indirectly, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), other than Mr.
William J. Rouhana, Jr., of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Parent; (b) occupation of a majority of the seats (other than vacant seats) on the Board of Directors of the Parent by Persons who were neither (i) nominated by the Board of Directors of the Parent nor (ii) appointed by directors so nominated; or (c) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person other than the Parent or a wholly-owned Restricted Subsidiary of any membership interest or other ownership or equity interest in the Borrower.





                                                                             7

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental
Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive
(whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche 1 Loans, Tranche 2 Loans, Tranche 3 Loans, Tranche 4 Loans or Tranche 5
Loans.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" means any and all "Collateral", as defined in the Security Agreement.

                  "Collateral Agent" means State Street Bank and Trust Company in its capacity as collateral agent for the Secured Parties (as defined in the Security Agreement) under the Security Agreement.

                  "Collateral Cost" means, with respect to any property or asset, the portion of the Purchase Price attributable to such property or asset, determined by reference to Lucent's invoice therefor, disregarding amounts attributable to installation and related services, other intangibles and sales taxes.

                  "Collateral Prepayment Amount" means, with respect to any Collateral Trigger Event an amount equal to the product of (a) the sum of the aggregate principal amount of the Loans outstanding at the time plus all Deferred Interest thereon, multiplied by (b) a fraction, the numerator of which shall be the total Collateral Cost of the properties or assets that are the subject of the applicable Collateral Trigger Event, and the denominator of which shall be the total Collateral Cost of all properties and assets constituting Collateral immediately prior to such Collateral Trigger Event;
provided that if a Collateral Trigger Event described in clause (b) of the definition of "Collateral Trigger Event" occurs and if the Borrower has replaced the affected property or asset as





                                                                             8

contemplated by the proviso to the definition of "Collateral Trigger Event", but the replacement property or assets do not have a value equivalent to or greater than the property or asset that was the subject of such Collateral
Trigger Event (determined immediately prior to giving effect to the applicable event), then the "Collateral Prepayment Amount" in respect of such Collateral
Trigger Event shall be reduced by an amount equal to the Collateral Cost of the replacement property or assets.

                  "Collateral Trigger Event" means:

                  (a) any direct or indirect sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset constituting Collateral; or

                  (b) any casualty or other damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset constituting Collateral;

and the aggregate Collateral Cost of all properties and assets affected by any such events described in clause (a) or (b) above (other than those events as to which a prepayment has been made pursuant to Section 2.09(c) or, in the case of events described in clause (b) above, as to which the affected properties or assets have been repaired, restored or replaced in accordance with the requirements set forth below) exceeds the Collateral Trigger Threshhold at the time; provided that an event referred to in clause (b) above shall not constitute a "Collateral Trigger Event" if (i) the Borrower elects, by notice to the Administrative Agent, to repair, restore or replace the affected property or asset, as promptly as practicable, but in any event within 180 days
(or, if it is not reasonably practicable to do so within 180 days, then 360 days), after the Collateral Trigger Threshhold is reached in accordance with the requirements of this proviso, (ii) all Net Proceeds from such event are deposited with the Collateral Agent to be held as cash collateral pursuant to the Security Agreement, subject to release to pay the costs of such repair, restoration, replacement or purchase as and when due, (iii) the Borrower promptly commences and diligently pursues such repair, restoration or replacement and (iv) in the case of a replacement, each property or asset acquired pursuant to such replacement (A) is acquired by the Borrower pursuant to the Supply Agreement (if the Supply Agreement is in effect at





                                                                             9

the time and the property or asset that was the subject of the applicable event was Lucent Product), (B) has a value equivalent to or greater than the property or asset that was the subject of the applicable event (determined immediately prior to giving effect to the applicable event), (C) becomes Collateral effective upon such replacement, free and clear of all Liens (other than the Lien of the Security Agreement), and (D) is not financed with any Borrowings hereunder (except to the extent the purchase price thereof exceeds the greater of (i) the Collateral Cost of the property or asset subject to such event and
(ii) the Net Proceeds of such event); provided further that, if at the expiration of the 180-day (or, if applicable, 360-day) period commencing on any date that the Collateral Trigger Threshhold is reached the Borrower has not substantially completed the repair, restoration or replacement of the affected property or asset in accordance with all the requirements of the foregoing proviso, then a "Collateral Trigger Event" shall be deemed to have occurred at the expiration of such 180-day (or, if applicable 360-day) period.

                  "Collateral Trigger Threshhold" means, at any time, an amount equal to the greater of $5,000,000 or 2.50% of the total Collateral Cost of all properties and assets constituting Collateral at the time.

                  "Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Loans hereunder during any Availability Period, expressed as an amount representing the maximum principal amount of the Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $2,000,000,000.

                  "Consolidated Debt Service" means, for any period, Consolidated Interest Expense for such period plus any scheduled payments of principal of Indebtedness of the Parent and the Restricted Subsidiaries during such period.

                  "Consolidated EBITDA" means, for any period, Consolidated Net
Income for such period (adjusted to exclude all extraordinary items and Non-Recurring Items), plus,





                                                                            10

without duplication and to the extent deducted from revenues in determining
Consolidated Net Income, the sum of (a) the aggregate amount of Consolidated
Interest Expense for such period, (b) the aggregate amount of income tax expense for such period, (c) all amounts attributable to depreciation and amortization for such period and (d) preferred stock dividends in respect of any Disqualified Stock for such period, all as determined on a consolidated basis with respect to the Parent and the Restricted Subsidiaries in accordance with GAAP.

                  "Consolidated Indebtedness" means, as of any date of determination, the aggregate principal amount of Indebtedness (including
Disqualified Stock) of the Parent and the Restricted Subsidiaries outstanding as of such date determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Interest Expense" means, for any period, the sum of (a) the interest expense, both expensed and capitalized (including the interest component in respect of Capital Lease Obligations, but excluding any such interest expense of any Person for any period that the income (or loss) of such Person is excluded from the calculation of Consolidated Net Income by reason of clause (c) of the definition of "Consolidated Net Income"), accrued by the Parent and the Restricted Subsidiaries during such period plus (b) preferred stock dividends in respect of Disqualified Stock for such period, in each case determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" means, for any period, net income or loss of the Parent and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person in which any other Person (other than the Parent or any Restricted Subsidiary or any director holding qualifying shares in compliance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions (including distributions made as a return of capital or repayment of principal of advances) actually paid to the Parent or any Restricted Subsidiary by such Person, (b) the income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions (including distributions made as a return of capital or repayment of principal of advances) actually paid to the Parent or any Restricted Subsidiary by such Unrestricted Subsidiary during such period, and (c) the income (or loss) of any Person accrued prior to the date it becomes



                                                                            11

a Restricted Subsidiary or is merged into or consolidated with the Parent or any Restricted Subsidiary or the date such Person's assets are acquired by the Parent or any Restricted Subsidiary.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Deferred Interest" means any interest on any Loan, or any interest on any Deferred Interest on such Loan, that is deferred rather than paid when due as provided in clause (iv) of Section 2.11(d). Deferred Interest on any Loan shall continue to constitute interest on (and not principal of) such Loan for all purposes hereof.

                  "Designated Loan" means any Loan held by any Lender (other than a Lucent Lender) that has been designated by Lucent as a "Designated Loan" pursuant to the separate letter agreement among Lucent, the Borrower and the Parent dated the date of this Agreement.

                  "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

                  "Disqualified Stock" means any capital stock of the Parent or any Restricted Subsidiary which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock, (iii) requires the payment of dividends other than dividends payable solely in additional shares of capital stock of the Parent (other than Disqualified Stock) or (iv) is redeemable or subject to required repurchase at the option of the holder thereof, in whole or in part.


                                                                            12

                  "dollars" or "$" refers to lawful money of the United States of America.

                  "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section
9.02).


                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous
Material or to health and safety matters.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous
Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Equipment User" has the meaning assigned to such term in
Section 6.17.

                  "Equipment User Agreement" means an agreement among the Borrower, the Administrative Agent, the Collateral Agent and one or more
Equipment Users, substantially in the form of Exhibit F.

                  "ERISA" means the Employee Retirement Income Security Act of
1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Parent, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.



                                                                            13

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency"
(as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Parent or any of its ERISA
Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Parent or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Parent or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Parent or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal
Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Event of Default" has the meaning assigned to such term in
Article VII.

                  "Excess Cash Flow" means, for any fiscal year of the Parent, the sum (without duplication) of the following (provided that Excess Cash Flow shall be zero for any fiscal year that the sum of the following would otherwise be less than zero):

                  (a) the Consolidated Net Income of the Parent and the Restricted Subsidiaries for such fiscal year, adjusted to exclude any gains or losses attributable to Prepayment Events or Collateral
         Trigger Events; plus

                  (b) depreciation, amortization and other non-cash charges or losses deducted in determining such Consolidated Net Income for such fiscal year (including Deferred Interest and any other interest expense accrued for such fiscal year that is not payable currently in cash); plus


                                                                            14

                  (c) the sum of (i) the amount, if any, by which Net Working
         Capital decreased during such fiscal year plus (ii) the amount, if any, by which the consolidated deferred revenues of the Parent and the Restricted Subsidiaries increased during such fiscal year plus (iii) the aggregate principal amount of Capital Lease Obligations and other
         Indebtedness incurred by the Parent or any of the Restricted
         Subsidiaries during such fiscal year to finance Capital Expenditures, to the extent that principal payments in respect of such Indebtedness would not be excluded from clause (f) below when made; minus

                  (d) the sum of (i) any non-cash gains included in determining such Consolidated Net Income for such fiscal year plus (ii) the amount, if any, by which Net Working Capital increased during such fiscal year plus (iii) the amount, if any, by which the consolidated deferred revenues of the Parent and its Restricted Subsidiaries decreased during such fiscal year; minus

                  (e) Capital Expenditures for such fiscal year; minus

                  (f) the aggregate principal amount of Indebtedness, and the aggregate amount of Deferred Interest, repaid or prepaid by the Parent and the Restricted Subsidiaries during such fiscal year, excluding (i)
         Loans and Deferred Interest prepaid pursuant to Section 2.09(b), (c) or (d), (ii) repayments or prepayments of Indebtedness financed by incurring other Indebtedness, to the extent that mandatory principal payments in respect of such other Indebtedness would not be excluded from this clause (f) when made and (iii) Indebtedness referred to in clause (ii), (vii), (ix), (x) or (xi) of Section 6.01.

                  "Excluded Taxes" means, with respect to either Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign
Lender (other than an assignee pursuant


                                                                            15

to a request by the Borrower under Section 2.17(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign
Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section
2.15(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.15(a).

                  "FCC" means the United States Federal Communications
Commission (and any successor thereto).

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal
Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average
(rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three
Federal funds brokers of recognized standing selected by it.

                  "Financial Officer" means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

                  "Foreign Telecommunications Subsidiary" has the meaning assigned to such term in the definition of "Unrestricted Subsidiary".

                  "Four Quarter Period" has the meaning assigned to such term in the definition of "Unrestricted Subsidiary".


                  "GAAP" means, subject to Section 1.04(b), generally accepted accounting principles in the United States of America.


                                                                            16

                  "Governmental Authority" means the government of the United
States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Guarantee Agreement" means the Guarantee and Subordination
Agreement among the Parent, the Guarantor Subsidiaries and the Administrative
Agent, substantially in the form of Exhibit B.

                  "Guarantor Subsidiaries" means all Restricted Subsidiaries other than the Borrower, Special Purpose Equipment Subsidiaries, Special Purpose
License Subsidiaries, Special Purpose Financing Subsidiaries and Non-Material
Subsidiaries.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or


                                                                            17

medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid,
(d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business that are not overdue by more than 60 days), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances and
(k) all Disqualified Stock of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.


                                                                            18

                  "Indemnity and Contribution Agreement" means the Indemnity,
Subrogation and Contribution Agreement among the Loan Parties and the Administrative Agent, substantially in the form of Exhibit C.

                  "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.

                  "Interest Payment Date" means (a) with respect to any ABR
Loan (or Deferred Interest thereon), the last day of each March, June, September and December and (b) with respect to any LIBOR Loan (or Deferred
Interest thereon), the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBOR Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

                  "Interest Period" means, with respect to any LIBOR Borrowing,

the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest
Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.


                                                                            19

                  "Leverage Ratio" means, on any date, the ratio of (a)
Consolidated Indebtedness as of such date to (b) 400% of Consolidated EBITDA for the fiscal quarter of the Parent ended on such date or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Parent most recently ended prior to such date.

                  "LIBOR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "LIBO Rate" means, with respect to any LIBOR Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Markets
Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business
Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such LIBOR Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative
Agent (or, if the Administrative Agent at the time is not a commercial bank, any commercial bank based in New York City selected by the Administrative Agent for the purpose of quoting such rate, provided that such commercial bank has a combined capital and surplus and undivided profits of not less than $500,000,000) in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option,


                                                                            20

call or similar right of a third party with respect to such securities.

                  "Loan Documents" means this Agreement, the Guarantee
Agreement, the Security Agreement and the Indemnity and Contribution Agreement.

                  "Loan Parties" means the Parent, the Borrower and the Guarantor Subsidiaries.

                  "Loans" means the loans made or deemed made to the Borrower pursuant to this Agreement.

                  "Lucent" means Lucent Technologies Inc.

                  "Lucent Lender" means any Lender that is Lucent or an Affiliate of Lucent.

                  "Lucent Product" has the meaning assigned to such term in the Supply Agreement.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, condition (financial or otherwise), operations, performance or properties of the Parent and the Restricted Subsidiaries taken as a whole,
(b) the ability of the Parent or the Borrower to perform any of its material obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

                  "Material Indebtedness" means Indebtedness (other than the
Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Loan Parties in an aggregate principal amount exceeding
$10,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of a Loan Party in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Loan Party would be required to pay if such Hedging
Agreement were terminated at such time.

                  "Maturity Date" means (a) in respect of the Tranche 1 Loans, the Tranche 1 Maturity Date, (b) in respect of the Tranche 2 Loans, the Tranche
2 Maturity Date, (c) in respect of the Tranche 3 Loans, the Tranche 3 Maturity
Date, (d) in respect of the Tranche 4 Loans, the Tranche 4 Maturity



                                                                            21

Date and (e) in respect of the Tranche 5 Loans, the Tranche 5 Maturity Date.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Proceeds" means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Parent and the Restricted Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale or other disposition of an asset (including pursuant to a casualty or condemnation), the amount of all payments required to be made by the Parent and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Parent and the Restricted Subsidiaries, and the amount of any reserves established by the Parent and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Parent).

                  "Net Working Capital" means, at any date, (a) the consolidated current assets of the Parent and the Restricted Subsidiaries as of such date
(excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of the Parent and the Restricted Subsidiaries as of such date
(excluding current liabilities in respect of Indebtedness), determined on a consolidated basis in accordance with GAAP. Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

                  "Non-Material Subsidiaries" means, at any time, any Restricted
Subsidiary that has been designated by the Parent as identified on Schedule 3.12 or by written notice to the



                                                                              22

Administrative Agent as a "Non-Material Subsidiary" and as to which such designation has not been withdrawn by the Parent by written notice thereof to the Administrative Agent; provided that (a) the total combined assets of all Non-Material Subsidiaries and their Restricted Subsidiaries (determined on a consolidated basis in accordance with GAAP) shall not at any time exceed 5% of the total assets of the Parent and the Restricted Subsidiaries, (b) the total combined revenues of all Non-Material Subsidiaries (determined on a consolidated basis in accordance with GAAP) shall not, for any fiscal quarter, exceed 5% of the total revenues of the Parent and the Restricted Subsidiaries for such fiscal quarter and (c) a Non- Material Subsidiary shall not Guarantee any Indebtedness or other obligations of any other Person. If any of the criteria set forth in the foregoing proviso are not satisfied, the Parent shall immediately withdraw its designation with respect to such Non-Material
Subsidiaries as shall be necessary in order for such criteria to be satisfied.

                  "Non-Recurring Items" means, for any period, (a) all non-recurring items that do not involve any payment of cash by the Parent or any Restricted Subsidiary during such period or any future period and (b) non-recurring items set forth on the Parent's consolidated statement of operations for such period below the operating income line in respect of (i) gains or losses on sales or dispositions of assets outside the ordinary course of business, (ii) discontinued operations, (iii) the effects of changes in accounting principles or methods, (iv) write-downs on any investments of the Parent or any Restricted Subsidiary in any Person (other than the Parent or a Restricted Subsidiary) and (v) any restructuring charges, including the amount of any such restructuring charge to cover cash payouts to laid-off employees of the Parent or a Restricted Subsidiary.

                  "Obligations" has the meaning assigned to such term in the Security Agreement.

                  "Other Service Licenses" means Service Licenses other than Special Service Licenses.

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan
Document.





                                                                              23

                  "Parent" means WinStar Communications, Inc., a
Delaware corporation.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Perfection Certificate" means a certificate in the form of Exhibit D or any other form approved by the Collateral Agent.

                  "Permitted Acquisition" means any acquisition (other than an acquisition described on Schedule 6.04A) of a Special Service License or all or substantially all the assets of, or a majority of the shares or other equity interests in, a Person or a division or line of business of a Person if, immediately after giving effect thereto, (a) no Default has occurred and is continuing or would result therefrom, (b) all transactions related thereto have been consummated in all material respects in accordance with applicable laws,
(c) in the case of an acquisition of shares or other equity interests in a Person, such acquisition results in such Person being merged with and into a Restricted Subsidiary or becoming a Restricted Subsidiary of the Parent and (i) in the case of an acquisition of shares or other equity interests in a Person that is organized under the laws of any jurisdiction in the United States of America or a substantial portion of the assets of which are located in the United States of America, at least 80% of all shares or other equity interests in all Restricted Subsidiaries resulting from such acquisition are owned, directly or indirectly, by the Parent, or (ii) in the case of any other such acquisition, at least a majority of all shares or other equity interests in all Restricted Subsidiaries resulting from such acquisition are owned, directly or indirectly, by the Parent, (d) the Parent and the Restricted Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition, with the covenants contained in Sections 6.11, 6.12, 6.13, 6.14, 6.15 and 6.16 recomputed as of the last day of the most recently ended fiscal quarter of the Parent for which financial statements are available as if such acquisition had occurred on the first day of each relevant period for testing such compliance,
(e) the consideration for such acquisition shall have consisted solely of common stock or Permitted Preferred Stock of the Parent (including options, warrants or other rights to purchase shares of such common stock or Permitted
Preferred Stock), cash, Indebtedness of the Parent or a





                                                                              24

Restricted Subsidiary, or a combination of the foregoing, (f) after giving effect to such acquisition, the aggregate amount of cash consideration paid in connection with all acquisitions constituting "Permitted Acquisitions"
(disregarding amounts paid or received pursuant to customary purchase price adjustments and indemnification provisions, and net of all Net Proceeds previously received from sales of assets acquired pursuant to Permitted
Acquisitions in accordance with clause (viii) of Section 6.04(b)), plus the aggregate principal amount of all Acquisition Indebtedness issued as consideration in connection with or incurred or assumed in connection with or otherwise resulting from such acquisitions (on a cumulative basis, including
Acquisition Indebtedness previously repaid or prepaid), shall not exceed the Acquisition Basket Amount at the time (provided that the aggregate principal amount of all such Acquisition Indebtedness shall not exceed 33 1/3% of the Acquisition Basket Amount), and (g) the Parent has delivered to the Administrative Agent, not less than five Business Days prior to such acquisition, an officer's certificate to the effect set forth in clauses (a) through (f) above, together with all relevant financial information for the business or entity being acquired.

                  "Permitted Encumbrances" means:

                  (a) Liens imposed by law for taxes, assessments, governmental charges or similar claims that are not yet due or are being contested in compliance with Section 5.05;

                  (b) statutory or common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other similar Liens, arising in the ordinary course of business and securing obligations that are not yet delinquent or are being contested in compliance with Section 5.05;

                  (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

                  (d) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, surety and appeal bonds, government contracts, performance and return-of-money





                                                                              25

         bonds and other obligations of a like nature, in each case in the ordinary course of business, and a bank's unexercised right of set-off with respect to deposits made in the ordinary course;

                  (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

                  (f) easements, municipal and zoning ordinances, rights-of-way and similar encumbrances on or defects or other irregularities of title to real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Parent or any Restricted Subsidiary;

                  (g) interests of lessees under leases or subleases granted by the Parent or a Restricted Subsidiary as lessor that do not materially interfere with the ordinary course of business of the Parent and the Restricted Subsidiaries, taken as a whole;

                  (h) Liens encumbering property or assets under construction arising from progress or partial payments made by a customer of the Parent or a Restricted Subsidiary relating to such property or assets;

                  (i) any interest or title of a lessor in any property subject to any lease otherwise permitted by the Loan Documents; and

                  (j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United
         States of America (or by any agency thereof to the extent such obligations are backed





                                                                              26

         by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United
         States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

                  "Permitted Preferred Stock" means capital stock of the Parent
(other than Disqualified Stock) of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of the Parent, over shares of capital stock of any other class of the Parent.

                  "Permitted Receivables Financing" means an arrangement for financing accounts receivable of one or more Restricted Subsidiaries pursuant to which such accounts receivable are sold, without recourse (except as customary in accounts receivable financing arrangements), to a Special Purpose
Financing Subsidiary or to banks or other financial institutions pursuant to a "true sale" transaction and, in the case of a sale to a Special Purpose
Financing Subsidiary, such Subsidiary either resells such accounts receivable to banks or other financial institutions or borrows under a credit facility provided to it by banks or other financial institutions and secured by such accounts receivable.






                                                                              27

                  "Permitted Receivables Indebtedness" means Indebtedness of one or more Restricted Subsidiaries for borrowed money under one or more revolving credit facilities; provided that (a) such Indebtedness is for working capital purposes and is secured by accounts receivable of one or more
Restricted Subsidiaries and (b) the aggregate principal amount of all such Indebtedness outstanding at any time does not exceed 80% of such accounts receivable net of reserves and allowances for doubtful accounts, determined in accordance with GAAP.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section
412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Prepayment Event" means:

                  (a) any direct or indirect sale, transfer or other disposition after the Effective Date (including pursuant to a sale and leaseback transaction) of any property or asset (other than Collateral) of the Parent or any Restricted Subsidiary (other than dispositions described in clauses (i), (ii), (iii), (v), (vi), (viii),
         (x), (xii) and (to the extent such sales are made in the ordinary course of business) (ix) of Section 6.04(b)); or

                  (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset (other than Collateral) of the Parent or any Restricted Subsidiary after the Effective Date;

provided that (i) such events shall not constitute "Prepayment Events" to the extent that the aggregate Net Proceeds from all such events are less than $15,000,000 (or on and after January 1, 2002, $30,000,000) during any fiscal year of the Parent, (ii) any such event referred to in clause (a) above shall not constitute a "Prepayment Event" if the Parent elects (by notice to the Administrative Agent within five Business





                                                                              28

Days after receipt of the Net Proceeds of such event) to reinvest the Net
Proceeds of such event in Additional Assets as promptly as practicable, but in any event within 180 days, after the receipt of the Net Proceeds of such event and (iii) any such event referred to in clause (b) above shall not constitute a "Prepayment Event" if the Parent elects (by notice to the Administrative Agent within five Business Days after receipt of the Net Proceeds of such event) to apply the Net Proceeds of such event to repair, restore or replace the affected property or asset or to reinvest such Net Proceeds in Additional Assets as promptly as practicable, but in any event within 180 days, after the receipt of the Net Proceeds of such event; provided further that, if at the expiration of the 180-day period referred to in clause (ii) or (iii) above less than all the Net Proceeds of such event have been reinvested or applied as provided therein, then a "Prepayment Event" shall be deemed to have occurred at the expiration of such 180-day period with Net Proceeds equal to the Net Proceeds that have not been so reinvested or applied. Notwithstanding the foregoing, any Asset Sale or similar event that would not otherwise constitute a Prepayment Event hereunder but, under the terms of any indenture or other agreement governing any Material
Indebtedness, would require any prepayment or redemption of, or offer to prepay or redeem, any such Indebtedness to the extent that the Net Proceeds therefrom are not reinvested within a specified period of time, shall constitute a Prepayment Event to the extent that the Net Proceeds therefrom are not reinvested in accordance with clause (ii) above.

                  "Prime Rate" means the rate of interest per annum published from time to time in the "Money Rates" column (or any successor column) of The
Wall Street Journal as the prime rate or, if such rate shall cease to be so published or is not available for any reason, the rate of interest publicly announced from time to time by any commercial bank based in New York City selected by the Administrative Agent for the purpose of quoting such rate, provided such commercial bank has a combined capital and surplus and undivided profits of not less than $500,000,000. Each change in the Prime Rate shall be effective from and including the date such change is published.

                  "Purchase Money Debt Limit" means (a) during the period prior to January 1, 2003, $500,000,000 and (b) during the period on and after January 1, 2003, and prior to January 1, 2004, $1,000,000,000; provided that the Purchase Money Debt Limit





                                                                              29

in effect at any time shall be increased upon any termination or reduction of the Commitments pursuant to Section 2.06(d) by an amount equal to the Commitments so terminated or the amount by which the Commitments are so reduced, as the case may be.

                  "Purchase Price" means amounts paid or payable for Products
(as defined in the Supply Agreement) pursuant to invoices delivered pursuant to the Supply Agreement.

                  "Register" has the meaning set forth in Section 9.04.

                  "Related Parties" means, with respect to any specified
Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Repayment" means, in respect of any Indebtedness, the direct or indirect repayment, prepayment, redemption, purchase, acquisition, defeasance, retirement or other satisfaction of the principal of such Indebtedness, in whole or in part, whether optional or mandatory. "Repay" has a meaning correlative thereto.

                  "Required Lenders" means, at any time, Lenders having outstanding Loans, Deferred Interest and Commitments representing more than 50% of the sum of the total outstanding Loans, Deferred Interest and Commitments at such time; provided that at any time (on or after the first date on which Lenders (other than Lucent Lenders) hold Commitments, Loans and Deferred
Interest aggregating $100,000,000 or more) that Lucent Lenders have outstanding
Loans, Deferred Interest and Commitments representing more than 50% of the sum of all outstanding Loans, Deferred Interest and Commitments at such time, "Required Lenders" means each of (i) the Lucent Lenders at such time and (ii) other Lenders holding more than 50% of the outstanding Loans, Deferred Interest and Commitments (excluding those held by Lucent Lenders) at such time.

                  "Restricted Payment" means (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Parent or any Restricted
Subsidiary, (b) any Repayment of any Subordinated Indebtedness or (c) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or





                                                                              30

termination of any shares of any class of capital stock of the Parent or any Restricted Subsidiary or any option, warrant or other right to acquire any such shares of capital stock of the Parent or any Restricted Subsidiary.

                  "Restricted Subsidiary" means any Subsidiary that is not an Unrestricted Subsidiary.

                  "S&P" means Standard & Poor's.

                  "Secured Indebtedness" means any Indebtedness of the Parent or any Restricted Subsidiary that is secured by a Lien on any asset of the Parent or any Subsidiary.

                  "Security Agreement" means the Security Agreement between the Borrower and the Collateral Agent, substantially in the form of Exhibit E.

                  "Service Licenses" means licenses, permits, certifications and other authorizations issued or granted by the FCC or state or other regulatory authorities permitting or authorizing utilization of radio waves, air waves or portions of the air wave or radio wave spectrum for purposes of transmitting sound, data, video or other forms of communication, including authorizations to provide personal communications service, cellular service or local multipoint distribution service or to be a common carrier or to provide local, intralata or interlata communications service.

                  "Special Purpose Equipment Subsidiary" means any Restricted
Subsidiary that is established to own equipment (other than assets constituting
Collateral or other assets the removal or loss of which would adversely affect the value of assets constituting Collateral) and to finance the acquisition of such equipment by incurring Indebtedness prior to or within 90 days after the acquisition of such equipment; provided that (a) the only Indebtedness of such Restricted Subsidiary is Indebtedness incurred to finance the acquisition of such equipment and such Indebtedness is otherwise permitted by this Agreement,
(b) such Indebtedness does not exceed the cost of such equipment (plus the amount of any cash proceeds of such Indebtedness held by such Restricted
Subsidiary pending purchase of equipment to be purchased with such proceeds) and finances not less than 80% of the cost thereof, (c) such Restricted
Subsidiary does not own any assets other than the equipment so financed, other immaterial assets incidental to the ownership of such equipment, cash proceeds of such





                                                                              31

Indebtedness (and Permitted Investments made with such proceeds) pending the purchase of such equipment with such proceeds and rights as lessor under any leases of such equipment and (d) such Restricted Subsidiary does not engage in any other activity (other than activities incidental to the ownership, financing, sale and leasing of such equipment); provided further that any such Restricted Subsidiary shall cease to constitute a "Special Purpose Equipment
Subsidiary" when all such Indebtedness of such Restricted Subsidiary has been repaid. Each of WEC and WEC II shall constitute a Special Purpose Equipment
Subsidiary so long as it shall satisfy the foregoing criteria.

                  "Special Purpose Financing Subsidiary" means any Restricted
Subsidiary that is established in connection with a Permitted Receivables
Financing; provided that (a) the activities of such Restricted Subsidiary are limited to the purchase of accounts receivable without recourse to the Parent or any other Restricted Subsidiary, the resale or financing thereof pursuant to such Permitted Receivables Financing and activities incidental thereto and (b) such Restricted Subsidiary does not have any Indebtedness other than Indebtedness incurred to finance accounts receivable purchased by it.

                  "Special Purpose License Subsidiary" means any Restricted
Subsidiary that is established to own or hold one or more Service Licenses for the telecommunications business conducted by one or more other Restricted
Subsidiaries; provided that such Restricted Subsidiary (a) does not own any other assets (other than immaterial assets incidental to the ownership of such Service Licenses), (b) does not engage in any other activity (other than activities incidental to the ownership of such Service Licenses) and (c) does not have any Indebtedness.

                  "Special Service Licenses" means Service Licenses that are limited in number for a specified area, territory or market, including Service
Licenses for personal communications service, cellular service or other mobile wireless service. Special Service Licenses do not include Service Licenses for the 38GHz radio spectrum, fixed local multipoint distribution service or for other fixed wireless services.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate





                                                                              32

of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which any commercial banks subject to regulation by the Board are subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR
Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve
Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subordinated Indebtedness" means any Indebtedness of the Parent or any Restricted Subsidiary (other than Indebtedness owing to the Parent or a Restricted Subsidiary) that is, by its terms, subordinated in right of payment to the payment of any of the Obligations.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of the Parent.

                  "Supply Agreement" means the Supply Agreement dated as of October 21, 1998 between Lucent and the Parent.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Telecommunications Assets" means any (i) entity or business substantially all the revenues of which are derived from (a) providing transmission of sound, data or video; (b) the sale or provision of phone cards, "800" services, voice mail, switching, enhanced telecommunications services,





                                                                              33

telephone directory or telephone number information services or telecommunications network intelligence; or (c) any business ancillary or directly related to the businesses referred to in clause (a) or (b) above and
(ii) any assets used primarily to effect such transmission or provide the products or services referred to in clause (a) or (b) above and any directly related or ancillary assets, including licenses and applications, bids and agreements to acquire licenses, or other authority to provide transmission services previously granted, or to be granted, by the FCC or state or other regulatory authorities.

                  "Telecommunications Subsidiary" means (i) WinStar Gateway
Network, Inc., WinStar Wireless, Inc., WinStar Milliwave, Inc., WinStar Locate,
Inc., and WinStar Wireless Fiber Corp. and, in each case, its successors and
(ii) any other Restricted Subsidiary that holds more than a de minimis amount of Telecommunications Assets.

                  "Total Capitalization" means, as of any date of determination, the sum of (a) Consolidated Indebtedness as of such date plus
(b) the amount of paid in capital of the Parent on such date determined on a consolidated basis in accordance with GAAP plus (c), if positive, the retained earnings of the Parent on such date determined on a consolidated basis in accordance with GAAP.

                  "Tranche 1 Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Tranche 1
Availability Termination Date and the date of termination of the Commitments.

                  "Tranche 1 Availability Termination Date" means the earlier of (i) the first anniversary of the Effective Date and (ii) the date the Commitments are fully drawn.

                  "Tranche 1 Loans" means Loans made or deemed made pursuant to this Agreement during the Tranche 1 Availability Period.

                  "Tranche 1 Maturity Date" means the date that is the sixteenth scheduled Tranche 1 Payment Date.

                  "Tranche 1 Payment Date" means each March 31, June 30,
September 30 and December 31, commencing on and including the first such date that occurs after the fourth





                                                                              34

anniversary of the Effective Date, and ending on and including the Tranche 1 Maturity Date.

                  "Tranche 2 Availability Period" means the period from and including the Tranche 1 Availability Termination Date to but excluding the earlier of the Tranche 2 Availability Termination Date and the date of termination of the Commitments.

                  "Tranche 2 Availability Termination Date" means the earlier of (i) the second anniversary of the Effective Date and (ii) the date the Commitments are fully drawn.

                  "Tranche 2 Loans" means Loans made or deemed made pursuant to this Agreement during the Tranche 2 Availability Period.

                  "Tranche 2 Maturity Date" means the date that is the sixteenth scheduled Tranche 2 Payment Date.

                  "Tranche 2 Payment Date" means each March 31, June 30,
September 30 and December 31, commencing on and including the first such date that occurs after the fourth anniversary of the first day of the Tranche 2
Availability Period, and ending on and including the Tranche 2 Maturity Date.

                  "Tranche 3 Availability Period" means the period from and including the Tranche 2 Availability Termination Date to but excluding the earlier of the Tranche 3 Availability Termination Date and the date of termination of the Commitments.

                  "Tranche 3 Availability Termination Date" means the earlier of (i) the third anniversary of the Effective Date and (ii) the date the Commitments are fully drawn.

                  "Tranche 3 Loans" means Loans made or deemed made pursuant to this Agreement during the Tranche 3 Availability Period.

                  "Tranche 3 Maturity Date" means the date that is the sixteenth scheduled Tranche 3 Payment Date.

                  "Tranche 3 Payment Date" means each March 31, June 30,
September 30 and December 31, commencing on and including the first such date that occurs after the fourth





                                                                              35

anniversary of the first day of the Tranche 3 Availability Period, and ending on and including the Tranche 3 Maturity Date.

                  "Tranche 4 Availability Period" means the period from and including the Tranche 3 Availability Termination Date to but excluding the earlier of the Tranche 4 Availability Termination Date and the date of termination of the Commitments.

                  "Tranche 4 Availability Termination Date" means the earlier of (i) the fourth anniversary of the Effective Date and (ii) the date the Commitments are fully drawn.

                  "Tranche 4 Loans" means Loans made or deemed made pursuant to this Agreement during the Tranche 4 Availability Period.

                  "Tranche 4 Maturity Date" means the date that is the sixteenth scheduled Tranche 4 Payment Date.

                  "Tranche 4 Payment Date" means each March 31, June 30,
September 30 and December 31, commencing on and including the first such date that occurs after the fourth anniversary of the first day of the Tranche 4
Availability Period, and ending on and including the Tranche 4 Maturity Date.

                  "Tranche 5 Availability Period" means the period from and including the Tranche 4 Availability Termination Date to but excluding the earlier of the Tranche 5 Availability Termination Date and the date of termination of the Commitments.

                  "Tranche 5 Availability Termination Date" means the earlier of (i) the fifth anniversary of the Effective Date and (ii) the date the Commitments are fully drawn.

                  "Tranche 5 Loans" means Loans made or deemed made pursuant to this Agreement during the Tranche 5 Availability Period.

                  "Tranche 5 Maturity Date" means the date that is the sixteenth scheduled Tranche 5 Payment Date.

                  "Tranche 5 Payment Date" means each March 31, June 30,
September 30 and December 31, commencing on and





                                                                              36

including the first such date that occurs after the fourth anniversary of the first day of the Tranche 5 Availability Period, and ending on and including the Tranche 5 Maturity Date.

                  "Transactions" means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans and the use of the proceeds thereof.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                  "Unrestricted Subsidiary" means (i) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Parent in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Parent may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary), other than the Borrower, a Guarantor Subsidiary, a Special
Purpose Equipment Subsidiary or a Special Purpose License Subsidiary, to be an
Unrestricted Subsidiary unless such Subsidiary owns any capital stock of, or owns or holds any Lien on any property of, the Parent or any Restricted
Subsidiary; provided, that neither the Parent nor the Restricted Subsidiaries has any Guarantee of any Indebtedness of such Subsidiary outstanding at the time of such designation and either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, that such designation would be permitted under the provisions of
Section 6.04. Notwithstanding the foregoing, WinStar New Media Company, Inc.,
WinStar Credit Corp., WinStar Multichannel Corp., WinStar LHC2, LLC and WinStar
Global Products, Inc. and their direct and indirect subsidiaries are Unrestricted Subsidiaries. The Board of Directors of the Parent may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that immediately after giving effect to such designation (x) except with respect to such designation of a Foreign Telecommunications Subsidiary, the Leverage Ratio is greater than zero and less than 5.0 to 1.0 and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Parent shall be evidenced to the Administrative Agent by filing with the





                                                                              37

Administrative Agent a certified copy of the resolution of the Board of Directors of the Parent giving effect to such designation and a certificate of a Financial Officer of the Parent certifying that such designation complied with the foregoing conditions. Anything to the contrary contained in this Agreement notwithstanding, no Telecommunications Subsidiary may be designated an Unrestricted Subsidiary unless (a) such Telecommunications Subsidiary is organized in a jurisdiction outside the United States of America and substantially all of its assets and operations are located and conducted outside the United States of America or (b) such Telecommunications Subsidiary is a holding company and substantially all its assets consist of investments in Telecommunications Subsidiaries described in clause (a) above (each such Subsidiary described in clause (a) and (b) above, a "Foreign Telecommunication
Subsidiary"). For purposes of this definition, the Leverage Ratio shall be computed at the end of the most recent fiscal quarter for which financial statements were furnished to the Administrative Agent pursuant to Section
5.01(a) or (b). For purposes of this definition, in calculating the Leverage
Ratio (x) pro forma effect shall be given to any Indebtedness incurred from the beginning of the period of four consecutive quarters of the Parent ended on the date of such computation, or if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Parent most recently ended prior to such date (any such four full fiscal quarter period being referred to herein as a "Four Quarter Period") through the date of such designation (including any Indebtedness incurred on the date of such designation), to the extent outstanding on the date of such designation, (y) if during the period commencing on the first day of such Four Quarter Period through the date of such designation (the "Reference Period"), the Parent or any of the Restricted Subsidiaries shall have engaged in any Asset Sale, Consolidated EBITDA for such period shall be reduced by an amount equal to Consolidated EBITDA (if positive), or increased by an amount equal to Consolidated EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale and any related retirement of Indebtedness as if such Asset Sale and related retirement of Indebtedness has occurred on the first day of such Reference Period or (z) if during such Reference Period, the Parent or any of the Restricted Subsidiaries shall have made any such Asset
Acquisition, Consolidated EBITDA shall be calculated on a pro forma basis as if such Asset Acquisition and any incurrence of Indebtedness to finance such Asset
Acquisition had taken place on the first day of such Reference Period.





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                  "WEC" means WinStar Equipment Corp., a Delaware corporation.

                  "WEC II" means WinStar Equipment II Corp., a
Delaware corporation.

                  "Withdrawal Liability" means liability to a Multiemployer
Plan as a result of a complete or partial withdrawal from such Multiemployer
Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class
(e.g., a "Tranche 1 Loan") or by Type (e.g., a "LIBOR Loan") or by Class and
Type (e.g., a "Tranche 1 LIBOR Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Tranche 1 Borrowing") or by Type (e.g., a "LIBOR
Borrowing") or by Class and Type (e.g., a "Tranche 1 LIBOR Borrowing").

                  SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase
"without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise
(a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words
"herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, contract rights, licenses and intellectual property.





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                  SECTION 1.04. Accounting Terms; GAAP. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Parent notifies the Administrative Agent that the Parent requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Parent that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                  (b) Each reference herein to any financial term, definition or computation that is to be calculated for or with respect to the Parent and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP shall be calculated excluding and without giving effect to any consolidated subsidiary of the Parent that is not a Restricted Subsidiary (including
Unrestricted Subsidiaries) or any investment therein or earnings thereon, except to the extent otherwise expressly provided herein.


                                   ARTICLE II

                                   The Loans

                  SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender with an Available Commitment agrees to make Loans to the Borrower at any time and from time to time during each Availability Period in an aggregate principal amount not exceeding its remaining Available Commitment at the time. Amounts repaid in respect of Loans may not be reborrowed.

                  SECTION 2.02.  Loans and Borrowings.  (a)  Each Loan
shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Available Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations





                                                                              40

hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Section 2.12, each Borrowing shall be comprised entirely of LIBOR Loans or ABR Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any LIBOR
Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $5,000,000. Borrowings of more than one
Type and Class may be outstanding at the same time; provided that there shall not be more than 12 LIBOR Borrowings of the same Class outstanding at the same time.

                  (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing as a LIBOR Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date for the Loans included in such Borrowing.

                  SECTION 2.03. Requests for Borrowings. To request a
Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a LIBOR Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed
Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing;
provided that (i) the Borrower may make only one request for a Borrowing in any single calendar month (it being understood that all Borrowings made by the Borrower on the same date shall be treated as a single request for a Borrowing for purposes of this limitation) and (ii) if any Lucent Lender has an Available
Commitment at the time of such Borrowing and any portion of the proceeds of such Borrowing to be funded by such Lucent Lender would be required to be funded by such Lucent Lender other than as a credit against amounts owing to Lucent or an Affiliate of Lucent as provided in Section 2.04, then the applicable Borrowing Request shall be made not later than five Business Days before





                                                                              41

the date of the proposed Borrowing (in the case of a LIBOR Borrowing) or three
Business Days before the date of the proposed Borrowing (in the case of an ABR
Borrowing). Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative
Agent of a written Borrowing Request in a form approved by the Administrative
Agent and signed by the Borrower. Each such telephonic and written Borrowing
Request shall specify the following information in compliance with Section
2.02:

                  (i) the aggregate amount of such Borrowing and a reasonably detailed description of the use of the proceeds therefrom (and each written Borrowing Request shall attach copies of all invoices to be paid with such proceeds) and indicating the portion, if any, of such Borrowing that is financing the Purchase Price of any Third Party
         Products (as defined in the Supply Agreement);

                  (ii) the date of such Borrowing, which shall be a Business
         Day;

                  (iii) whether such Borrowing is to be a LIBOR Borrowing or an ABR Borrowing;

                  (iv) in the case of a LIBOR Borrowing, the initial Interest
         Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (v) the location and number of the account or accounts to which funds (if any) are to be disbursed, which shall comply with the requirements of Section 2.04.

If no election as to the Type of Borrowing is specified, then the requested
Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested LIBOR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender with an Available Commitment of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.






                                                                              42

                  SECTION 2.04. Funding of Borrowings. (a) Each Lender with an
Available Commitment shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The
Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request. Notwithstanding the foregoing, if the proceeds of any Borrowing are to be used to make any payment to or for the account of Lucent or any Affiliate thereof (i) if any Lucent Lender has an Available Commitment, then such Lucent Lender may make its Loan by crediting the amount thereof against the payment obligations to Lucent or any such Affiliate and shall be deemed to have made a Loan in the amount of such credit and (ii) the Administrative Agent will make the Loans of the other Lenders available to the Borrower by promptly crediting the amounts so received from such other Lenders, in immediately available funds, to an account of Lucent maintained with the Administrative Agent for such purpose, to the extent of the proceeds of such Loans designated to be used to make payments to Lucent or any of its Affiliates (after giving effect to any credits pursuant to clause (i) above) and the balance, if any, of such proceeds shall be made available to the Borrower as provided in the preceding sentence.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative
Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with



                                                                              43

banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans of the same Class. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                  SECTION 2.05. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBOR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a LIBOR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

                  (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic
Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest
Election Request in a form approved by the Administrative Agent and signed by the Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph (f) of this Section:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);






                                                                              44

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be a LIBOR
         Borrowing or an ABR Borrowing; and

                  (iv) if the resulting Borrowing is a LIBOR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a LIBOR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election
Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the Borrower fails to deliver a timely Interest
Election Request with respect to a LIBOR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a LIBOR Borrowing and (ii) unless repaid, each LIBOR Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                  (f) A Borrowing of any Class may not be converted to or continued as a LIBOR Borrowing if after giving effect thereto (i) the Interest
Period therefor would commence before and end after a date on which any principal of the Loans of such Class is scheduled to be repaid and (ii) the sum of the aggregate principal amount of outstanding LIBOR Borrowings of such Class with Interest Periods ending on or prior to such scheduled repayment date plus the aggregate principal amount of outstanding ABR Borrowings of such Class would be less than the aggregate principal amount of Loans of such Class required to be repaid on such scheduled repayment date.





                                                                              45

                  SECTION 2.06.  Termination and Reduction of
Commitments. (a) Unless previously terminated, the Commitments shall terminate on the Tranche 5 Availability
Termination Date.

                  (b) On the date of each Loan made by any Lender such Lender's
Commitment shall be reduced by an amount equal to such Loan. On each date that interest on a Loan of any Lender is deferred pursuant to clause (iv) of Section
2.11(d), such Lender's Commitment shall be reduced by the amount of such Deferred Interest.

                  (c) In the event that a prepayment would be required pursuant to paragraph (b), (c), (d) or (e) of Section 2.09, all Commitments then in effect shall be reduced ratably by an aggregate amount equal to the excess, if any, of the amount of the required prepayment over the aggregate principal amount of Loans and Deferred Interest outstanding immediately prior to giving effect to such prepayment.

                  (d) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that each reduction of the Commitments pursuant to this paragraph (d) shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

                  (e) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (d) of this Section at least one Business Day prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative
Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments pursuant to paragraph (d) of this Section shall be made ratably among the Lenders in accordance with their respective Commitments; provided that the Borrower may, in its discretion, reduce the Commitments of Lucent
Lenders in excess of their Available Commitments pursuant to such paragraph (d) without reducing the Commitments of other Lenders.

                  SECTION 2.07.  Repayment of Loans; Evidence of Debt.
(a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the





                                                                              46

then unpaid principal amount of each Loan of such Lender and any Deferred
Interest thereon as provided in Section 2.08.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest (including Deferred Interest) payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest (including Deferred Interest) due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender such a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.
Thereafter, the Loans evidenced by such promissory note and interest thereon
(including Deferred Interest) shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.08.  Amortization of Loans.  (a)  Subject
to adjustment pursuant to paragraph (g) of this Section, the Borrower shall repay Tranche 1 Borrowings and Deferred
Interest thereon on each Tranche 1 Payment Date in an





                                                                              47

aggregate amount equal to 6.250% of the sum of all Tranche 1 Loans made or deemed made hereunder and all Deferred Interest thereon (including amounts previously repaid or prepaid).

                  (b) Subject to adjustment pursuant to paragraph (g) of this Section, the Borrower shall repay Tranche 2 Borrowings and Deferred Interest thereon on each Tranche 2 Payment Date in an aggregate amount equal to 6.250% of the sum of all Tranche 2 Loans made or deemed made hereunder and all Deferred Interest thereon (including amounts previously repaid or prepaid).

                  (c) Subject to adjustment pursuant to paragraph (g) of this Section, the Borrower shall repay Tranche 3 Borrowings and Deferred Interest thereon on each Tranche 3 Payment Date in an aggregate amount equal to 6.250% of the sum of all Tranche 3 Loans made or deemed made hereunder and all Deferred Interest thereon (including amounts previously repaid or prepaid)

                  (d) Subject to adjustment pursuant to paragraph (g) of this Section, the Borrower shall repay Tranche 4 Borrowings and Deferred Interest thereon on each Tranche 4 Payment Date in an aggregate amount equal to 6.250% of the sum of all Tranche 4 Loans made or deemed made hereunder and all Deferred Interest thereon (including amounts previously repaid or prepaid).

                  (e) Subject to adjustment pursuant to paragraph (g) of this Section, the Borrower shall repay Tranche 5 Borrowings and Deferred Interest thereon on each Tranche 5 Payment Date in an aggregate amount equal to 6.250% of the sum of all Tranche 5 Loans made or deemed made hereunder and all Deferred Interest thereon (including amounts previously repaid or prepaid).

                  (f) To the extent not previously paid, all Loans of each Class and Deferred Interest thereon shall be due and payable on the Maturity
Date with respect to Loans of such Class.

                  (g) Any prepayment of a Borrowing (and Deferred Interest thereon, if applicable) of any Class shall be applied to reduce ratably the subsequent scheduled repayments of the Borrowings and Deferred Interest thereon of such Class to be made pursuant to this Section; provided that any prepayment of a Borrowing and Deferred Interest thereon of any Class that is





                                                                              48

made pursuant to Section 2.09(a) shall be applied to reduce the subsequent scheduled repayments of the Borrowings of such Class to be made pursuant to this Section in reverse chronological order.

                  (h) Prior to any repayment of any Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment; provided that each repayment of Borrowings of any Class shall be applied to repay any outstanding ABR Borrowings of such Class before any other
Borrowings of such Class. If the Borrower fails to make a timely selection of the Borrowing or Borrowings to be repaid, such repayment shall be applied, first, to repay any outstanding ABR Borrowings of the applicable Class and, second, to other Borrowings of the applicable Class in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first). Each repayment of a Borrowing or Deferred Interest thereon shall be applied, first, ratably to Deferred Interest on the Loans included in the repaid Borrowing and, second, ratably to the Loans included in the repaid Borrowing. Repayments of Borrowings or Deferred Interest thereon shall be accompanied by the payment of accrued interest (other than Deferred Interest) on the amount thereof.

                  SECTION 2.09.  Prepayment of Loans.  (a)  The
Borrower shall have the right at any time and from time to time to prepay any Borrowing or Deferred Interest thereon in whole or in part subject to the requirements of this Section.

                  (b) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Parent or any Restricted Subsidiary in respect of any Prepayment Event, the Borrower shall, within six Business Days after such Net Proceeds are received, prepay Borrowings and Deferred Interest in an aggregate amount equal to such Net Proceeds.

                  (c) In the event and on each occasion that any Collateral
Trigger Event occurs, the Borrower shall, within three Business Days after the date that such Collateral Trigger Event occurs, prepay Borrowings and Deferred
Interest in an aggregate amount equal to the Collateral Prepayment Amount with respect to such Collateral Trigger Event.





                                                                              49

                  (d) Following the end of each fiscal year of the Parent, commencing with the first fiscal year ending after the date of this Agreement for which there is any Excess Cash Flow, the Borrower shall prepay Borrowings and Deferred Interest in an aggregate amount equal to 50% of Excess Cash Flow for such fiscal year. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to
Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 90 days after the end of such fiscal year).

                  (e) In the event and on each occasion that the Parent or any Restricted Subsidiary Repays any Indebtedness of the Parent or any Restricted
Subsidiary or Indebtedness for borrowed money which the Parent or any Restricted Subsidiary has Guaranteed, then the Borrower shall, within three
Business Days after the date of such Repayment, prepay Borrowings and Deferred
Interest in an aggregate amount equal to the product of (x) the sum of the aggregate principal amount of the Loans outstanding at the time plus Deferred
Interest thereon, multiplied by (y) a fraction, the numerator of which is the aggregate principal amount of such Repayment, and the denominator of which is the amount of Consolidated Indebtedness immediately prior to such Repayment
(excluding Indebtedness in respect of the Loans and Deferred Interest and Indebtedness outstanding under revolving credit facilities); provided that prepayments of Borrowings and Deferred Interest shall not be required pursuant to this paragraph in respect of (i) any Repayment of the Loans, (ii) any scheduled repayment or mandatory prepayment of Indebtedness, (iii) any Repayment of Indebtedness to the extent such Repayment is refinanced by incurring other Indebtedness that (A) has a scheduled maturity date that is on or after the scheduled maturity date of the Indebtedness being refinanced, (B) has a weighted average life to maturity that is equal to or longer than the remaining weighted average life to maturity of the Indebtedness being refinanced, determined immediately prior to giving effect to such Repayment,
(C) does not include any provisions that may require mandatory Repayment thereof prior to scheduled maturity, other than scheduled repayments taken into consideration in determining compliance with clause (B) above and other provisions that are not materially more burdensome than any such provisions included in the Indebtedness being refinanced, (D) is issued or incurred by the same Person that issued or incurred the Indebtedness being refinanced and is not Guaranteed or secured by any Lien unless the Indebtedness





                                                                              50

being refinanced was Guaranteed or secured (in which case such Indebtedness shall not be Guaranteed by any Person that did not Guarantee the Indebtedness being refinanced and shall not be secured by a Lien on any asset that did not secure the Indebtedness being refinanced) and (E) is subordinated to the Obligations on terms no less favorable than the terms on which the Indebtedness being refinanced was so subordinated, if such refinanced Indebtedness is Subordinated Indebtedness, (iv) any Repayment of Indebtedness outstanding under a revolving credit facility to the extent that (A) the commitments of the lenders to make loans thereunder remain in effect after giving effect to such Repayment and (B) the borrower thereunder does not voluntarily reduce the principal amount available under such revolving credit facility within six months of any such prepayment, or (v) any Repayment of any Permitted
Receivables Financing or Permitted Receivables Indebtedness.

                  (f) Prior to any optional or mandatory prepayment of Borrowings or Deferred Interest hereunder, the Borrower shall select the Borrowing or Borrowings (and Deferred Interest thereon) to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph
(g) of this Section; provided that each prepayment of Borrowings of any Class shall be applied to prepay ABR Borrowings of such Class before any other
Borrowings of such Class. In the event of any optional or mandatory prepayment of Borrowings made at a time when Borrowings or Deferred Interest of more than one Class are outstanding, the Borrower shall select Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated among the Classes pro rata based on the aggregate principal amount of outstanding Borrowings
(plus the aggregate amount of Deferred Interest thereon at the time) of each such Class.

                  (g) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a LIBOR Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing (and Deferred Interest thereon) or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice,





                                                                              51

the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing (and Deferred Interest thereon) shall be in an amount that is an integral multiple of $100,000 and not less than $5,000,000, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing or Deferred Interest shall be applied, first, ratably to Deferred Interest on the Loans included in the prepaid Borrowing and, second, ratably to the Loans included in the prepaid
Borrowing. Prepayments of Borrowings or Deferred Interest thereon shall be accompanied by the payment of accrued interest(other than Deferred Interest) on the amount prepaid.

                  (h) Notwithstanding the foregoing, any Lender who holds a Designated Loan may, by notice to the Administrative Agent by telephone
(confirmed by telecopy) at least one Business Day prior to the applicable prepayment date, decline all or any portion of any prepayment of such Designated Loan pursuant to this Section (other than an optional prepayment pursuant to paragraph (a) of this Section, which may not be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay such Designated Loan but was so declined shall be applied to prepay other Loans (other than Designated Loans) in accordance with paragraph (f) of this Section. Any Lender holding a Designated Loan who is entitled to, but does not, decline any such prepayment shall not be entitled to receive any prepayment fee pursuant to paragraph (b) of Section 2.14 with respect to such prepayment.

                  SECTION 2.10. Fees. (a) The Borrower agrees to pay to the
Administrative Agent for the account of each Lender a commitment fee, which shall accrue (at the rate per annum separately agreed) on the average daily amount of the Available Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Commitments terminate. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the Effective Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).






                                                                              52

                  (b) The Borrower agrees to pay to Lucent, for its own account, fees in the amounts and at the times separately agreed.

                  (c) The Borrower agrees to pay to the Administrative Agent
(if other than Lucent) and the Collateral Agent, for its own account, fees in the amounts and at the times separately agreed.

                  (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, (i) to the applicable Agent, (ii) to Lucent, in the case of fees payable to it, or (iii) to the Administrative
Agent, in the case of commitment fees, for distribution to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.11.  Interest.  (a)  The Loans comprising
each ABR Borrowing (and Deferred Interest thereon) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

                  (b) The Loans comprising each LIBOR Borrowing (and Deferred
Interest thereon) shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

                  (c) Notwithstanding the foregoing if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

                  (d) All accrued interest (other than Deferred Interest) on each Loan and all accrued interest on the Deferred Interest on such Loan (other than Deferred Interest) shall be payable in arrears on each Interest Payment
Date for such Loan; provided that (i) interest accrued pursuant to paragraph
(c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (or Deferred Interest thereon), accrued interest on the principal amount of such Loan (or on such Deferred Interest, as the case may be) repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan (including accrued





                                                                              53

interest on any Deferred Interest thereon) shall be payable on the effective date of such conversion and (iv) the Borrower may, at its option, elect to defer payment of any interest payable on any Loan (including interest payable on Deferred Interest thereon, but excluding Deferred Interest that becomes due pursuant to the terms of this Agreement) of any Class until the earlier of (A) the date on which such Loan and Deferred Interest thereon are repaid or prepaid and (B) the end of the Availability Period for Loans of such Class; provided further that (1) any Deferred Interest on any Loan (including Deferred Interest on Deferred Interest) shall accrue interest from and including the date on which such Deferred Interest was initially due at the same rate as the principal amount of such Loan, (2) to the extent that the amount of any interest to be deferred with respect to any Loan of any Lender pursuant to clause (iv) above would, when aggregated with any Loan to be made by such Lender on the applicable Interest Payment Date, exceed the amount of such Lender's Available Commitment on such Interest Payment Date, such interest shall not be deferred on such date and shall be payable as provided herein, and
(3) interest shall not be deferred (and shall be payable as provided herein) with respect to the portion of the outstanding Loans of any Class incurred to finance the Purchase Price of any Third Party Products (as defined in the Supply Agreement).

                  (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate
Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed
(including the first day but excluding the last day). The applicable Alternate
Base Rate or Adjusted LIBO Rate shall be determined in accordance with this Agreement by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.12.  Alternate Rate of Interest.  If prior
to the commencement of any Interest Period for a LIBOR
Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or





                                                                              54

                  (b) the Administrative Agent is advised by a majority in interest of the Lenders participating in such Borrowing that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest
Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR Borrowing shall be ineffective and
(ii) if any Borrowing Request requests a LIBOR Borrowing, such Borrowing shall be made as an ABR Borrowing.

                  SECTION 2.13.  Increased Costs.  (a)  If any Change
in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

                  (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or LIBOR Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

                  (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law





                                                                              55

(taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                  (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and the basis therefor shall be delivered to the Borrower by the applicable Lender (with a copy to the Administrative Agent) and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 2.14. Break Funding Payments; Prepayment Fees. (a) In the event of (i) the payment of any principal of any LIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (ii) the conversion of any LIBOR Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto, or (iv) the assignment of any LIBOR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a LIBOR Loan, such loss, cost or expense to any Lender shall be deemed to include an amount





                                                                              56

determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this paragraph shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (b) Subject to Section 2.09(h), in the event of the payment of any principal of any Designated Loan of any Class of any Lender (other than in the amounts and on the dates scheduled to be paid in accordance with Section
2.08), the Borrower shall pay to the Administrative Agent, for the account of such Lender, at the time of such payment (in addition to any other amounts payable hereunder, including any amounts payable under paragraph (a) of this Section) a prepayment fee in the amount separately agreed.

                  SECTION 2.15. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan
Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.






                                                                              57

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document
(including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment delivered to the Borrower by a Lender, or by the Administrative
Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified
Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Each Foreign Lender shall deliver to the Borrower (with a copy to the Administrative Agent) two copies of either United States Internal
Revenue Service Form 1001 or Form 4224, or, in the case of a Foreign Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form
W-8, or any subsequent versions thereof or successors thereto (and, if such Foreign Lender delivers a Form W-8, a certificate representing that such Foreign Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder of the Borrower (within the meaning of Section
871(h)(3)(B) of the Code) and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Foreign Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the





                                                                              58

Borrower under this Agreement or any other Loan Document. Such forms shall be delivered by each Foreign Lender on or before the date it becomes a party to this Agreement or designates a new lending office. In addition, each Foreign
Lender shall deliver such forms promptly upon the obsolescence, expiration or invalidity of any form previously delivered by such Foreign Lender.
Notwithstanding any other provision of this Section 2.15, a Foreign Lender shall not be required to deliver any form pursuant to this Section 2.15 that such Foreign Lender is not legally able to deliver.

                  (f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower pursuant to this Section 2.15, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made by the Borrower under this Section 2.15 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.15 shall require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

                  SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.13, 2.14 or 2.15, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at The Chase Manhattan Bank, New York, New York, ABA no.
021000021, account no. 9101449099, phone no. (212) 552-2222 (or such





                                                                              59

other account as the Administrative Agent shall from time to time specify by notice), except that payments pursuant to Sections 2.10(b), 2.10(c), 2.13, 2.14, 2.15 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans





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to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative
Agent in accordance with banking industry rules on interbank compensation.

                  (e) Without limiting the generality of paragraph (a) above, the Borrower's obligations to make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or otherwise) shall be absolute and unconditional and shall not be subject to any delay, reduction, set-off, counterclaim, defense or recoupment for any reason, including any failure of any equipment or other assets acquired pursuant to the Supply Agreement or any part thereof, or any dispute with, breach of representation or warranty by or claim against any supplier, manufacturer, installer, vendor or distributer, including Lucent. The provisions of this paragraph shall not be construed as a waiver by the Parent or the Borrower of any rights they may have under the Supply Agreement.

                  SECTION 2.17.  Mitigation Obligations; Replacement
of Lenders.  (a)  If any Lender requests compensation under
Section 2.13, or if the Borrower is required to pay any





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additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then, if requested by the Borrower, such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment made at the Borrower's request.

                  (b) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section
2.15, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.







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                                  ARTICLE III

                         Representations and Warranties

                  Each of the Parent and the Borrower represents and warrants to the Lenders that:

                  SECTION 3.01. Organization; Powers. Each of the Parent and the Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite company or corporate, as the case may be, power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                  SECTION 3.02.  Authorization; Enforceability.  The

Transactions to be entered into by each Loan Party are within such Loan Party's corporate or company, as the case may be, powers and have been duly authorized by all necessary corporate or company, as the case may be, and, if required, stockholder or member, as the case may be, action. This
Agreement has been duly executed and delivered by each of the Parent and the Borrower and constitutes, and each other Loan
Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Parent, the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 3.03. Governmental Approvals; No Conflicts. The
Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Security Agreement, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Loan Party or any order of any Governmental
Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument evidencing or





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governing any Material Indebtedness or any other material indenture, agreement or other instrument binding upon any Loan Party or its assets, or give rise to a right thereunder to require any payment to be made by any Loan Party, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens created under the Security Agreement.

                  SECTION 3.04. Financial Condition; No Material Adverse
Change. (a) The Parent has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended December 31, 1997, reported on by Grant
Thornton LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 1998, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Parent and its consolidated subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments in the case of the statements referred to in clause (ii) above.

                  (b) Since June 30, 1998, there has been no material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Parent and the Restricted Subsidiaries, taken as a whole.

                  SECTION 3.05. Properties and Licenses. (a) Each of the Loan
Parties has good title to, or valid leasehold interests in, all the real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

                  (b) Each of the Loan Parties owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Loan Parties does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (c) The Parent and the Restricted Subsidiaries have all licenses and permits that are material to the business of the Parent and the Restricted Subsidiaries. Each license or





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permit that is material to the business of the Parent and the Restricted
Subsidiaries, is valid and in full force and effect, and the Parent and the Restricted Subsidiaries are in compliance in all material respects with the terms and conditions thereof.

                  SECTION 3.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent or the Borrower, threatened against or affecting the Parent or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

                  (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of the Parent or any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                  (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

                  SECTION 3.07. Compliance with Laws and Agreements. Each of the Parent and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.






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                  SECTION 3.08. Investment and Holding Company Status. None of the Loan Parties is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding
Company Act of 1935.

                  SECTION 3.09. Taxes. Each of the Loan Parties has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the applicable Loan Party has set aside on its books adequate reserves or (b) the filing of local Tax returns and reports to the extent that the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each such Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards
No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of all such underfunded Plans.

                  SECTION 3.11. Disclosure. The Parent and the Borrower have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any of the Loan Parties is subject that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse
Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative
Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so





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furnished, including the Parent's publicly available filings with the Securities and Exchange Commission) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
provided that, with respect to projected financial information, the Parent and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                  SECTION 3.12. Subsidiaries. Schedule 3.12 sets forth as of the date of this Agreement the name of, and the ownership interest of the Parent in, each Subsidiary of the Parent and identifies each such Subsidiary
(other than the Borrower) as either an Unrestricted Subsidiary, a Special
Purpose Equipment Subsidiary, a Special Purpose License Subsidiary, a Special
Purpose Financing Subsidiary, a Non- Material Subsidiary or a Guarantor
Subsidiary.

                  SECTION 3.13. Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of the Parent and its Restricted Subsidiaries as of the date of this Agreement. As of the date of this Agreement, all premiums in respect of such insurance have been paid.

                  SECTION 3.14. Labor Matters. As of the date hereof, there are no strikes, lockouts or slowdowns against any Loan Party pending or, to the knowledge of the Parent or the Borrower, threatened. The hours worked by and payments made to employees of the Loan Parties have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from any Loan Party, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the applicable Loan Party. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party is bound.

                  SECTION 3.15.  Supply Agreement.  The Supply
Agreement is in full force and effect. The Borrower (i) is in compliance in all material respects with the terms and conditions of the Supply Agreement and (ii) has not terminated, nor taken any action which could result in the





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termination of, the Supply Agreement (except during the Disengagement Period, as defined in the Supply Agreement).

                  SECTION 3.16.  Security Agreement.  The
representations and warranties in the Security Agreement are true and correct.

                  SECTION 3.17. Year 2000 Compliance. Any reprogramming required to permit the proper functioning, in and following the year 2000, of
(a) the computer systems of the Parent and the Subsidiaries and (b) equipment containing embedded microchips and the testing of all such systems and equipment, as so reprogrammed, will be completed by November 30, 1999, except to the extent that failure to do so would not have a Material Adverse Effect.
The cost to the Parent and the Subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Parent and the Subsidiaries (including reprogramming errors and the failure of others' systems or equipment) could not reasonably be expected to have a Material
Adverse Effect.


                                   ARTICLE IV

                                   Conditions

                  SECTION 4.01. Effective Date. The obligations of the Lenders to make the initial Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

                  (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Agents and the Lenders, dated the Effective Date and addressing such matters relating to the Loan
         Parties, the Loan Documents and the Transactions as the Administrative
         Agent shall reasonably request, in each case in form and substance





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         reasonably satisfactory to the Administrative Agent) of each of (i)
         Graubard Mollen & Miller, counsel for the Parent and the Borrower,
         (ii) Willkie Farr & Gallagher, special FCC counsel for Parent and the
         Borrower, and (iii) Cravath, Swaine & Moore, counsel for Lucent. The
         Parent and the Borrower hereby request their counsel referred to in clauses (i) and (ii) of this paragraph to deliver such opinions.

                  (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Loan Parties, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of each of the Parent and the Borrower, confirming compliance with the conditions set forth in paragraphs (a), (b) and (c) of Section 4.02.

                  (e) The Agents and Lucent shall be satisfied that all fees and other amounts due and payable to them hereunder on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document, have been paid or will be paid from the proceeds of a Borrowing to be made on the Effective Date.

                  (f) The Lenders shall be reasonably satisfied with the corporate and legal structure and capitalization of the Parent and the Restricted Subsidiaries, including the charter and by-laws of the Parent and each Restricted Subsidiary and each agreement or instrument evidencing Indebtedness.

                  (g) The Administrative Agent shall have received (i) counterparts of the Guarantee Agreement signed on behalf of the Parent and each Guarantor Subsidiary and (ii) counterparts of the Indemnity and Contribution Agreement signed on behalf of each Loan Party.





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                  (h) The Collateral Agent shall have received (i) counterparts of the Security Agreement signed on behalf of the Borrower, (ii) counterparts of an Equipment User Agreement or other document contemplated by Section 6.17, in either case signed on behalf of the initial Equipment User or Users and (iii) evidence satisfactory to it that all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement, and to protect the Borrower's ownership interest in (and the Lien of the Security Agreement on) all Collateral that will be leased to or otherwise possessed by any initial Affiliated Equipment User, have been so filed, registered or recorded.

                  (i) The Collateral Agent shall have received a completed
         Perfection Certificate dated the Effective Date and signed by a Financial Officer of the Borrower, together with all attachments contemplated thereby, including (i) the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Borrower in the jurisdictions contemplated by the Perfection
         Certificate and (ii) copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Collateral Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section
         6.02 or have been released.

                  (j) The Administrative Agent shall have received evidence satisfactory to it that the insurance required by Section 5.07 is in effect and that the Collateral Agent has been named as an additional insured and loss payee under all insurance policies to be maintained with respect to the properties of the Borrower constituting the Collateral.

                  (k) The Lenders shall have received the most recent Business
         Plan, including financial projections, and there shall have been no material adverse changes in the Business Plan compared to the information disclosed to Lucent prior to the date of execution of this Agreement.

                  (l) The Lenders (i) shall have been given access to the management, records, books of account, contracts and





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         properties of the Loan Parties and shall have received such financial, business and other information regarding the Loan Parties as the Lenders shall have reasonably requested and (ii) shall have completed their due diligence review of the Loan Parties and shall be reasonably satisfied with the results of such review.

                  (m) The Administrative Agent shall have received evidence reasonably satisfactory to it that the Restricted Subsidiaries hold all material Service Licenses and material governmental approvals, and have entered into all interconnection agreements with the incumbent local exchange providers, reasonably necessary to conduct business as a local exchange provider in each of their local markets in which they are providing local exchange service.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.
Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New
York City time, on December 31, 1998 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                  SECTION 4.02.  Each Borrowing.  The obligation of
each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

                  (a) At the time of and immediately after giving effect to such Borrowing, the representations and warranties of the Loan Parties set forth in the Loan Documents shall be true and correct (or, in the case of any representation or warranty that is not qualified as to materiality, true and correct in all material respects) on and as of the date of such Borrowing (or, in the case of any representation and warranty that expressly relates to an earlier date, on and as of such earlier date).

                  (b) At the time of and immediately after giving effect to such Borrowing no Default shall have occurred and be continuing.






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                  (c) At the time of and immediately after giving effect to such Borrowing, the Supply Agreement shall be in full force and effect and the Borrower shall be in compliance therewith in all material respects.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a),
(b) and (c) of this Section.


                                   ARTICLE V

                             Affirmative Covenants

                  Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each of the Parent and the Borrower covenants and agrees with the Lenders that:

                  SECTION 5.01.  Financial Statements and Other
Information. The Parent and the Borrower will furnish to the Administrative Agent:

                  (a) within 90 days after the end of each fiscal year of the Parent, the audited consolidated balance sheet of the Parent and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Grant Thornton LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent, the consolidated balance sheet of the Parent and related statements of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed





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         portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of the Parent's financial statements under clause (a) or (b) above, a certificate of a Financial
         Officer of each of the Parent and the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth the Leverage Ratio as of the end of the period covered by such financial statements, (iii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.11, 6.12, 6.13, 6.14, 6.15 and 6.16, (iv)
         stating whether any change in GAAP or in the application thereof that materially affects the Parent's financial statements accompanying such certificate (it being understood that any change that would affect compliance with any covenant set forth herein or the Applicable Rate shall be considered material) has occurred since the date of the Parent's audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, and (v) if the financial statements accompanying such certificate include consolidated financial information for any Unrestricted Subsidiary, setting forth on a schedule attached to such certificate a reasonably detailed calculation of all adjustments to such financial statements necessary in order to reflect the financial condition and results of operations of the Parent and the Restricted Subsidiaries on a consolidated basis in accordance with GAAP;

                  (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial





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         statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (e) promptly after the same become available but in any event within 105 days after the end of each fiscal year of the Parent, the Business Plan for the current fiscal year and updated financial projections through the earlier of (i) the eighth fiscal year thereafter and (ii) the fiscal year during which the latest Maturity
         Date occurs;

                  (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Parent to its shareholders generally, as the case may be; and

                  (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Parent or any Subsidiary, or compliance with the terms of any Loan Document, as either Agent or any Lender may reasonably request (including, if requested by any Lender, unaudited balance sheets and statements of operations for the Borrower).

                  SECTION 5.02.  Notices of Material Events.  (a)  The
Parent or the Borrower will furnish to the Administrative
Agent, the Collateral Agent and each Lender written notice of the following promptly upon obtaining knowledge thereof:

                  (i) the occurrence of any Default;

                  (ii) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Parent or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and




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            (iii) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

                  (b) The Parent or the Borrower will furnish to the Administrative Agent and the Collateral Agent written notice of the occurrence of any Collateral Trigger Event or Prepayment Event promptly after the occurrence of such event.

                  (c) Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Parent or the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 5.03. Information Regarding Collateral. (a) The
Borrower will furnish to the Collateral Agent prompt written notice of any change (i) in the Borrower's or any Affiliated Equipment User's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of the Borrower's or any Affiliated Equipment User's chief executive office, its principal place of business or any asset constituting Collateral (other than the installation of any asset constituting Collateral in a jurisdiction in which all Uniform
Commercial Code financing statements (including fixture filings, if applicable) and other appropriate filings, recordings or registrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in such jurisdiction to the extent necessary to perfect the security interests under the Security Agreement
(including, if applicable, the Borrower's ownership interest in any Collateral leased to or otherwise possessed by any Affiliated Equipment User), (iii) in the Borrower's or any Affiliated Equipment User's identity or corporate structure or (iv) in the Borrower's or any Affiliated Equipment User's Federal
Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.






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                  (b) Each year, at the time of delivery of annual financial statements for the Parent with respect to the preceding fiscal year pursuant to clause (a) of Section 5.01, the Borrower shall deliver to the Collateral Agent a certificate of a Financial Officer of the Parent or the Borrower (i) setting forth the information required pursuant to Sections 1 and 2 of the Perfection
Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and
(ii) certifying that all Uniform Commercial Code financing statements
(including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Agreement
(including the Borrower's ownership interest in any Collateral leased to or otherwise possessed by any Affiliated Equipment User) for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

                  SECTION 5.04. Existence; Conduct of Business. The Parent will, and will cause each of the Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of the business of the Parent and the Restricted
Subsidiaries, taken as a whole; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section
6.03.

                  SECTION 5.05. Payment of Obligations. The Parent will, and will cause each of the Restricted Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Parent or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien





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securing such obligation and (d) the failure to make payment pending the resolution of such contest could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.06. Maintenance of Properties. The Parent will, and will cause each of the Restricted Subsidiaries to, keep and maintain all Collateral, and all other property material to the conduct of the business of the Parent and the Restricted Subsidiaries, taken as a whole, in good working order and condition, ordinary wear and tear excepted.

                  SECTION 5.07. Insurance. (a) The Parent will, and will cause each of the Restricted Subsidiaries to, maintain, with financially sound and reputable insurance companies with AM Best's rating of A minus (A-) or better, All-Risk property insurance for the full replacement value of all property and other insurance, including public liability insurance against claims for personal injury, death or property damage occurring upon, about or in connection with the use of any properties owned, occupied or controlled by it as well as such other insurance as may be required by law.

                  (b) All policies of All-Risk property insurance maintained by or for the benefit of the Borrower with respect to the Collateral shall be (i) maintained in an amount not less than the full replacement value of all property thereof, with deductibles or self insured retention not exceeding
$100,000, and (ii) endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in favor of and satisfactory to the Collateral Agent, which endorsement shall provide that the insurance carrier shall pay all proceeds otherwise payable to any Loan Party under such policies directly to the Collateral Agent. All such policies also shall provide that none of the Borrower, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and shall contain a "Replacement Cost Endorsement", without any deduction for depreciation, "mortgagee's interest"/"breach of warranty coverage" and such other provisions as the Administrative Agent or the Collateral Agent may reasonably require from time to time to protect the interests of the Lenders. Each such policy also shall provide that it shall not be canceled (i) by reason of nonpayment of premium except upon not less than 10 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (giving the Administrative Agent and the Collateral Agent the right to





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cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent. The Borrower shall deliver to the Administrative Agent and the Collateral Agent, upon not less than 30 days' prior written notice to the cancelation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative
Agent and the Collateral Agent) together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

                  (c) The Borrower shall notify the Administrative Agent and the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section is taken out by any Loan Party, and shall promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

                  SECTION 5.08. Books and Records; Inspection Rights. The
Parent will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all material dealings and transactions in relation to its business and activities.
The Parent will, and will cause each of its Subsidiaries to, permit any representatives designated by either Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

                  SECTION 5.09. Compliance with Laws and Agreements. The Parent will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority (including ERISA and all Environmental Laws) applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.10.  Use of Proceeds.  The proceeds of the
Loans will be used solely to make payments of the Purchase





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Price and to pay fees and expenses incurred in connection with the Transactions.

                  SECTION 5.11. Further Assurances. The Parent and the Borrower will, and the Parent will cause each other Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings and other documents), which may be required under any applicable law, or which either Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan
Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Agreement or the validity or priority of any such Lien, all at the expense of the Borrower. The Borrower also agrees to provide to either Agent, upon request, evidence reasonably satisfactory to such Agent as to the perfection and priority of the Liens created or intended to be created by the Security Agreement.

                  SECTION 5.12. Casualty and Condemnation. (a) The Borrower will furnish to the Agents and the Lenders prompt written notice of any casualty or other damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

                  (b) If any event described in paragraph (a) of this Section results in Net Proceeds (whether in the form of insurance proceeds, condemnation award or otherwise), the Collateral Agent is authorized to collect such Net Proceeds and, if received by the Parent, the Borrower or any other
Subsidiary, such Net Proceeds shall be paid over to the Collateral Agent. All such Net Proceeds retained by or paid over to the Collateral Agent shall be held by the Collateral Agent and released from time to time to pay the costs of repairing, restoring or replacing the affected property in accordance with the terms of this Agreement and the applicable provisions of the Security
Agreement, subject to the provisions of the Security Agreement regarding application of such Net Proceeds during a Default.

                  (c) If any Net Proceeds retained by or paid over to the Collateral Agent as provided above continue to be held by the Collateral Agent on the date that any prepayment is due pursuant to Section 2.09(c) in respect of the event resulting





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in such Net Proceeds, then such Net Proceeds shall be applied to prepay
Borrowings as provided in Section 2.09(c).

                  SECTION 5.13. Interest Rate Protection. The Parent will from time to time enter into and maintain in effect one or more Hedging Agreements reasonably satisfactory to the Required Lenders, the effect of which shall be to fix or limit the interest cost to the Parent and the Restricted Subsidiaries with respect to such portion of the Loans and Deferred Interest as shall be necessary in order that, at all times, at least 50% of Consolidated
Indebtedness shall be comprised of a combination of (a) Indebtedness bearing interest at a fixed rate and (b) the portion of the Loans and Deferred Interest covered by such Hedging Agreements.

                  SECTION 5.14. Additional Subsidiary Guarantors. If any additional Guarantor Subsidiary is formed or acquired (or results from a Subsidiary that was not previously a Guarantor Subsidiary becoming a Guarantor
Subsidiary) after the Effective Date, the Parent will notify the Administrative
Agent and the Lenders thereof and will cause such Subsidiary to become a party to the Guarantee Agreement and the Indemnity and Contribution Agreement promptly, and in any event within five Business Days, thereafter.


                                   ARTICLE VI

                               Negative Covenants

                  Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, each of the Parent and the Borrower covenants and agrees with the Lenders that:

                  SECTION 6.01. Indebtedness. (a) The Parent will not, nor will it permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

                  (i) Indebtedness created under the Loan Documents;

                  (ii) subject to Section 6.04, Indebtedness of the Parent to any Restricted Subsidiary and of any Restricted Subsidiary to the Parent or any other Restricted Subsidiary;

                  (iii) subject to Section 6.04, Guarantees by the Parent of Indebtedness of any Restricted Subsidiary and





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Guarantees by any Guarantor Subsidiary of Indebtedness of any Special Purpose
Equipment Subsidiary;

                  (iv) Indebtedness of the Parent or any Restricted Subsidiary incurred after the date of this Agreement to finance the acquisition of any equipment or inventory, or the acquisition, improvement or construction of any real property, by the Parent or such Restricted Subsidiary (other than assets constituting Collateral or other assets the removal or loss of which would adversely affect the value of any assets constituting Collateral), including
Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that (A) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such improvement or construction, as the case may be, and (B) any such Indebtedness incurred in connection with any particular acquisition, improvement or construction shall not exceed the cost of such acquisition, improvement or construction; provided further that the aggregate principal amount of all outstanding Indebtedness incurred in reliance upon this clause (iv) (including
Indebtedness incurred pursuant to clause (vi) below to refinance Indebtedness originally incurred pursuant to this clause (iv), and successive refinancings thereof) shall not at any time prior to January 1, 2004, exceed the Purchase
Money Debt Limit at such time;

                  (v) Indebtedness outstanding on the Effective Date and set forth on Schedule 6.01;

                  (vi) Indebtedness of the Parent incurred to refinance any Indebtedness referred to in clause (iv) or (v) above and Indebtedness of any Restricted Subsidiary incurred to refinance any Indebtedness of such Restricted
Subsidiary referred to in clause (iv) or (v) above; provided that (A) the principal amount of any such Indebtedness does not exceed the principal amount of, plus accrued interest and any prepayment premiums applicable to, the Indebtedness refinanced thereby, (B) any such Indebtedness has a scheduled maturity date that is on or after the scheduled maturity date of the Indebtedness refinanced thereby, (C) any such Indebtedness has a weighted average life to maturity that is equal to or longer than the remaining weighted average life to maturity of the Indebtedness refinanced thereby (determined immediately prior to giving effect to such refinancing), (D) any such Indebtedness does not include any provisions that may require





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mandatory Repayment thereof prior to scheduled maturity, other than scheduled repayments taken into account in determining compliance with clause (C) above and other provisions that are not materially more burdensome than any such provisions included in the Indebtedness refinanced thereby, (E) any such Indebtedness shall not be secured by any Lien other than Liens on assets securing the Indebtedness being refinanced thereby and shall not be Guaranteed by any Restricted Subsidiary other than any Restricted Subsidiary that Guaranteed the Indebtedness being refinanced thereby and (F) if the Indebtedness being refinanced is Subordinated Indebtedness, then any Indebtedness incurred to refinance such Subordinated Indebtedness shall be subordinated to the Obligations on terms no less favorable to the Lenders than the terms of the Subordinated Indebtedness being refinanced;

                  (vii) Permitted Receivables Indebtedness and Permitted
Receivables Financings;

                  (viii) Subordinated Indebtedness and Disqualified Stock, in each case issued by the Parent after the date of this Agreement; provided that
(A) such Subordinated Indebtedness is subordinated to the Obligations of the Parent under the Guarantee Agreement on terms no less favorable to the Lenders than the terms of subordination of the Subordinated Indebtedness of the Parent outstanding on the date of this Agreement, (B) such Subordinated Indebtedness is unsecured and is not Guaranteed by any Restricted Subsidiary or any other
Affiliate of the Parent, (C) such Indebtedness matures on or after, and does not require any scheduled payments of principal prior to, the date that is ten years after the date of issuance of such Indebtedness and (D) in the case of any such Disqualified Stock (x) any obligations in respect thereof would not rank any greater than those in respect of Subordinated Indebtedness issued in compliance with this clause, (y) any obligations in respect thereof are unsecured and are not Guaranteed by any Restricted Subsidiary or any other
Affiliate of the Parent and (z) there is not any obligation to make any mandatory payment (other than payments contingent upon an "asset sale" or "change of control" comparable to those applicable to the Parent's existing
Disqualified Stock) in respect thereof (or right to convert or exchange such Disqualified Stock into or for any security other than Subordinated
Indebtedness that would qualify for issuance under this clause (viii) or common stock or Permitted Preferred Stock of the Parent) prior to the date that is ten years after the date of issuance thereof;





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                  (ix) Indebtedness of the Parent as an account party in respect of letters of credit or surety bonds issued to support obligations incurred in the ordinary course of business; provided that (A) any Indebtedness resulting from a drawing under any such letter of credit or payment under any such surety bond shall be repaid within three Business Days and (B) the sum of the aggregate face amount of all such letters of credit and the aggregate amount payable under all surety bonds outstanding at any time, plus any unreimbursed drawings or payments thereunder, shall not exceed $25,000,000 at any time prior to the end of the fiscal year ended December 31, 1999, or, in the case of any fiscal year ending thereafter, the maximum amount permitted hereunder during the immediately preceding fiscal year plus $5,000,000;

                  (x) Acquisition Indebtedness, subject to the limitations set forth in the definition of "Permitted Acquisitions"; and

                  (xi) other unsecured Indebtedness of the Parent in an aggregate principal amount not exceeding $25,000,000 (or, on and after January
1, 2003, $50,000,000) at any time outstanding.

                  (b) The Borrower will not create, incur, assume or permit to exist any Indebtedness other than the Loans, regardless of whether such Indebtedness would be permitted under paragraph (a) of this Section.

                  SECTION 6.02. Liens. (a) The Parent will not, nor will it permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (i) Liens created under the Security Agreement;

                  (ii) Permitted Encumbrances;

                  (iii) any Lien on any property or asset of the Parent or any Restricted Subsidiary existing on the date hereof and set forth in
         Schedule 6.02; provided that (A) such Lien shall not apply to any other property or asset of the Parent or any Restricted Subsidiary and
         (B) such Lien shall secure only those obligations which it secures on





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         the date hereof and refinancings thereof that satisfy the criteria set forth in clause (vi) of Section 6.01(a);

                  (iv) any Lien existing on any property or asset prior to the date that such property or asset was first acquired by the Parent or any Subsidiary or any Affiliate thereof or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, (B) such Lien shall not apply to any other property or assets of the Parent or any Subsidiary and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and refinancings thereof that satisfy the criteria set forth in clause (vi) of Section 6.01(a);

                  (v) Liens on equipment, inventory or real property (other than assets constituting Collateral or other assets that become accessions to assets constituting Collateral or the removal or loss of which would adversely affect the value of any assets constituting
         Collateral) acquired, constructed or improved by the Parent or a Restricted Subsidiary; provided that (A) such Liens secure only
         Indebtedness permitted by clause (iv) of Section 6.01(a) or a refinancing thereof permitted by clause (vi) of Section 6.01(a), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition, construction or improvement of such equipment, inventory or real property, (C) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring such equipment or inventory or acquiring, constructing or improving such real property and (D) such Liens shall not apply to any other property or assets of the Parent or any Restricted Subsidiary;

                  (vi) sales of accounts receivable pursuant to Permitted
         Receivables Financings and Liens on accounts receivable securing
         Permitted Receivables Indebtedness; and

                  (vii) Liens securing reimbursement obligations in respect of letters of credit; provided that such Liens





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         apply only to documents and other property relating to such letters of credit and products and proceeds thereof.

                  (b) Notwithstanding the foregoing, the Borrower will not create, incur, assume or permit to exist any Lien on any Collateral except (i)
Liens created under the Security Agreement, (ii) Liens described in clause (a) or (b) of the definition of "Permitted Encumbrances" and (iii) rights of Equipment Users under leases or similar arrangements, subject to Equipment User
Agreements.


                  SECTION 6.03. Fundamental Changes. (a) The Parent will not, nor will it permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Restricted Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge with or into a Restricted Subsidiary (other than the Borrower, a Special Purpose
Equipment Subsidiary, a Special Purpose Financing Subsidiary or a Special
Purpose License Subsidiary) pursuant to a transaction that constitutes a Permitted Acquisition, provided that the survivor of such merger is a Restricted Subsidiary, (ii) any Restricted Subsidiary (other than the Borrower, a Special Purpose Equipment Subsidiary or a Special Purpose Financing
Subsidiary) may merge with or into any other Restricted Subsidiary (other than the Borrower, a Special Purpose Equipment Subsidiary or a Special Purpose
Financing Subsidiary) in a transaction in which (A) the surviving entity is a Restricted Subsidiary and (B) if either such Restricted Subsidiary is a Guarantor Subsidiary, the surviving entity is a Guarantor Subsidiary, (iii) any Restricted Subsidiary (other than the Borrower, a Special Purpose Equipment
Subsidiary or a Special Purpose Financing Subsidiary) may merge into the Parent in a transaction in which the Parent is the surviving entity, (iv) any Special
Purpose Equipment Subsidiary may merge with or into any Guarantor Subsidiary if the survivor is a Guarantor Subsidiary, (v) any Restricted Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Parent or to another
Restricted Subsidiary (other than the Borrower, a Special Purpose Equipment
Subsidiary, a Special





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Purpose Financing Subsidiary or a Special Purpose License Subsidiary) or (vi) any Restricted Subsidiary (other than the Borrower) may liquidate or dissolve if the Parent determines in good faith that such liquidation or dissolution is in its best interests and is not disadvantageous to the Lenders; provided that any such merger involving the Person that is not a wholly owned Restricted
Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

                  (b) The Parent will not, nor will it permit any of its Restricted Subsidiaries to, engage to any material extent in any business other than communications, data transport and networking businesses (including
Internet related businesses), production and distribution of content and information services, any businesses in which Parent or its Subsidiaries are currently engaged and any businesses incidental, related or ancillary to, or which are entered into as a means of facilitating or enhancing, any of the foregoing.

                  (c) The Borrower will not engage in any business or activity other than the acquisition of assets comprising Collateral, the financing thereof pursuant to this Agreement, the leasing and disposition thereof to Equipment Users as contemplated hereby and activities incidental to the foregoing.

                  SECTION 6.04. Investments, Loans, Advances, Guarantees and
Acquisitions; Asset Sales. (a) The Parent will not, nor will it permit any of its Restricted Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Restricted Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any Special Service License or any assets of any other
Person constituting a business unit, except:

                  (i) Permitted Investments;

                  (ii) investments by the Parent and its Restricted
         Subsidiaries in the capital stock of their respective Restricted
         Subsidiaries; provided that the sum of the





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         aggregate amount of outstanding investments made by the Parent and its Restricted Subsidiaries that are Loan Parties in, and loans and advances made by the Parent and its Restricted Subsidiaries that are Loan Parties to, Restricted Subsidiaries that are not Loan Parties, plus the aggregate amount of obligations of Restricted Subsidiaries that are not Loan Parties that is Guaranteed by the Parent, shall not at any time exceed $10,000,000; provided further that (A) investments described in clause (xi) below and (B) Guarantees by Loan Parties of Indebtedness of Special Purpose Equipment Subsidiaries and payment by the Parent of principal of and interest on such Indebtedness and related expenses shall be permitted without regard to the limitation set forth in the foregoing proviso;

                  (iii) loans or advances made by the Parent to any Restricted
         Subsidiary and made by any Restricted Subsidiary to the Parent or any other Restricted Subsidiary; provided that the aggregate amount of such loans and advances made by the Parent and its Restricted
         Subsidiaries that are Loan Parties to Restricted Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in the proviso to clause (ii) above;

                  (iv) Guarantees by the Parent of obligations of the Restricted Subsidiaries, Guarantees by Guarantor Subsidiaries of
         Indebtedness of any Special Purpose Equipment Subsidiary and
         Guarantees by WinStar Wireless, Inc. of obligations (other than
         Indebtedness) of any other Guarantor Subsidiary; provided that the aggregate amount of outstanding obligations Guaranteed by the Parent of Restricted Subsidiaries that are not Loan Parties shall be subject to the limitation set forth in the proviso to clause (ii) above;

                  (v) Permitted Acquisitions and the acquisitions described in
         Schedule 6.04A that are made substantially on the terms described on such Schedule;

                  (vi) promissory notes received by the Parent or any Restricted Subsidiary in connection with sales of assets (other than assets constituting Collateral) permitted by paragraph (b) below;






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                  (vii) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

                  (viii) (A) promissory notes of directors, officers or employees of the Parent or any Restricted Subsidiary issued to the Parent in exchange for common stock of the Parent, (B) payroll, travel and similar advances made in the ordinary course of business that are expected at the time such advances are made ultimately to be treated as expenses in accordance with GAAP and (C) other loans and advances by the Parent or any Restricted Subsidiary to their respective directors, officers or employees in an aggregate principal amount not exceeding $1,000,000 at any one time outstanding;

                  (ix) investments existing on the Effective Date and set forth on Schedule 6.04B;

                  (x) to the extent that the consideration therefor consists solely of common stock or Permitted Preferred Stock of the Parent or is paid for in cash out of the Net Proceeds of a substantially concurrent issuance of common stock or Permitted Preferred Stock of the Parent (or options, warrants and other rights to purchase shares of such common stock or Permitted Preferred Stock) (other than common stock or Permitted Preferred Stock of the Parent (or options, warrants and other rights to purchase shares of such commen stock or Permitted
         Preferred Stock) issued to and paid for by a Subsidiary), investments in Unrestricted Subsidiaries, joint ventures and minority interests in Persons engaged in any business or activity in which the Parent and the Restricted Subsidiaries are permitted to engage;

                  (xi) investments by the Parent in Subsidiaries resulting from the allocation by the Parent of corporate overhead expenses paid by the Parent among the Subsidiaries pursuant to book entries made in accordance with past practices;

                  (xii) investments owned by a Person at the time such Person is acquired pursuant to an acquisition permitted by clause (v) above;
         provided that such investment is not





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         made in connection with, or in contemplation of, such acquisition;

                  (xiii) the acquisition of the shares or other equity interests in a Person that becomes a Restricted Subsidiary upon consummation of such acquisition; provided that (A) substantially all of the assets of such Person consist of Other Service Licenses, (B) such Person has no outstanding Indebtedness (other than Indebtedness that is repaid upon consummation of such acquisition) and (C)(x) in the case of an acquisition of shares or other equity interests in a Person that is organized under the laws of any jurisdiction in the United States of America or a substantial portion of the Other Service
         Licenses of which relate to markets in the United States of America, at least 80% of all shares or other equity interests in all Restricted
         Subsidiaries resulting from such acquisition are owned, directly or indirectly, by the Parent, or (y) in the case of any other such acquisition, at least a majority of all shares or other equity interests in all Restricted Subsidiaries resulting from such acquisition are owned, directly or indirectly, by the Parent; and

                  (xiv) other investments, loans, advances and Guarantees by the Parent or any of the Restricted Subsidiaries (including (x) investments in Unrestricted Subsidiaries and (y) investments in any Restricted Subsidiary existing at the time such Subsidiary is designated as an Unrestricted Subsidiary) in an aggregate amount not exceeding $30,000,000 (or, on and after January 1, 2004, $60,000,000).

                  (b) The Parent will not, nor will it permit any of its Restricted Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any capital stock of or ownership interest in any other Person owned by it, nor will the Parent permit any Restricted Subsidiary to issue
(other than to the Parent or a wholly owned Restricted Subsidiary) any additional shares of its capital stock or other ownership interest in such Restricted Subsidiary, except:

                  (i) sales of (A) inventory, (B) obsolete, uneconomic or surplus assets not exceeding, in the aggregate, $5,000,000 during any fiscal year of the Parent and





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         (C) Permitted Investments, in each case in the ordinary course of business;

                  (ii) transfers constituting investments permitted by paragraph (a) of this Section or Restricted Payments permitted by
         Section 6.06;

                  (iii) sales, transfers and dispositions to the Parent or a Restricted Subsidiary;

                  (iv) other sales, transfers and dispositions of obsolete, uneconomic or surplus assets made when no Default has occurred and is continuing;

                  (v) sales of assets described on Schedule 6.04C; provided that at least 85% of the consideration received for each such sale consists of cash;

                  (vi) sales of securities held for investment purposes (which shall not be construed to include capital stock of or other investments in Restricted Subsidiaries);

                  (vii) sales of investments in Unrestricted
         Subsidiaries;

                  (viii) sales of non-core assets acquired pursuant to a Permitted Acquisition; provided that (A) such sales are made within 18 months after the date of consummation of such Permitted Acquisition and (B) the sales price of the assets so sold do not exceed 25% of the total purchase price of the assets acquired (including any Acquisition
         Indebtedness) pursuant to such Permitted Acquisition;

                  (ix) sales of Other Service Licenses in respect of markets other than those in any of the 50 most populated Metropolitan
         Statistical Areas (determined based upon the most recent Rand-McNally publication containing such information);

                  (x) bulk capacity arrangements for the use of transmission capacity on the telecommunications network of the Restricted
         Subsidiaries in accordance with practices customary in the telecommunications industry;

                  (xi) during any fiscal year of the Parent, sales of other assets not exceeding, in the aggregate during any such fiscal year, $50,000,000 (or, in the case of any





                                                                             90

         fiscal year ending on or after December 31, 2000, the maximum amount permitted under this clause (xi) for the immediately preceding fiscal year plus $10,000,000); provided at least 85% of the consideration received for each such sale consists of cash;

                  (xii) sales of accounts receivable pursuant to Permitted
         Receivables Financings;

                  (xiii) leases by the Borrower of assets constituting
         Collateral in accordance with Section 6.17; and

                  (xiv) leases entered into by a Restricted Subsidiary
         (other than the Borrower), as lessor, in the ordinary course of business;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than pursuant to clause (iii) or (xiii) above) shall be made for fair value and, if such asset constitutes Collateral, solely for cash consideration.

                  SECTION 6.05. Hedging Agreements. The Parent will not, nor will it permit any of its Restricted Subsidiaries to, enter into any Hedging
Agreement, other than Hedging Agreements required by Section 5.13 and other
Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Parent or any Restricted Subsidiary is exposed in the conduct of its business or the management of its liabilities.

                  SECTION 6.06. Restricted Payments. The Parent will not, nor will it permit any Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (a) the Parent may make Restricted Payments payable solely in additional shares of its common stock or Permitted Preferred Stock (including options, warrants and other rights to purchase shares of such common stock or Permitted Preferred Stock),
(b) the Parent may make Restricted Payments in cash out of the Net Proceeds of a substantially concurrent issuance of its common stock or Permitted Preferred
Stock (or options, warrants and other rights to purchase shares of such common stock or Permitted Preferred Stock) (other than common stock or Permitted
Preferred Stock (or options, warrants and other rights to purchase shares of such common stock or Permitted Preferred Stock) issued to and paid for by a Subsidiary), (c) Restricted





                                                                             91

Subsidiaries may declare and pay dividends and distributions ratably with respect to their common stock, (d) the Parent and the Restricted Subsidiaries may make regularly scheduled payments of principal of and interest on Subordinated Indebtedness as and when due, subject to the subordination provisions thereof, and may refinance Subordinated Indebtedness in accordance with clause (vi) of Section 6.01(a), (e) payments made in respect of dissenters' rights in respect of shares of capital stock of a Person acquired pursuant to a Permitted Acquisition, provided that such payments are treated as cash consideration for such Permitted Acquisition, and (f) payments made in lieu of issuance of fractional shares of common stock of the Parent upon the conversion of any Indebtedness or Permitted Preferred Stock into shares of common stock of the Parent, in any such case in accordance with the terms of such Indebtedness or Permitted Preferred Stock.

                  SECTION 6.07. Transactions with Affiliates. The Parent will not, nor will it permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Unrestricted Subsidiaries or other Affiliates, except (a) transactions that are at prices and on terms and conditions not less favorable to the Parent or such Restricted Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Loan Parties not involving any other Affiliate and (c) transactions between any Loan Party and any Restricted Subsidiary that is not a Loan Party that are at prices and on terms and conditions not less favorable to such Loan Party than could be obtained on an arm's length basis from unrelated third parties.

                  SECTION 6.08. Restrictive Agreements. The Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Parent or to Guarantee Indebtedness of the Borrower; provided that (a) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document and (b) the foregoing shall not apply to restrictions and conditions existing on the date hereof





                                                                             92

identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition).

                  SECTION 6.09. Repayment of Indebtedness. The Parent will not, nor will it permit any Restricted Subsidiary to, make any Repayment in respect of, or make any payment in violation of any subordination terms of, any Indebtedness of the Parent or any Restricted Subsidiary except (a) any Repayment of Indebtedness resulting in a prepayment of Loans and Deferred
Interest pursuant to Section 2.09(e) and (b) Repayments described in any of the clauses of the proviso to Section 2.09(e).

                  SECTION 6.10. Limitation on Sale-Leaseback Transactions. The
Parent will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital asset that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 90 days after the Parent or such Restricted Subsidiary acquires or completes the construction of such fixed or capital asset.

                  SECTION 6.11. Secured Indebtedness to Total Capitalization.
The Parent will not permit the ratio of Secured Indebtedness to Total
Capitalization at any time during any period set forth below to be greater than the ratio set forth below opposite such period:


         Period                                                   Ratio
         ------                                                   -----
On or after the Effective Date,                                0.23 to 1.0
but prior to April 1, 1999

On or after April 1, 1999,                                     0.27 to 1.0
but prior to July 1, 1999

On or after July 1, 1999,                                      0.29 to 1.0
but prior to October 1, 1999

On or after October 1, 1999,                                   0.34 to 1.0
but prior to January 1, 2000






                                                                            93


On or after January 1, 2000,                                  0.38 to 1.0
but prior to April 1, 2000

On or after April 1, 2000,                                    0.41 to 1.0
but prior to July 1, 2000

On or after July 1, 2000,                                     0.43 to 1.0
but prior to October 1, 2000

On or after October 1, 2000,                                  0.46 to 1.0
but prior to January 1, 2001

On or after January 1, 2001,                                  0.48 to 1.0
but prior to April 1, 2001

On or after April 1, 2001,                                    0.51 to 1.0
but prior to July 1, 2001

On or after July 1, 2001,                                     0.53 to 1.0
but prior to October 1, 2001

On or after October 1, 2001,                                  0.54 to 1.0
but prior to January 1, 2002

On or after January 1, 2002,                                  0.56 to 1.0
but prior to April 1, 2002

On or after April 1, 2002,                                    0.58 to 1.0
but prior to July 1, 2002

On or after July 1, 2002,                                     0.60 to 1.0
but prior to October 1, 2002

On or after October 1, 2002,                                  0.61 to 1.0
but prior to January 1, 2003

On or after January 1, 2003,                                  0.55 to 1.0
but prior to April 1, 2004

On or after April 1, 2004,                                    0.52 to 1.0
but prior to July 1, 2004

On or after July 1, 2004,                                     0.49 to 1.0
but prior to October 1, 2004

On or after October 1, 2004,                                  0.46 to 1.0
but prior to January 1, 2005

On or after January 1, 2005,                                  0.43 to 1.0
but prior to April 1, 2005






                                                                             94


On or after April 1, 2005,                                    0.40 to 1.0
but prior to July 1, 2005

On or after July 1, 2005,                                     0.38 to 1.0
but prior to January 1, 2006

On or after January 1, 2006,                                  0.35 to 1.0
but prior to April 1, 2006

On or after April 1, 2006,                                    0.31 to 1.0
but prior to July 1, 2006

On or after July 1, 2006,                                     0.28 to 1.0
but prior to October 1, 2006

On or after October 1, 2006                                   0.25 to 1.0

                  SECTION 6.12. Consolidated Indebtedness to Total
Capitalization. The Parent will not permit the ratio of Consolidated
Indebtedness to Total Capitalization at any time during any period set forth below to be greater than the ratio set forth below opposite such period:



         Period                                                  Ratio
         ------                                                  -----
On or after January 1, 1999,                                  0.90 to 1.0
but prior to October 1, 1999

On or after October 1, 1999,                                  0.91 to 1.0
but prior to April 1, 2000

On or after April 1, 2000,                                    0.92 to 1.0
but prior to January 1, 2001

On or after January 1, 2001,                                  0.93 to 1.0
but prior to January 1, 2002

On or after January 1, 2002,                                  0.94 to 1.0
but prior to January 1, 2004

On or after January 1, 2004,                                  0.90 to 1.0
but prior to April 1, 2004

On or after April 1, 2004,                                    0.85 to 1.0
but prior to July 1, 2004

On or after July 1, 2004,                                     0.82 to 1.0
but prior to October 1, 2004



                                                                            95


On or after October 1, 2004,                                  0.78 to 1.0
but prior to January 1, 2005

On or after January 1, 2005,                                  0.74 to 1.0
but prior to April 1, 2005

On or after April 1, 2005,                                    0.70 to 1.0
but prior to July 1, 2005

On or after July 1, 2005,                                     0.67 to 1.0
but prior to October 1, 2005

On or after October 1, 2005,                                  0.65 to 1.0
but prior to January 1, 2006

On or after January 1, 2006,                                  0.56 to 1.0
but prior to April 1, 2006

On or after April 1, 2006,                                    0.53 to 1.0
but prior to July 1, 2006

On or after July 1, 2006,                                     0.49 to 1.0
but prior to October 1, 2006

On or after October 1, 2006                                   0.46 to 1.0

                  SECTION 6.13.  Consolidated Indebtedness to Consolidated
EBITDA. The Parent will not permit the ratio of (a) Consolidated Indebtedness as of any day during any period set forth below to (b) 400% of Consolidated
EBITDA for the fiscal quarter of the Parent ending on such day (or, if such day is not the last day of a fiscal quarter, ending on the last day of the most recently ended fiscal quarter) to be greater than the ratio set forth below opposite such period:

         Period                                                  Ratio
         ------                                                  -----
On or after January 1, 2002,                                  9.6 to 1.0
but prior to January 1, 2003

On or after January 1, 2003,                                  4.9 to 1.0
but prior to January 1, 2004

On or after January 1, 2004,                                  3.4 to 1.0
but prior to January 1, 2005

On or after January 1, 2005,                                  2.5 to 1.0
but prior to January 1, 2006

On or after January 1, 2006                                   2.0 to 1.0


                                                                            96

                  SECTION 6.14.  Consolidated EBITDA to Consolidated Debt
Service. The Parent will not permit the ratio of (a) 400% of Consolidated
EBITDA for any fiscal quarter of the Parent ending on any date on or after July
1, 2002, to (b) Consolidated Debt Service for the period of four consecutive fiscal quarters of the Parent ending on such date to be less than 1.0 to 1.0.

                  SECTION 6.15.  Consolidated EBITDA to Consolidated Interest
Expense. The Parent will not permit the ratio of (a) Consolidated EBITDA for any fiscal quarter of the Parent ending on any date during any period set forth below to (b) Consolidated Interest Expense for such period to be less than the ratio set forth below opposite such period:

         Period                                                  Ratio
         ------                                                  -----
On or after January 1, 2002,                                  1.0 to 1.0
but prior to January 1, 2004

On or after January 1, 2004                                   1.5 to 1.0

                  SECTION 6.16. Minimum Revenues. The Parent will not permit the consolidated revenue of the Parent and the Restricted Subsidiaries for any fiscal year ending on any date set forth below to be less than the amount listed opposite such fiscal year:

         Fiscal Year Ending                                 Amount
         ------------------                                 ------
December 31, 1999                                       $  437,000,000

December 31, 2000                                       $1,117,000,000

December 31, 2001                                       $1,975,000,000

December 31, 2002                                       $3,083,000,000

December 31, 2003                                       $3,840,000,000

December 31, 2004                                       $4,323,000,000

December 31, 2005                                       $4,865,000,000

After December 31, 2005                                 $5,475,000,000

                  SECTION 6.17. Use of Collateral. The Parent and the Borrower will not permit any asset constituting Collateral to be outside the Borrower's possession or located on any


                                                                            97

property not owned by the Borrower, except that the Borrower may lease any such assets to, or otherwise allow any such assets to be in the possession of, any other Restricted Subsidiary or any Affiliate of the Parent (or other Person with which the Parent or a Restricted Subsidiary has entered into an agreement to provide management and operating services) that is in the business of operating assets of the type leased to or possessed by it or any customer of any such Restricted Subsidiary or Affiliate (any such Restricted Subsidiary,
Affiliate (or other Person) or customer, an "Equipment User") if (a) in the case of any such Affiliated Equipment User (i) such Affiliated Equipment User has entered into an Equipment User Agreement and (ii) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by either Agent to be filed, registered or recorded to perfect (or maintain the perfection of) the Liens created under the Security Agreement with respect to such assets, and to protect the Borrower's ownership interests therein, shall be so filed, registered or recorded or (b) in the case of any such customer (i) such customer has entered into a written lease agreement for (or other written agreement granting such customer the right to possess or use) such assets and such lease (or other agreement) shall have a term not exceeding three years (subject to renewal rights requiring the consent of the lessor) and otherwise be on terms and conditions no less favorable to the lessor than those customary for leases of similar assets between unaffiliated parties, (ii) the assets leased to (or otherwise possessed or used by) such customer shall be of the type described on Schedule 6.17 and
(iii) such customer shall have entered into an Equipment User Agreement or the lease agreement (or other agreement) with such customer shall include provisions substantially the same as those that would be included in an Equipment User Agreement; provided that any lease or transfer of possession of any Collateral contemplated hereby shall not relieve the Parent or the Borrower of any of their respective obligations under any Loan Document. The foregoing shall not be construed to prohibit (A) the return of any asset constituting
Collateral to the vendor thereof for repairs, services, modifications or other similar purposes or (B) the storage of any asset constituting Collateral in any warehouse or similar facility; provided that in the case of any such warehouse or similar facility that is not owned by the Borrower or the applicable
Equipment User, the owner and operator of such warehouse or similar facility shall have entered into a written agreement waiving any Liens on such assets.
It is understood that the Parent and the


                                                                            98

Borrower intend that a portion of the Collateral will be located and used outside the United States of America; provided that neither the Parent nor the Borrower will permit any asset constituting Collateral to be located outside the United States of America (or to be transferred between jurisdictions outside the United States of America) unless (a) the Parent or the Borrower shall have notified the Lenders thereof reasonably in advance of any such assets being transferred outside the United States of America (or between such jurisdictions) and (b) the Required Lenders shall be reasonably satisfied that
(i) the laws of the jurisdiction in which such assets are to be located adequately protect the interests of the Lenders in such Collateral, (ii) the security interests in such Collateral granted under the Security Agreement will continue to be adequately protected and perfected, (iii) there are not any material risks relating to the political or economic stability of the jurisdiction in which such Collateral is to be located or the Person that will possess such Collateral in such jurisdiction, (iv) the portion of the Collateral located in such jurisdiction, and in all jurisdictions outside the United States of America, is within acceptable limits, and (v) the location of such Collateral in such jurisdiction is not otherwise materially disadvantageous to the Lenders. The Borrower shall deliver to the Lenders, with a copy to the Agents, such legal opinions and other documentation as either
Agent or the Required Lenders shall reasonably request in connection with their consideration or approval of any proposed transfer of Collateral outside the United States of America or between jurisdictions outside the United States of America.

                                 ARTICLE VII

                              Events of Default

                  If any of the following events ("Events of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of or Deferred Interest on any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Borrower shall fail to pay any interest (other than Deferred Interest) on any Loan or any fee or


                                                                            99

         any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days (in the case of interest or fees) or five days after notice thereof from the Administrative Agent or any Lender (in the case of any such other amount);

                  (c) any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any respect (or, in the case of any representation or warranty that is not qualified as to materiality, in any material respect) when made or deemed made;

                  (d) the Parent or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section
         5.02, 5.04 (with respect to the existence of the Parent or the Borrower) or 5.10 or in Article VI;

                  (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

                  (f) any Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any period of grace expressly applicable thereto);

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material
         Indebtedness or any trustee or agent on its or their behalf to cause any


                                                                           100

         Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured
         Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent or any Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any Restricted
         Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) the Parent or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any Restricted
         Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) the Parent or any Restricted Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Parent or any Restricted Subsidiary


                                                                           101

         or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Parent or any Restricted Subsidiary to enforce any such judgment;

                  (l) any Lien on any material portion of the Collateral purported to be created under the Security Agreement shall cease to be, or shall be asserted by the Borrower not to be, a valid and perfected Lien on any Collateral, with the priority required by the Security Agreement, except as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents;

                  (m) a Change in Control shall occur;

                  (n) the loss, revocation, suspension or material impairment of any license or agreement (or combination of licenses and agreements) of the Parent and the Restricted Subsidiaries shall occur that, in the opinion of the Required Lenders, results in or could reasonably be expected to result in a Material Adverse Effect; or

                  (o) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA
         Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and
(ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest
(including Deferred Interest) thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or


                                                                           102

other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (h) or
(i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest
(including Deferred Interest) thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                 ARTICLE VIII

                                  The Agents

                  Each of the Lenders hereby irrevocably appoints each Agent as its agent and authorizes each Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Loan
Documents, together with such actions and powers as are reasonably incidental thereto.

                  Any Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Parent or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

                  Neither Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) neither Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, neither Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent or any of its Subsidiaries that is communicated to or obtained by


                                                                           103

the Person serving as Agent or any of its Affiliates in any capacity. Neither
Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in
Section 9.02) or in the absence of its own gross negligence or wilful misconduct. Each Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to such Agent by a Loan Party or a Lender, and neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

                  Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Parent or the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related
Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of


                                                                           104

the credit facilities provided for herein as well as activities as Agent.

                  Subject to the appointment and acceptance of a successor
Agent as provided in this paragraph, an Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required
Lenders shall have the right to appoint a successor with the approval of the Borrower (which approval shall not be unreasonably withheld or delayed and, if an Event of Default has occurred and is continuing, shall not be required). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New
York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After an Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon either Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon either Agent or any other Lender and based on such documents and informa tion as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan
Document or related agreement or any document furnished hereunder or thereunder.

                                  ARTICLE IX


                                                                           105
                                Miscellaneous

                  SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower or the Parent, to it at 230 Park
         Avenue, Suite 2700, New York, New York 10169, Attention of Vice
         President, Treasurer (Telecopy No. (212) 584-4073) (with a copy, in the case of notices or other communications relating to Defaults, to such address, Attention of Executive Vice President, General Counsel
         (Telecopy No. (212) 922-1637));

                  (b) if to the Collateral Agent, to it at Two International
         Place, Boston, Massachusetts 02110, Attention of Corporate Trust
         Division (Telecopy No. (617) 664-5371;

                  (c) if to the Administrative Agent, to it at 283 King George
         Road, Warren, New Jersey 07059, Attention of Assistant
         Treasurer-Project Finance (Telecopy No. (908) 559-1711);

                  (d) if to Lucent, to it at 283 King George Road, Warren, New
         Jersey 07059, Attention of Assistant Treasurer-Project Finance
         (Telecopy No. (908) 559-1711); and

                  (e) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 9.02. Waivers; Amendments. (a) No failure or delay by either Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial



                                                                           106

exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether an Agent or any Lender may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Parent, the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the applicable Agent and the Loan Party or Loan Parties that are parties thereto with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or the amount of Deferred Interest thereon or reduce the rate of interest on such Loan or Deferred Interest, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or any interest
(including Deferred Interest) thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.16(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vi) release all or any


                                                                           107

substantial part of the Collateral from the Lien of the Security Agreement
(except as expressly provided in the Security Agreement), without the written consent of each Lender, (vii) release the Parent or any Guarantor Subsidiary from its Guarantee under the Guarantee Agreement (except as expressly provided in the Guarantee Agreement) or limit or condition its obligations thereunder, without the written consent of each Lender, or (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and Deferred Interest thereon of each affected Class and, in the case of a Class with respect to which the Availability Period has not ended, a majority in interest of the Commitments (in addition to any other consents required by this sentence);
provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of either Agent without the prior written consent of such Agent.

                  SECTION 9.03.  Expenses; Indemnity; Damage Waiver. (a) The
Borrower shall pay (i) all costs and expenses incurred by Lucent and each Agent, including the fees, charges and disbursements of counsel for Lucent or the Agents, in connection with the negotiation, preparation, execution and delivery of the Loan Documents (including, in the case of Lucent, expenses incurred in connection with its due diligence activities) and (ii) all costs and expenses incurred by either Agent or any Lender, including the fees, charges and disbursements of any counsel for either Agent or any Lender, in connection with (A) the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such costs and expenses incurred during any workout, restructuring or negotiations in respect of such Loans, and (B) in the case of Lucent and the Agents, the administration of, and any amendments, modifications, waivers or supplements of or to the provisions of, any of the Loan Documents.

                  (b) The Borrower shall indemnify each Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel


                                                                           108

for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous
Materials on or from any property owned or operated by the Parent or any of its Subsidiaries or at which any Collateral is located, or any Environmental
Liability related in any way to the Parent or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) To the extent that the Borrower fails to pay any amount required to be paid by it to either Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to such Agent such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total outstanding Loans, Deferred Interest and Commitments at the time.

                  (d) To the extent permitted by applicable law, neither the Parent nor the Borrower shall assert, and each of them hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable not later than 30 days after written demand therefor.


                                                                           109

                  SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Any Lender may, without the consent of the Borrower
(except as expressly provided below), assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans and Deferred Interest at the time owing to it); provided that (i) except in the case of an assignment to Lucent or a Lender or to an Affiliate of Lucent or a Lender, the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed and, while an Event of Default has occurred and is continuing, shall not be required), (ii) in the case of an assignment by a Lucent Lender (other than to Lucent or an Affiliate of Lucent) or an assignment to a competitor of the Parent and its Restricted Subsidiaries or to any Affiliate of any such competitor, the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (iii) except in the case of an assignment to Lucent, a Lender or an Affiliate of Lucent or a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or entire remaining Loans and Deferred
Interest of any Class, the amount of the Commitment and Loans and Deferred
Interest of such Class of the assigning Lender subject to each such assignment
(determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless the Borrower otherwise consents, (iv) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iv) shall not be construed to prohibit the assignment of a


                                                                           110

proportionate part of all of the assigning Lender's rights and obligations in respect of (A) one or more Classes of Loans and Deferred Interest, (B) one or more Classes of Loans and Deferred Interest separately from (or without assigning) Commitments or (C) Commitments separately from (or without assigning) Loans or Deferred Interest, (v) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing fee of $3,500, and (vi) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative
Questionnaire. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                  (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and amount of Deferred Interest owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.


                                                                           111

                  (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder) and the processing fee referred to in clause (v) of paragraph
(b) of this Section, subject to the Administrative Agent's right to consent to such assignment to the extent provided in paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (e) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans and Deferred Interest owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan
Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section
9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.

                  (f) A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of


                                                                           112

Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(e) as though it were a Lender.

                  (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  SECTION 9.05.  Survival. All covenants, agreements,
representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that either Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 9.06.  Counterparts; Integration; Effectiveness. This
Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to the agreement of the Parent and the Borrower to cooperate with Lucent with respect to marketing,


                                                                           113

selling or syndicating Loans and Commitments or with respect to fees payable to Lucent or either Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies
(including other rights of setoff) which such Lender may have.

                  SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.


                                                                           114

                  (b) Each of the Parent and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York
County and of the United States District Court of the Southern District of New
York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that either Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan
Document against the Parent, the Borrower or their properties in the courts of any jurisdiction.

                  (c) Each of the Parent and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph
(b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.10.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY
WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE
TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF
OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS
CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH
PARTY HERETO (A) CERTIFIES


                                                                           115

THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED,
EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF
LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT
AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY,
AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 9.11.  Headings. Article and Section headings and the
Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 9.12.  Confidentiality. Each of the Agents and the
Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Parent or the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to either Agent or any Lender on a nonconfidential basis from a source other than the Parent or the Borrower. For the purposes of this Section, "Information" means all information received from the Parent or the Borrower relating to the Parent, the Borrower or their businesses, other than any such information that is publicly available or available to either Agent or any Lender on a nonconfidential basis prior to disclosure by the Parent or the Borrower, provided that such information is identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section


                                                                           116

shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective
Rate to the date of repayment, shall have been received by such Lender.


                                                                           117

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    WINSTAR NETWORK EXPANSION, LLC,


                                    by /s/ Frederic E. Rubin
                                       -------------------------------------
                                       Name:  Frederic E. Rubin
                                       Title: Vice President, Treasurer

                                    WINSTAR COMMUNICATIONS, INC.,


                                    by /s/ Charles T. Dickson
                                       -------------------------------------
                                       Name:  Charles T. Dickson
                                       Title: Executive Vice President,
                                              Chief Financial Officer

                                    STATE STREET BANK AND TRUST COMPANY,
                                    as Collateral Agent,


                                    by /s/ Patrick E. Thebado
                                       -------------------------------------
                                       Name:  Patrick E. Thebado
                                       Title: Assistant Vice Presiden


                                    LUCENT TECHNOLOGIES INC.,
                                    individually and as Administrative Agent,



                                    by /s/ Leslie L. Rogers
                                       -------------------------------------
                                       Name:  Leslie L. Rogers
                                       Title: Managing Director



                                                                   Schedule 2.01

                                 Commitments

                                                Commitment
Lender                                            Amount
------                                            ------

Lucent Technologies Inc.                       $2,000,000,000

                                  SCHEDULE 3.06
                                Disclosed Matters

Litigation filed in Delaware in respect of the Parent's Shareholder's Rights
Plan (Hoffman v. WinStar Communications, Inc.).

                                  SCHEDULE 3.12

US      = Unrestricted Subsidiary
SPLS    = Special Purpose License Subsidiary
SPES    = Special Purpose Equipment Subsidiary
GS      = Guarantor Subsidiary
WinStar = WinStar Communications, Inc.


Subsidiary                                                  Ownership Interest                      Designation
----------                                                  ------------------                      -----------
WinStar Wireless, Inc.                                      100% by WinStar                         GS
WinStar Federal Services, LLC                               100% by WinStar Wireless, Inc.          GS
WinStar LANSystems Acquisition, LLC                         100% by WinStar Wireless, Inc.          GS
WinStar Midcom Acquisition Corp.                            100% by WinStar Wireless, Inc.          GS
WinStar Media Connection, Inc.                              100% by WinStar Wireless, Inc.          GS
The Internet Connection, Inc.                               100% by WinStar Wireless, Inc.          GS
Macro Computer Solutions, Inc.                              100% by WinStar Wireless, Inc.          GS
Commercial Order and Information Express                    100% by WinStar Wireless, Inc.          GS
WinStar Gateway Network, Inc.                               100% by WinStar                         GS
WinStar Communications of Canada, Inc.                      100% by WinStar                         US
WinStar Milliwave, Inc.                                     100% by WinStar                         GS
WinStar Wireless Fiber Corp.                                100% by WinStar                         GS
WinStar LMDS, LLC                                           100% by WinStar Wireless Fiber Corp.    GS
WinPinn Corp.                                               100% by WinStar Wireless Fiber Corp.    GS
Pinnacle Nine Communications LLC                            100% by WinPinn Corp.                   GS
Pinnacle Seven Communications, Inc.                         100% by WinPinn Corp.                   GS
WinStar Locate Inc.                                         100% by WinStar Wireless Fiber Corp.    GS
State Regulated Wireless Fiber Subs-- See Attachment 3.12   100% by WinStar Wireless Fiber Corp.    SPLS
WinStar Wireless Fiber Acquisition Corp.                    100% by WinStar Wireless Fiber Corp.    GS
WinStar Global Products, Inc.                               100% by WinStar                         US
Inne Dispensables, Inc.                                     100% by WinStar Global Products, Inc.   US
WinStar Equipment Corp.                                     100% by WinStar                         SPES
WinStar Equipment II Corp.                                  100% by WinStar                         SPES

Subsidiary                                           Ownership Interest                        Designation
----------                                           ------------------                        -----------
WinStar New Media Company, Inc.                      90% by WinStar                            US
WinStar Interactive Media Sales Inc.                 100% by WinStar New Media Company, Inc.   US
Non Fiction Films Inc.                               100% by WinStar New Media Company, Inc.   US
GFL Communications, Inc.                             100% by Non-Fiction Films Inc.            US
Fox/Lorber Associates, Inc.                          100% by Non-Fiction Films Inc.            US
WinStar for Business Inc.                            100% by WinStar New Media Company, Inc.   US
Office.com, Inc.                                     100% by WinStar for Business Inc.         US
WinStar Telebase Inc.                                100% by WinStar New Media Company, Inc.   US
The Winning Line, Inc.                               100% by WinStar New Media Company, Inc.   US
Global Media The Sales and Marketing Company, Inc.   100% by WinStar New Media Company, Inc.   US
WinStar Broadcasting Corp.                           100% by WinStar New Media Company, Inc.   US
WinStar Interactive Ventures I, Inc.                 100% by WinStar New Media Company, Inc.   US
Wellspring Media, Inc.                               100% by WinStar New Media Company, Inc.   US
WinStar International, Inc.                          100% by WinStar                           US
WinStar Communications SA (Belgium)                  100% by WinStar International, Inc.       US
WinStar Holding BV (Netherlands)                     100% by WinStar International, Inc.       US
WinStar Communications BV (Netherlands)              100% by WinStar International, Inc.       US
WinStar Communications SA (France)                   100% by WinStar International, Inc.       US
WinStar Communications GmbH (Germany)                100% by WinStar International, Inc.       US
WinStar Communications Ltd (United Kingdom)          100% by WinStar International, Inc.       US
WinStar Multichannel Corp.                           100% by WinStar                           US
WinStar Credit Corp.                                 100% by WinStar                           US
WinStar Switch Acquisition Corp.                     100% by WinStar                           GS
WinStar LHC1, LLC                                    100% by WinStar                           GS
WinStar LHC2, LLC                                    100% by WinStar                           US
WinStar Goodnet, Inc.                                100% by WinStar                           GS

                                                                 Attachment 3.12
                                                                     Page 1 of 2

                                       IHQ
                         Corporate Services Inc                         10/21/98

                       Winstar Wireless of [State], Inc.*
                                  List by State

Winstar Wireless of Arizona, Inc.
Winstar Wireless of California, Inc.
Winstar Wireless of Colorado, Inc.
Winstar Wireless of Florida, Inc.
Winstar Wireless of Georgia, Inc.
Winstar Wireless of Illinois, Inc.
Winstar Wireless of Kansas, Inc.
Winstar Wireless of Maryland, Inc.
Winstar Wireless of Massachusetts, Inc.
Winstar Wireless of Michigan, Inc.
Winstar Wireless of Missouri, Inc.
Winstar Wireless of New York, Inc.
Winstar Wireless of Ohio, Inc.
Winstar Wireless of Pennsylvania, Inc.
Winstar Wireless of Texas, Inc.
Winstar Wireless of Washington, Inc.
Winstar Wireless of Wisconsin, Inc.
Winstar Wireless of New Jersey, Inc.
Winstar Wireless of Indiana, Inc.
Winstar Wireless of Louisiana, Inc.
Winstar Wireless of Minnesota, Inc.
Winstar Wireless of Nebraska, Inc.
Winstar Wireless of North Carolina, Inc.
Winstar Wireless of Oklahoma, Inc.
Winstar Wireless of Oregon, Inc.
Winstar Wireless of Tennessee, Inc.
Winstar Wireless of Virginia, Inc.
Winstar Wireless of Connecticut, Inc.
Winstar Wireless of Hawaii, Inc.
Winstar Wireless of New Mexico, Inc.
Winstar Wireless of Utah, Inc.
Winstar Wireless of Idaho, Inc.
Winstar Wireless of Iowa, Inc.

                                                                 Attachment 3.12
                                                                     Page 2 of 2

                                       IHQ
                             Corporate Services Inc

                        Winstar Wireless of [State], Inc.

Page 2

Winstar Wireless of Kentucky, Inc.
Winstar Wireless of Mississippi, Inc.
Winstar Wireless of Arkansas, Inc.
Winstar Wireless of South Carolina, Inc.
Winstar Wireless of Virginia, Inc. (a Virginia Corporation)
Winstar Wireless of the District of Columbia, Inc.
Winstar Wireless of New Hampshire, Inc.
Winstar Wireless of Montana, Inc.
Winstar Wireless of Alabama, Inc.
Winstar Wireless of Alaska, Inc.
Winstar Wireless of Nevada, Inc.
Winstar Wireless of Delaware, Inc.
Winstar Wireless of Maine, Inc.

* all Delaware Corporations unless otherwise noted

                                  SCHEDULE 3.13
                                    Insurance

See Attachment 3.13.

                                                    Attachment 3.13
                                                    Page 1 of 6

[LOGO] Aon Risk Services        RECORD OF INSURANCE

                                                    WinStar Communications, Inc.
                                                    230 Park Avenue
Aon Risk Services, Inc. of Connecticut              New York, NY 10169
     55 Railroad Avenue, P.O. Box 5050
     Greenwich, Connecticut 06830-5050
               Telephone: 203/863-6600
               Facsimile: 203/629-6556

                                                                         Policy                                             Annual
Coverage                            Limits       Location                Term           Carrier          Policy Number      Premium
------------------------------------------------------------------------------------------------------------------------------------
General Liability/Auto Package                  USA, its territories     8/1/98-99      Fireman's       DXC80368081        $39,066
                                                & possessions,                          Fund
                                                Canada & Puerto Rico
Commercial General Liability
General Aggregate Limit             $2,000,000
Products/Completed Operations       $2,000,000
Personal & Advertising Injury       $1,000,000
Per Occurrence                      $1,000,000
Fire/Explosion/Water Damage Limit   $1,000,000
Medical Expense incl. dental        $   10,000
Employee Benefits Liab.-ea employee $1,000,000
Employee Benefits Ded-ea employee   $    1,000

Business Auto Liab/Phys. Dam.
Liability--Per Accident             $1,000,000
Medical Payments--Per Person        $    5,000
Uninsured Motorists                 $1,000,000
Underinsured Motorists              $1,000,000
Personal Injury Protection          Statutory
Comprehensive                       $500 Ded.
Collision                           $500 Ded.
------------------------------------------------------------------------------------------------------------------------------------
Business Automobile                             Massachusetts            8/1/98-99      National        DXA07180700        $ 3,123.
-------------------                                                                     Surety Corp
Liability--Each Accident            $1,000,000
Medical Payments--Per Person        $      500
Uninsured Motorists                 $1M/$1M
Comprehensive                       $500 Ded.
Collision                           $500 Ded.



The purpose of this exhibit is to provide an        Prepared by: Maureen McShane
overall view of your insurance coverage and limits.        Date: 10/22/98
It only represents coverage placed by our office.
Nothing contained herein in any way modifies or              Page 1 of 4
changes actual policy conditions.

                                                    Attachment 3.13
                                                    Page 2 of 6

[LOGO] Aon Risk Services        RECORD OF INSURANCE

                                                    WinStar Communications, Inc.
                                                    230 Park Avenue
Aon Risk Services, Inc. of Connecticut              New York, NY 10169
     55 Railroad Avenue, P.O. Box 5050
     Greenwich, Connecticut 06830-5050
               Telephone: 203/863-6600
               Facsimile: 203/629-6556

                                                                   Policy                                                Annual
Coverage                 Limits               Location              Term             Carrier        Policy Number       Premium
------------------------------------------------------------------------------------------------------------------------------------
Umbrella                                     Worldwide             8/1/98-99        Fireman's       XYZ-000-6808-3526   $ 27,750
General Aggregate      $50,000,000                                                  Fund
Each Occurrence        $50,000,000
Retained Limit         $    10,000
====================================================================================================================================
------------------------------------------------------------------------------------------------------------------------------------
Workers' Compensation  $ Statutory           Various States        8/1/98-99        Fireman's       DWP80779994         $352,237
Employer's Liability                                                                Fund                                Assessments:
                                                                                                                        $  8,893
Bodily Injury Each
Accident               $ 1,000,000
Bodily Injury by
Disease Policy Limit   $ 1,000,000
Bodily Injury by
Disease Ea. Employee   $ 1,000,000
------------------------------------------------------------------------------------------------------------------------------------
Commercial Property
-------------------
Perils: External Risks $ 5,000,000           USA, its territories  8/1/98-99        Security        CCOPG10790          $ 92,000
of Direct Physical     each                  and possessions,                       Insurance
Loss Including Flood   occurrence.           Canada and Puerto                      Company of
and Earthquake         $5,000,000            Rico.                                  Hartford
Coverage: Property,    aggregate as
Business Income        respects flood
including Extra        & quake.
Expense and
Contingent Business
Income on all Real
& Personal Property.
Deductible: $5,000
combined property
damage and time
element except:
- 24 hrs for off
premises power.
- $25,000 per
occurrence for flood.
- $25,000 or 5% TIV,
whichever is greater
for California
earthquake.

The purpose of this exhibit is to provide          Prepared by: Maureen McShane
an overall view of your insurance coverage and             Date: 10/22/98
limits. It only represents coverage placed by
our office. Nothing contained herein in any way              Page 2 of 4
modifies or changes actual policy conditions.

                                                    Attachment 3.13
                                                    Page 3 of 6

[LOGO] Aon Risk Services        RECORD OF INSURANCE
                                                    WinStar Communications, Inc.
                                                    230 Park Avenue
Aon Risk Services, Inc. of Connecticut              New York, NY 10169
     55 Railroad Avenue, P.O. Box 5050
     Greenwich, Connecticut 06830-5050
               Telephone: 203/863-6600
               Facsimile: 203/629-6556

                                                                   Policy                                                 Annual
Coverage                 Limits               Location              Term             Carrier        Policy Number        Premium
------------------------------------------------------------------------------------------------------------------------------------
Excess Property and     $35,000,000          As per schedule on    8/1/98-          Hartford Fire   31XLSQG3023          $28,000.
Primary Boiler &        excess of            file with company     8/1/99           Insurance Co.
Machinery               $5,000,000
Perils: "All Risk"      for All Risk
including Boiler        on all
and Machinery,          coverages
Flood and Earthquake    except:
(excluding              $20,000,000
California              excess of
Earthquake).            $5,000,000
Coverage: Property,     from flood.
Business Income,        $20,000,000
including Extra         excess of
Expense and             $5,000,000
Contingent Business     from
Income on all           earthquake
Real & Personal         (excluding CA
Property.               earthquake)
Boiler & Machinery      $40,000,000
Deductibles and         excess of            12 Gardner Road,
Sublimits:              deductibles          Fairfield, NJ.
$5,000 Ded. For         for Boiler &
combined PD/BI.         Machinery at
24 hour waiting         one location
period for off
premises power.
Sublimit: $100,000
for water damage,
ammonia contamination,
expediting expense.
Sublimit: $25,000
for hazardous
substance and
pollution


The purpose of this exhibit is to provide an overall view of your insurance coverage and limits. It only represents coverage placed by our office. Nothing contained herein in any way modifies or changes actual policy conditions.

Prepared by: Maureen McShane                                        Page 3 of 4
       Date: 10/22/98

                                                    Attachment 3.13
                                                    Page 4 of 6

[LOGO] Aon Risk Services        RECORD OF INSURANCE

                                                    WinStar Communications, Inc.
                                                    230 Park Avenue
Aon Risk Services, Inc. of Connecticut              New York, NY 10169
     55 Railroad Avenue, P.O. Box 5050
     Greenwich, Connecticut 06830-5050
               Telephone: 203/863-6600
               Facsimile: 203/629-6556

                                                                   Policy                                                 Annual
Coverage                 Limits               Location              Term             Carrier        Policy Number        Premium
------------------------------------------------------------------------------------------------------------------------------------

Commercial Crime        $5,000,000                               7/31/98 -         National         861-81-27            $14,540
Retention: $25,000                                               7/31/99           Union Fire
                                                                                   Ins. Co.

Fiduciary Liability     $1,000,000                               8/1/98 -          National         008566199             $5,000
Employee Benefit Plan                                            8/1/99            Union Fire
Retention: $10,000                                                                 Ins. Co.


The purpose of this exhibit is to provide an       Prepared by: Maureen McShane
overall view of your insurance coverage and
limits. It only represents coverage placed by             Date: 10/22/98
our office. Nothing contained herein in any way
modifies or changes actual policy conditions.               Page 4 of 4




                                                 ATTACHMENT 3.13 PAGE 5 OF 6
--------------------------------------------------------------------------------
ACCORD (TRADEMARK) CERTIFICATE OF LIABILITY INSURANCE            DATE (MM/DD/YY)
                                                                      10/19/98
--------------------------------------------------------------------------------
PRODUCER

 AON RISK SERVICES, INC., OF CT.
 55 RAILROAD AVENUE
 P.O. BOX 5050
 GREENWICH, CT 06836-5050


INSURED
   WINSTAR COMMUNICATIONS, INC., AND ITS
   SUBSIDIARIES
   230 PARK AVENUE, SUITE 2700
   NEW YORK, NY 10169

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION
ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE
HOLDER. THIS CERTIFICATE DOES NOT MEND, EXTEND OR
ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

                         COMPANIES AFFORDING COVERAGE

COMPANY
   A       FIREMAN'S FUND INSURANCE COMPANY

COMPANY
   B       SECURITY INSURANCE COMPANY OF HARTFORD

COMPANY
   C

COMPANY
   D
--------------------------------------------------------------------------------
COVERAGES
--------------------------------------------------------------------------------
THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED TO THE INSURED NAME ABOVE FOR THE POLICY PERIOD INDICATED, NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES, LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.


CO                                                 POLICY EFFECTIVE    POLICY EXPIRATION
LTR   TYPE OF INSURANCE          POLICY NUMBER      DATE (MM/DD/YY)     DATE (MM/DD/YY)                       LIMITS
---   -----------------          -------------      ----------------    -----------------                     ------
A      GENERAL LIABILITY         DXC80368081        08/01/98            08/01/99            GENERAL AGGREGATE          $ 2,000,000
       /X/ COMMERCIAL GENERAL
       LIABILITY                                                                            PRODUCTS-COMP/OP AGG       $ 2,000,000
       / / / / CLAIMS MADE
       /X/ OCCUR                                                                            PERSONAL & ADV INJURY      $ 1,000,000
       / / OWNER'S &
           CONTRACTOR'S PROT                                                                EACH OCCURENCE             $ 1,000,000
       /X/ GENERAL AGG APPLIES                                                              FIRE DAMAGE (Any one fire) $ 1,000,000
       / / TO EACH LOCATION                                                                 MED EXP (Any one person)   $    10,000
------------------------------------------------------------------------------------------------------------------------------------
       AUTOMOBILE LIABILITY                                                                 COMBINED
       / / ANY AUTO                                                                         SINGLE LIMIT               $
       / / ALL OWNED AUTOS                                                                  BODILY INJURY
       / / SCHEDULED AUTOS                                                                  (Per person)               $
       / / HIRED AUTOS                                                                      BODILY INJURY
       / / NON-OWNED AUTOS                                                                  (Per accident)             $
       / /
       / /                                                                                  PROPERTY DAMAGE            $
------------------------------------------------------------------------------------------------------------------------------------
       GARAGE LIABILITY                                                                     AUTO ONLY - EA ACCIDENT
       / / ANY AUTO                                                                         OTHER THAN AUTO ONLY:      $
       / /                                                                                    EACH ACCIDENT            $
       / /                                                                                    AGGREGATE                $
------------------------------------------------------------------------------------------------------------------------------------
A      EXCESS LIABILITY          XYZ-000-6808-3526  08/01/98            08/01/99            EACH OCCURRENCE            $10,000,000
       /X/ UMBRELLA FORM                                                                    AGGREGATE                  $10,000,000
       / / OTHER THAN                                                                       IN EXCESS OF $1,000,000
           UMBRELLA FORM                                                                    PRIMARY                    $
------------------------------------------------------------------------------------------------------------------------------------
       WORKER'S COMPENSATION                                                                /X/ WC STATU-  / / OTHER
       AND EMPLOYERS' LIABILITY                                                                  TORY LIMITS
                                                                                            EL EACH ACCIDENT           $
       THE PROPRIETOR/  / /INCL                                                             EL DISEASE - POLICY LIMIT  $
       PARTNERS/        / /EXCL                                                             EL DISEASE - EA EMPLOYEE   $
       EXECUTIVE
       OFFICERS ARE:
------------------------------------------------------------------------------------------------------------------------------------
B      OTHER
       COMMERCIAL PROPERTY       C-COP-G10790       08/01/98            08/01/99            LIMIT: $5,000,000 EACH
                                                                                            OCCURRENCE.
------------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS
CERTIFICATE HOLDER IS NAMED AS ADDITIONAL INSURED AND LOSS PAYEE. THIRTY DAYS NOTICE OF CANCELLATION, MODIFICATION AND NON RENEWAL
EXCEPT 10 DAYS NOTICE FOR NON PAYMENT IS AFFORDED.
------------------------------------------------------------------------------------------------------------------------------------
CERTIFICATE HOLDER                                           CANCELLATION
              LUCENT TECHNOLOGIES, INC.                        SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE
              ONE OAK WAY                                      EXPIRATION DATE THEREOF, THE ISSUING COMPANY WILL MAIL 30 DAYS
              BERKELEY HEIGHTS, NJ 07922                       WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT.
                                                             -----------------------------------------------------------------------
                                                             AUTHORIZED REPRESENTATIVE
                                                               /s/ Steven Danielson
------------------------------------------------------------------------------------------------------------------------------------
ACCORD 25-S (1/95)                                                                                      (c) ACCORD CORPORATION 1988
------------------------------------------------------------------------------------------------------------------------------------

                                                 ATTACHMENT 3.13 PAGE 6 OF 6
--------------------------------------------------------------------------------
ACCORD (TRADEMARK) CERTIFICATE OF LIABILITY INSURANCE            DATE (MM/DD/YY)
                                                                      10/19/98
--------------------------------------------------------------------------------
PRODUCER

 AON RISK SERVICES, INC., OF CT.
 55 RAILROAD AVENUE
 P.O. BOX 5050
 GREENWICH, CT 06836-5050


INSURED
   WINSTAR COMMUNICATIONS, INC., AND ITS
   SUBSIDIARIES
   230 PARK AVENUE, SUITE 2700
   NEW YORK, NY 10169

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION
ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE
HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR
ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

                         COMPANIES AFFORDING COVERAGE

COMPANY
   A       FIREMAN'S FUND INSURANCE COMPANY

COMPANY
   B       SECURITY INSURANCE COMPANY OF HARTFORD

COMPANY
   C

COMPANY D
--------------------------------------------------------------------------------
COVERAGES
--------------------------------------------------------------------------------
THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED, NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES, LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.



CO                                                 POLICY EFFECTIVE   POLICY EXPIRATION
LTR   TYPE OF INSURANCE        POLICY NUMBER       DATE (MM/DD/YY)     DATE (MM/DD/YY)                       LIMITS
---   -----------------        -------------       ----------------   -----------------                      ------
A      GENERAL LIABILITY        DXC80368081         08/01/98           08/01/99             GENERAL AGGREGATION        $ 2,000,000
       /X/ COMMERCIAL GENERAL
       LIABILITY                                                                            PRODUCTS-COMP/OP AGG       $ 2,000,000
       / / / / CLAIMS MADE
       /X/ OCCUR                                                                            PERSONAL & ADV INJURY      $ 1,000,000
       / / OWNER'S &
           CONTRACTOR'S PROT                                                                EACH OCCURENCE             $ 1,000,000
       /X/ GENERAL AGG APPLIES                                                              FIRE DAMAGE (Any one fire) $ 1,000,000
       / / TO EACH LOCATION                                                                 MED EXP (Any one person)   $    10,000
------------------------------------------------------------------------------------------------------------------------------------
       AUTOMOBILE LIABILITY                                                                 COMBINED
       / / ANY AUTO                                                                         SINGLE LIMIT               $
       / / ALL OWNED AUTOS                                                                  BODILY INJURY
       / / SCHEDULED AUTOS                                                                  (Per person)               $
       / / HIRED AUTOS                                                                      BODILY INJURY
       / / NON-OWNED AUTOS                                                                  (Per accident)             $
       / /
       / /                                                                                  PROPERTY DAMAGE            $
------------------------------------------------------------------------------------------------------------------------------------
       GARAGE LIABILITY                                                                     AUTO ONLY - EA ACCIDENT
       / / ANY AUTO                                                                         OTHER THAN AUTO ONLY:      $
       / /                                                                                    EACH ACCIDENT            $
       / /                                                                                    AGGREGATE                $
------------------------------------------------------------------------------------------------------------------------------------
A      EXCESS LIABILITY         XYZ-000-6808-3526   08/01/98           08/01/99             EACH OCCURRENCE            $10,000,000
       /X/ UMBRELLA FORM                                                                    AGGREGATE                  $10,000,000
       / / OTHER THAN                                                                       IN EXCESS OF $1,000,000
           UMBRELLA FORM                                                                    PRIMARY                    $
------------------------------------------------------------------------------------------------------------------------------------
       WORKER'S COMPENSATION                                                                /X/ WC STATU-  / / OTHER
       AND EMPLOYERS' LIABILITY                                                                 TORY LIMITS
                                                                                            EL EACH ACCIDENT           $
       THE PROPRIETOR/  / /INCL                                                             EL DISEASE - POLICY LIMIT  $
       PARTNERS/        / /EXCL                                                             EL DISEASE - EA EMPLOYEE   $
       EXECUTIVE
       OFFICERS ARE:
------------------------------------------------------------------------------------------------------------------------------------
B      OTHER
       COMMERCIAL PROPERTY      C-COP-G10790        08/01/98           08/01/99             LIMIT: $5,000,000 EACH
                                                                                            OCCURRENCE.

------------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS
CERTIFICATE HOLDER IS NAMED AS ADDITIONAL INSURED AND LOSS PAYEE. THIRTY DAYS NOTICE OF CANCELLATION, MODIFICATION AND NON RENEWAL
EXCEPT 10 DAYS FOR NON PAYMENT IS AFFORDED.
------------------------------------------------------------------------------------------------------------------------------------
CERTIFICATE HOLDER                                           CANCELLATION
              STATE STREET BANK                                SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE
              225 FRANKLIN STREET                              EXPIRATION DATE THEREOF, THE ISSUING COMPANY WILL MAIL 30 DAYS
              BOSTON, MA 02110                                 WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT.
                                                             -----------------------------------------------------------------------
                                                             AUTHORIZED REPRESENTATIVE
                                                               /s/ Steven Danielson
------------------------------------------------------------------------------------------------------------------------------------
ACCORD 25-S (1/95)                                                                                      (c) ACCORD CORPORATION 1988
------------------------------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 6.01
                            Outstanding Indebtedness
               (Dollar Amounts are as of 9/30/98; $000's omitted)

Description                                                                             Amount Outstanding
-----------                                                                             ------------------
10% Senior Subordinated Notes due 2008                                                  200,000
11% Senior Subordinated Deferred Interest Notes dues 2008                               264,653
14% Convertible Senior Subordinated Discount Notes due 2005                             111,605
14% Senior Discount Notes due 2005                                                      223,210
14 1/2% Senior Deferred Interest Notes due 2005                                         124,000
12 1/2% Guaranteed Senior Secured Notes due 2004                                        200,000
12 1/2% Guaranteed Senior Secured Notes due 2004                                         50,000
15% Senior Subordinated Deferred Interest Notes due 2007                                113,950
Series C 14 1/4% Senior Cumulative Exchangeable Preferred Stock due 2007                194,739
Series D 7% Convertible Preferred Stock due 2010                                        200,000
Master Equipment Lease Agreement between BNY Capital Resources Corporation               40,164
and WinStar Wireless, Inc.
Master Equipment Lease with Transamerica Business Credit Corp.                            8,961
Equipment Lease with Finova Technology Finance, Inc.                                      3,421
Equipment Lease arrangement between Heller Financial, Inc. and WinStar Wireless, Inc.     3,314
Equipment Lease with Mellon US Leasing                                                    2,507
Master Loan and Security Agreement with Telecom Finance Corporation                       2,207
Equipment Lease with Centigram Communications Corp.                                       1,498
Equipment Lease with WASCO Funding Corp.                                                  1,273
Equipment Lease with LINC Management                                                      1,123

                                  SCHEDULE 6.02
     Liens on property or assets of the Parent or any Restricted Subsidiary

There are liens securing indebtedness for the following:

1.  12 1/2% Guaranteed Senior Secured Notes due 2004
2.  12 1/2% Guaranteed Senior Secured Notes due 2004
3. Master Equipment Lease Agreement between BNY Capital Resources Corporation and WinStar Wireless, Inc.
4.  Master Equipment Lease with Transamerica Business Credit Corp.
5.  Equipment Lease with Finova Technology Finance, Inc.
6. Equipment Lease arrangement between Heller Financial, Inc. and WinStar Wireless, Inc.
7.  Equipment Lease with Mellon US Leasing
8.  Master Loan and Security Agreement with Telecom Finance Corporation
9.  Equipment Lease with Centigram Communications Corp.
10. Equipment Lease with WASCO Funding Corp.
11. Equipment Lease with LINC Management

Other immaterial liens not exceeding $5,000,000.

                                 SCHEDULE 6.04A
                              Pending Acquisitions

None

                                 SCHEDULE 6.04B
                              Existing Investments
                       (Dollar Amounts are as of 9/30/98)

Investments in Unrestricted Subsidiaries:                $84,368

  o WinStar New Media and its Subsidiaries
  o WinStar MultiChannel Corp.
  o WinStar Credit Corp.
  o WinStar International Inc. and its Subsidiaries

Investment in ARTT                                       $13,910

Loans and Commitments to CellularVision                   $3,538
                                                     outstanding
                                                     plus up to
                                                     $9,000 for
                                                     contingent
                                                     commitments

Investment in WinStar LHC2, LLC                           $1,116

Other investments not to exceed $5,000 as of the above-referenced date.

                                 SCHEDULE 6.04C
                              Permitted Asset Sales

Sale of shares of Dal Telecom, Inc., a Russian cellular telecom provider acquired in the Midcom Acquisition

Sale of substantially all the assets or the capital stock of WinStar Switch Acquisition Corp. and miscellaneous U.S. One acquired assets

Sale of substantially all the assets or the capital stock of WinStar Gateway Network, Inc.

Midcom Long Distance and miscellaneous Midcom assets

Sales of ISP Dial up customers

Provided that at the time of such asset or stock sale the assets of such entity consist of no more than the assets of such entity on the date hereof, subject to non-material changes in the ordinary course of business.

                                  SCHEDULE 6.08
                              Existing Restrictions

None

                                  SCHEDULE 6.17
                               Customer Equipment

See Schedule C1 of the Supply Agreement.

                                                                       EXHIBIT A

                                    [Form of]

                            ASSIGNMENT AND ACCEPTANCE

         Reference is made to the Credit Agreement dated as of October 21, 1998 (as amended and in effect on the date hereof, the "Credit Agreement"), among WinStar Network Expansion, LLC, WinStar Communications, Inc., the lenders listed on Schedule 2.01 thereto (the "Lenders"), State Street Bank and Trust Company, as collateral agent and Lucent Technologies Inc., as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). Terms defined in the Credit Agreement are used herein with the same meanings.

         1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the amounts set forth below of (i) the Commitments of the Assignor on the Assignment Date and (ii) the Loans (and any Deferred Interest thereon) owing to the Assignor which are outstanding on the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

         2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any forms of the type described in Section 2.15(e) of the Credit Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire and (iii) a processing and recordation fee of $3,500.

         3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("Assignment Date"):

                             Principal Amount
                              of outstanding
                                 Loans and
                             Deferred Interest             Amount of Commitment
Facility/Commitment              Assigned                         Assigned

Tranche 1                            $                                $

Tranche 2                            $                                $

Tranche 3                            $                                $

Tranche 4                            $                                $

Tranche 5                            $                                $

The terms set forth above are
hereby agreed to:                                    Accepted */

______________, as Assignor

                                                      LUCENT TECHNOLOGIES INC.,
                                                      as Administrative Agent

by:______________________                             by:______________________
   Name:                                                 Name:
   Title:                                                Title:

_____________, as Assignee                            WINSTAR NETWORK
                                                      EXPANSION, LLC,

by:______________________                             by:______________________
   Name:                                                 Name:
   Title:                                                Title:



-------------------
      */       To be completed to the extent consents are required under
Section 9.04(b) of the Credit Agreement.

                                                                       EXHIBIT B

                                    GUARANTEE AND SUBORDINATION AGREEMENT dated
                           as of October [ ], 1998, among WINSTAR NETWORK EXPANSION, LLC, a Delaware limited liability company (the "Borrower"), WINSTAR COMMUNICATIONS, INC., a Delaware corporation (the "Parent"), each of the subsidiaries of the Parent listed on Schedule I hereto (each such subsidiary individually, a "Subsidiary Guarantor" and collectively, the "Subsidiary Guarantors"; the Subsidiary Guarantors and the Parent being referred to individually as a "Guarantor" and collectively as the "Guarantors"), and LUCENT TECHNOLOGIES INC. ("Lucent"), as administrative agent (the "Administrative Agent") for the Lenders (as defined below).

                  Reference is made to the Credit Agreement dated as of October 21, 1998 (as amended or modified from time to time, the "Credit Agreement"), among the Parent, the Borrower, the lenders from time to time party thereto (the "Lenders"), State Street Bank and Trust Company, as collateral agent (the "Collateral Agent") and the Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement

                  The Lenders have agreed to make Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Parent has elected that the Guarantors guarantee the Obligations (as defined below) by entering into this Agreement. The Borrower is a wholly-owned subsidiary of the Parent and each of the Subsidiary Guarantors is a Subsidiary of the Parent. Each of the Guarantors acknowledges that it will derive substantial benefit from the making of the Loans by the Lenders. The obligations of the Lenders to make Loans are conditioned on, among other things, the execution and delivery by the Borrower and the Guarantors of a Guarantee and Subordination Agreement in the form hereof. As consideration therefor and in order to induce the Lenders to make Loans, the Borrower and the Guarantors are willing to execute this Agreement.

                  Accordingly, the parties hereto agree as follows:

                                  ARTICLE I

                                  Guarantee

                  SECTION 1.01. Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receiver ship or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower under the Credit Agreement and the other Loan Documents and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Credit Agreement and the other Loan Documents (all the monetary and other obligations referred to in the preceding clauses (a) and (b) being collectively called the "Obligations"). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

                  SECTION 1.02. Obligations Not Waived. To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Administrative Agent, the Collateral Agent or any Lender to assert any claim or demand or to enforce or exercise any right or remedy against the Borrower or any other Guarantor under the provisions of the Credit Agreement, any other Loan Document or otherwise, (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this

Agreement, any other Loan Document, any Guarantee or any other agreement, including with respect to any other Guarantor under this Agreement or (c) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent or any Lender.

                  SECTION 1.03. Security. Each of the Guarantors authorizes the Collateral Agent and each of the Lenders to (a) take and hold security given for the payment of this Guarantee and the Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine and (c) release or substitute any one or more endorsees, other Guarantors of other obligors.

                  SECTION 1.04. Guarantee of Payment. Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any Lender to any of the security held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any Lender in favor of the Borrower, any other Loan Party or any other Person.

                  SECTION 1.05. No Discharge or Diminishment of Guarantee. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent, the Collateral Agent or any Lender to assert any claim or demand or to enforce any remedy under the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of each Guarantor as a matter of law

       4

or equity (other than the indefeasible payment in full in cash of all the Obligations).

                  SECTION 1.06. Defenses of Borrower Waived. To the fullest extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of the defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the final and indefeasible payment in full in cash of the Obligations. The Collateral Agent and the Lenders may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or guarantor or exercise any other right or remedy available to them against the Borrower or any other Loan Party or guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully, finally and indefeasibly paid in cash. To the fullest extent permitted by applicable law, each of the Guarantors waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Guarantor or guarantor, as the case may be, or any security.


                                  ARTICLE II

                                Subordination

                  SECTION 2.01. Subordination. Each Subordinated Creditor hereby agrees that all the Subordinated Obligations of each Loan Party owed to such Subordinated Creditor are hereby expressly subordinated, to the extent and in the manner set forth in this Article II, to the prior payment in full in cash of all Senior Obligations of such Loan Party in accordance with the terms thereof.

                  As used herein:

                  "Senior Creditors" means each of the Lenders, the Administration Agent, the Collateral Agent and their respective successors and assigns.

                  "Senior Obligations" of any Loan Party means (a) in the case of the Borrower, the Obligations, and (b) in the case of to any other Loan Party, all monetary obligations of such Loan Party under the Loan Documents to which it is a party, including pursuant to this Agreement.

                  "Subordinated Creditors" means any Guarantor in its capacity as a creditor of the Borrower or any Subsidiary Guarantor.

                  "Subordinated Obligations" of any Loan Party means all monetary obligations and other liabilities of such Loan Party at any time owing to any Subordinated Creditor of such Loan Party (including any such obligations or other liabilities owning to any other Person for the direct or indirect benefit of any Subordinated Creditor of such Loan Party), including all rights of such Subordinated Creditors against such Loan Party arising by way of right of subrogation, contribution, reimbursement, indemnity or otherwise; provided that the Subordinated Obligations of the Borrower or a Subsidiary Guarantor shall not include any Indebtedness owed to the Parent to the extent any such Indebtedness may only be incurred in compliance with any indenture of the Parent evidencing public Indebtedness of the Parent if such Indebtedness is evidenced by an unsubordinated promissory note.

                  SECTION 2.02. Dissolution or Insolvency. Each Subordinated Creditor agrees that upon any distribution of the assets of any Loan Party or upon any dissolution, winding up, liquidation or reorganization of any Loan Party, whether in bankruptcy, insolvency, reorganization, arrangement or receivership proceedings or otherwise, or upon any assignment for the benefit of creditors or any other marshaling of the assets and liabilities of any Loan
Party:

                  (a) the Senior Creditors of such Loan Party shall first be entitled to receive payment in full in cash of the Senior Obligations of such Loan Party in accordance with the terms of such Senior Obligations before any Subordinated Creditor shall be entitled to receive any payment on account of the Subordinated Obligations of such Loan Party, whether as principal, interest or otherwise; and

                  (b) any payment by, or distribution of the assets of, such Loan Party of any kind or character, whether in cash, property or securities, received by or on behalf of any Subordinated Creditor shall be held in trust for the benefit of, and shall be paid over to, the Senior Creditors of any Loan Party to the extent necessary to make payment in

       6

full in cash of all Senior Obligations of such Loan Party remaining unpaid, after giving effect to any concurrent payment or distribution to the Senior Creditors in respect of the Senior Obligations.

                  SECTION 2.03. Other Creditors. Nothing contained in this Agreement is intended to or shall impair, as between and among the Loan Parties, their creditors (other than their Senior Creditors) and the Subordinated Creditors, the obligations of each Loan Party to pay to the applicable Subordinated Creditors of such Borrower Company the Subor dinated Obligations of such Loan Party as and when the same shall become due and payable in accordance with the terms thereof, or affect the relative rights of the Subordinated Creditors and the other creditors of such Loan Party (other than their Senior Creditors).

                  SECTION 2.04. Proofs of Claims. In the event of any dissolution, winding up, liquidation or reorganization of any Loan Party, whether in bankruptcy, insolvency, reorganization, arrangement or receivership proceedings or otherwise, or any assignment for the benefit of creditors or any other marshaling of the assets and liabilities of any Loan Party, each Subordinated Creditor agrees to file proofs of claim for the Subordinated Obligations owed to it upon demand of the Administrative Agent, in default of which the Administrative Agent or other authorized representative of the Senior Creditors is hereby irrevocably authorized so to file in order to effectuate the provisions hereof. This Section shall not be construed to permit any Subordinated Creditor to retain any payment received by it in respect of a Subordinated Obligation that such Subordinated Creditor is not entitled to retain under any other provision of this Agreement.

                  SECTION 2.05. No Waiver. No right of any Senior Creditor to enforce this Agreement shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of any of the Administrative Agent, the other Senior Creditors, or any Loan Party, or by any noncompliance by any Subordinated Creditor or Loan Party with the terms, provisions and covenants contained herein, and the Senior Creditors are hereby expressly authorized to extend, renew, increase, decrease, modify or amend the terms of the Senior Obligations or any security therefor, and to release, sell or exchange any such security and otherwise deal freely with the Loan Parties, all without notice to or consent of any Subordinated Creditor and without affecting the liabilities and obligations of the parties hereto.

       7

                  SECTION 2.06. Transfer of Subordinated Obligations. Each Subordinated Creditor agrees that it will not sell, assign, transfer or otherwise dispose of all or any part of the Subordinated Obligations owed to it unless the Person to whom such sale, assignment, transfer or disposition is made
(i) is a Subordinated Creditor hereunder or (ii) shall acknowledge in writing (delivered to the Agent) that it shall be bound by the terms of this Agreement, including the terms of this Section 2.06, as though named herein as a Subordinated Creditor.

                  SECTION 2.07.  Obligations Hereunder Not Affected.
                  (a) All rights and interests of the Senior Creditors hereunder, and all agreements and obligations of the Subordinated Creditors hereunder, shall remain in full force and effect irrespective of:

                  (i) any lack of validity or enforceability of the Credit Agreement or any other Loan Document;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any other amendment or waiver of or consent to departure from the Credit Agreement or any other Loan Document (other than this Agreement);

                  (iii) any exchange, release or nonperfection of any security interest in any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, in respect of all or any of the Senior Obligations; or

                  (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower Company in respect of its Senior Obligations or of any Subordinated Creditor in respect of this Agreement.

                  (b) Each Subordinated Creditor hereby authorizes the Senior Creditors, without notice or demand and without affecting or impairing any of the obligations of such Subordinated Creditor hereunder, from time to time to
(i) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of, the Senior Obligations or any part thereof and (ii) exercise or refrain from exercising any rights against any Subordinated Creditor, any Loan Party or any other Person.

                                 ARTICLE III

                                Miscellaneous

                  SECTION 3.01. Representations and Warranties. Each of the Guarantors represents and warrants as to itself that all representations and warranties relating to it contained in the Credit Agreement are true and correct.

                  SECTION 3.02. Information. Each of the Guarantors assumes all responsibility for being and keeping itself informed of the Borrower's and each other Loan Party's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the Lenders will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

                  SECTION 3.03. Termination of this Agreement and the Guarantees. This Agreement and the Guarantees made hereunder shall terminate when all the Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any Lender upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise.

                  SECTION 3.04. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of each party hereto that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to the Borrower or any Guarantor when a counterpart hereof executed on behalf of such Party shall have been delivered to the Administrative Agent, and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Party and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Party, the Administrative Agent and the Lenders, and their respective successors and assigns, except that neither the Borrower nor the Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void). If all of the capital stock of a Subsidiary Guarantor is sold, transferred or otherwise disposed of (other than to a Subsidiary of the Parent) pursuant to a transaction permitted by the Loan Documents, such Subsidiary Guarantor shall be released from its obligations under this Agreement without further action. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

                  SECTION 3.05. Waivers; Amendment. (a) No failure or delay of the Administrative Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent hereunder and of the Collateral Agent and the Lenders under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower or any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph
(b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or any Guarantor in any case shall entitle the Borrower or any such Guarantor to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the party hereto with respect to which such waiver, amendment or modification relates and the Administrative Agent, with the prior written consent of the Required Lenders as required under the Credit Agreement.

                  SECTION 3.06. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 3.07. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications

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and notices hereunder to each Subsidiary Guarantor shall be given to it in care of the Parent.

                  SECTION 3.08. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Borrower and the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent and the Lenders and shall survive the making by the Lenders of the Loans regardless of any investigation made by any Lender or on any Lender's behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid and as long as the Commitments have not been terminated.

                  (b) In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 3.09. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 4.04. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 3.10. Rules of Interpretation. The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement.

                  SECTION 3.11. Jurisdiction; Consent to Service of Process. (a) The Borrower and each Guarantor hereby irrevocably and unconditionally submit, for itself and its property, to the nonexclusive jurisdiction of any New York

      11

State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower, any Guarantor or its properties in the courts of any jurisdiction.

                  (b) The Borrower and each Guarantor hereby irrevocably and unconditionally waive, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 3.07. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 3.12. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.12.

                  SECTION 3.13. Additional Subsidiary Guarantors. Pursuant to the Credit Agreement, any additional Guarantor Subsidiary that is formed or acquired (or results from a Subsidiary that was not previously a Subsidiary becoming a Guarantor Subsidiary) after the date hereof is required to enter into this Agreement as a Subsidiary Guarantor upon becoming a Guarantor Subsidiary. Upon execution and delivery after the date hereof by the Administrative Agent and such a Guarantor Subsidiary of an instrument in the form of Annex 1, such Guarantor Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor herein. The execution and delivery of any instrument adding an additional Subsidiary Guarantor as a party to this Agreement shall not require the consent of any other Guarantor or Subordinated Creditor hereunder. The rights and obligations of each Guarantor and Subordinated Creditor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Guarantor as a party to this Agreement.

                  SECTION 3.14. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender to or for the credit or the account of any Guarantor against any or all the obligations of such Guarantor now or hereafter existing under this Agreement and the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section 3.14 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                                WINSTAR NETWORK EXPANSION,
                                                LLC,

                                                 by

                                                    --------------------------
                                                    Name:
                                                    Title:

                                                WINSTAR COMMUNICATIONS, INC.,

                                                 by

                                                    --------------------------
                                                    Name:
                                                    Title:

                                                EACH OF THE SUBSIDIARY
                                                GUARANTORS LISTED ON
                                                SCHEDULE I HERETO,

                                                 by

                                                    ---------------------------
                                                    Name:
                                                    Title:

                                                LUCENT TECHNOLOGIES INC., as
                                                Administrative Agent,

                                                 by

                                                    ---------------------------
                                                    Name:
                                                    Title:

                                                                      SCHEDULE I
                                                      to the Guarantee Agreement

                                  SUBSIDIARIES

WinStar Wireless, Inc.
WinStar Federal Services, LLC
WinStar LANSystems Acquisition, LLC
WinStar Midcom Acquisition Corp.
WinStar Media Connection, Inc.
The Internet Connection, Inc.
Macro Computer Solutions, Inc.
Commercial Information and Order Express (CIOE) Corporation, Inc.
WinStar Gateway Network, Inc.
WinStar Milliwave, Inc.
WinStar Wireless Fiber Corp.
WinStar LMDS, LLC
WinPinn Corp.
Pinnacle Nine Communications LLC
Pinnacle Seven Communications, Inc.
WinStar Locate, Inc.
WinStar Wireless Fiber Acquisition Corp.
WinStar Switch Acquisition Corp.
WinStar LHC1, LLC
WinStar GoodNet, Inc.

                                                                  ANNEX 1 TO THE
                                                             GUARANTEE AGREEMENT

                                    SUPPLEMENT NO.              dated as of
                                 , to the Guarantee and Subordination Agreement
                           dated as of October [ ],1998 (as amended or modified from time to time, the "Guarantee Agreement"), among WINSTAR NETWORK EXPANSION, LLC, a Delaware limited liability company (the "Borrower"), WINSTAR COMMUNICATIONS, INC., a Delaware corporation (the "Parent"), each of the subsidiaries of the Parent listed on Schedule I thereto (each such subsidiary individually, a "Subsidiary Guarantor" and collectively, the "Subsidiary Guarantors" and, together with the Parent, the "Guarantors"), and LUCENT TECHNOLOGIES INC. ("Lucent"), as administrative agent (the "Administrative Agent") for the Lenders (as defined in the Guarantee Agreement).

                  A. Reference is made to (a) the Credit Agreement dated as of October 21, 1998 (as amended or modified from time to time, the "Credit Agreement"), among the Parent, the Borrower, the lenders from time to time party thereto (the "Lenders"), State Street Bank and Trust Company, as Collateral Agent and the Administrative Agent and (b) the Guarantee Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement.

                  B. The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders to make Loans. Pursuant to the Credit Agreement, any additional Guarantor Subsidiary that is formed or acquired (or results from a Subsidiary that was not previously a Guarantor Subsidiary becoming a Guarantor Subsidiary) after the date of the Guarantee Agreement is required to enter into the Guarantee Agreement as a Subsidiary Guarantor upon becoming a Guarantor Subsidiary. Section 3.13 of the Guarantee Agreement provides that additional Guarantor Subsidiaries may become Subsidiary Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Guarantor Subsidiary (the "New Subsidiary Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor under the Guarantee Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.

                  Accordingly, the Administrative Agent and the New Subsidiary Guarantor agree as follows:

                  SECTION 1. In accordance with Section 3.13 of the Guarantee Agreement, the New Subsidiary Guarantor by its signature below becomes a Subsidiary Guarantor and a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor and the New Subsidiary Guarantor hereby (a) agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Subsidiary Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a "Subsidiary Guarantor" or "Guarantor" in the Guarantee Agreement shall be deemed to include the New Subsidiary Guarantor. The Guarantee Agreement is hereby incorporated herein by reference.

                  SECTION 2. The New Subsidiary Guarantor represents and warrants to the Administrative Agent and the Lenders that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                  SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary Guarantor and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

                  SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

                  SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 3.07 of the Guarantee Agreement. All communications and notices hereunder to the New Subsidiary Guarantor shall be given to it at the address set forth under its signature below, with a copy to the Borrower.

                  SECTION 8. The New Subsidiary Guarantor agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Supplement, including the fees, disbursements and other charges of counsel for the Administrative Agent.

                  IN WITNESS WHEREOF, the New Subsidiary Guarantor and the Administrative Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

                                                [Name Of New Subsidiary
                                                Guarantor],

                                                 by
                                                   --------------------------
                                                   Name:
                                                   Title:
                                                   Address:
                                                           ------------------
                                                           ------------------

                                                [                    ],
                                                as Administrative Agent,

                                                 by
                                                   --------------------------
                                                   Name:
                                                   Title:

                                                                       EXHIBIT C

                                    INDEMNITY, SUBROGATION and CONTRIBUTION
                           AGREEMENT dated as of October [ ], 1998, among WINSTAR COMMUNICATIONS, INC., a Delaware corporation (the "Parent"), WINSTAR NETWORK EXPANSION, LLC, a Delaware limited liability company (the "Borrower"), each Subsidiary of the Parent listed on Schedule I hereto (the "Subsidiary Guarantors" and, together with the Parent, the "Guarantors") and LUCENT TECHNOLOGIES INC. ("Lucent"), as Administrative Agent (in such capacity, the "Administrative Agent") for the Lenders (as defined below).

                  Reference is made to (a) the Credit Agreement dated as of October 21, 1998 (as amended or modified from time to time, the "Credit Agreement"), among the Parent, the Borrower, the lenders from time to time party thereto (the "Lenders"), State Street Bank and Trust Company, as Collateral Agent for the Lenders and the Administrative Agent and (b) the Guarantee Agreement referred to in the Credit Agreement. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                  The Lenders have agreed to make Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Guarantors have guaranteed such Loans and the other Obligations (such term when used herein to have the meaning assigned thereto in the Guarantee Agreement) pursuant to the Guarantee Agreement. The obligations of the Lenders to make Loans are conditioned on, among other things, the execution and delivery by the Borrower and the Guarantors of an agreement in the form hereof.

                  Accordingly, the Borrower, each Guarantor and the Administrative Agent agree as follows:

                  SECTION 1. Indemnity and Subrogation. In addi tion to all such rights of indemnity and subrogation as the Subsidiary Guarantors may have under applicable law (but subject to Section 3), the Parent and the Borrower agree that in the event a payment in respect of any Obligation of the Borrower shall be made by any Subsidiary Guarantor under the Guarantee Agreement, the Parent and the Borrower shall indemnify such Subsidiary Guarantor for the full amount of such payment and such Subsidiary Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.

                  SECTION 2. Contribution and Subrogation. Each Subsidiary Guarantor (a "Contributing Guarantor") agrees (subject to Section 3) that, in the event a payment shall be made by any other Subsidiary Guarantor under the Guarantee Agreement and such other Subsidiary Guarantor (the "Claiming Guarantor") shall not have been fully indemnified by the Parent and the Borrower, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction the numerator of which shall be the net worth of the Contributing Guarantor on the date hereof and the denominator of which shall be the aggregate net worth of all the Subsidiary Guarantors on the date hereof (or, in the case of any Subsidiary Guarantor becoming a party hereto after the date hereof, the date such Subsidiary Guarantor so becomes a party hereto). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 2 shall be subrogated to the rights of such Claiming Guarantor under Section 1 to the extent of such payment.

                  SECTION 3. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Subsidiary Guarantors under Sections 1 and 2 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated, to the extent and on the terms set forth in the Guarantee Agreement, to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 1 and 2 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

                  SECTION 4. Termination. This Agreement shall survive and be in full force and effect so long as any Obligation is outstanding and has not been indefeasibly paid in full in cash, and so long as any of the Commitments under the Credit Agreement remain in effect, and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Lender or any Guarantor upon the bankruptcy or reorganization of the Bor rower, any Guarantor or otherwise.

                  SECTION 5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 6. No Waiver; Amendment. (a) No failure on the part of the Administrative Agent or any Guarantor to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Administrative Agent or any Guarantor preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. None of the Administrative Agent and the Guarantors shall be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by such parties.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Borrower, the Guarantors and the Administrative Agent, with the prior written consent of the Required Lenders, except as otherwise provided in the Credit Agreement.

                  SECTION 7. Notices. All communications and notices hereunder shall be in writing and given as provided in the Guarantee Agreement and addressed as specified therein.

                  SECTION 8. Binding Agreement; Assignments. When ever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Neither the Bor rower nor any Guarantor may assign or transfer any of its rights or obligations hereunder (and any such attempted assignment or transfer shall be void) without the prior written consent of the Required Lenders. Notwithstanding the foregoing, at the time any Guarantor is released from its obligations under the Guarantee Agreement in accordance with such Guarantee Agreement and the Credit Agreement, such Guarantor will cease to have any rights or obligations under this Agreement.

                  SECTION 9. Survival of Agreement; Severability. (a) All covenants and agreements made by the Borrower and each Guarantor herein and in the certificates or other instruments prepared or delivered in connection with this Agreement or the other Loan Agreements shall be considered to have been relied upon by the Administrative Agent, the Lenders and each Guarantor and shall survive the making by the Lenders of the Loans and shall continue in full force and effect as long as the principal of or any accrued interest on any Loans or any other fee or amount payable under the Credit Agreement or this Agreement or under any of the other Loan Documents is outstanding and unpaid and as long as the Commitments have not been terminated.

                  (b) In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remain ing provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 10. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall be effective with respect to any Guarantor when a counterpart bearing the signature of such Guarantor shall have been delivered to the Administrative Agent.

                  SECTION 11. Rules of Interpretation. The rules of interpretation specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement.

                  SECTION 12. Additional Guarantors. Pursuant to the Credit Agreement, any additional Guarantor Subsidiary that is formed or acquired (or results from a Subsidiary that was not previously a Guarantor Subsidiary becoming a Guarantor Subsidiary) after the date hereof is required to enter into this Agreement as a Subsidiary Guarantor upon becoming a Guarantor Subsidiary. Upon execution and delivery, after the date hereof, by the Administrative Agent and such a Guarantor Subsidiary of an instrument in the form of Annex 1 hereto, such Guarantor Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor hereunder. The execution and delivery of any instrument adding an additional Subsidiary Guarantor as a party to this Agreement shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first appearing above.

                                                WINSTAR NETWORK EXPANSION, LLC,


                                                by ---------------------------
                                                   Name:
                                                   Title:

                                                WINSTAR COMMUNICATIONS, INC.,


                                                by ---------------------------
                                                   Name:
                                                   Title:


                                                EACH OF THE SUBSIDIARIES
                                                LISTED ON SCHEDULE I HERETO,



                                                by ---------------------------
                                                   Name:
                                                   Title:


                                                LUCENT TECHNOLOGIES INC.,
                                                as Administrative Agent,



                                                by ---------------------------
                                                   Name:
                                                   Title:

                                                                      SCHEDULE I
                                                    to the Indemnity Subrogation
                                                      and Contribution Agreement

                                  SUBSIDIARIES

WinStar Wireless, Inc.
WinStar Federal Services, LLC
WinStar LANSystems Acquisition, LLC
WinStar Midcom Acquisition Corp.
WinStar Media Connection, Inc.
The Internet Connection, Inc.
Macro Computer Solutions, Inc.
Commercial Information and Order Express (CIOE) Corporation, Inc.
WinStar Gateway Network, Inc.
WinStar Milliwave, Inc.
WinStar Wireless Fiber Corp.
WinStar LMDS, LLC
WinPinn Corp.
Pinnacle Nine Communications LLC
Pinnacle Seven Communications, Inc.
WinStar Locate, Inc.
WinStar Wireless Fiber Acquisition Corp.
WinStar Switch Acquisition Corp.
WinStar LHC1, LLC
WinStar GoodNet, Inc.

                                                                      ANNEX 1 TO
                                                  THE INDEMNITY, SUBROGATION AND
                                                          CONTRIBUTION AGREEMENT

                                    SUPPLEMENT NO.         dated as of        ,
                           to the Indemnity, Subrogation and Contribution Agreement dated as of October [ ], 1998 (as the same may be amended or modified from time to time, the "Indemnity, Subrogation and Contribution Agreement"), among WINSTAR NETWORK EXPANSION, LLC, a Delaware limited liability company (the "Borrower"), WINSTAR COMMUNICATIONS, INC., a Delaware corporation (the "Parent"), certain subsidiaries of the Parent (the "Subsidiary Guarantors" and, together with the Parent, the "Guarantors"), and LUCENT TECHNOLOGIES INC. ("Lucent"), as Administrative Agent (the "Administrative Agent") for the Lenders (as defined below).

                  A. Reference is made to (a) the Credit Agreement dated as of October 21, 1998 (as amended or modified from time to time, the "Credit Agreement"), among the Parent, the Borrower, the lenders from time to time party thereto (the "Lenders"), State Street Bank and Trust Company, as Collateral Agent for the Lenders and the Administrative Agent, and (b) the Indemnity, Subrogation and Contribution Agreement.

                  B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indemnity, Subrogation and Contribution Agreement and the Credit Agreement.

                  C. The Borrower and the Guarantors have entered into the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make Loans. Pursuant to the Credit Agreement, any additional Guarantor Subsidiary that is formed or acquired (or results from a Subsidiary that was not previously a Guarantor Subsidiary becoming a Guarantor Subsidiary) after the date of the Indemnity, Subrogation and Contribution Agreement is required to enter into the Indemnity, Subrogation and Contribution Agreement as a Subsidiary Guarantor upon becoming a Guarantor Subsidiary. Section 12 of the Indemnity, Subrogation and Contribution Agreement provides that additional Guarantor Subsidiaries may become Subsidiary Guarantors under the Indemnity, Subrogation and Contribution Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Guarantor Subsidiary (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor under the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make additional Loans and as consideration for Loans previously made.

                  Accordingly, the Administrative Agent and the New Guarantor agree as follows:

                  SECTION 1. In accordance with Section 12 of the Indemnity, Subrogation and Contribution Agreement, the New Guarantor by its signature below becomes a Subsidiary Guarantor under the Indemnity, Subrogation and Contribution Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor and the New Guarantor hereby agrees to all the terms and provisions of the Indemnity, Subrogation and Contribution Agreement applicable to it as a Subsidiary Guarantor thereunder. Each reference to a "Subsidiary Guarantor" in the Indemnity, Subrogation and Contribution Agreement shall be deemed to include the New Guarantor. The Indemnity, Subrogation and Contribution Agreement is hereby incorporated herein by reference.

                  SECTION 2. The New Guarantor represents and warrants to the Administrative Agent and the Lenders that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

                  SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent.

                  SECTION 4. Except as expressly supplemented hereby, the Indemnity, Subrogation and Contribution Agreement shall remain in full force and effect.

                  SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 6. In case any one or more of the provi sions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforce able, but the validity, legality and enforceability of the remaining provisions contained herein and in the Indemnity, Subrogation and Contribution Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 7 of the Indemnity, Subrogation and Contribution Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature.

                  SECTION 8. The New Guarantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

                  IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Indemnity, Subrogation and Contribution Agreement as of the day and year first above written.

                                                      [Name Of New Guarantor],


                                                      by ----------------------
                                                         Name:
                                                         Title:
                                                         Address:


                                                      LUCENT TECHNOLOGIES INC.,
                                                      as Administrative Agent,


                                                      by ----------------------
                                                         Name:
                                                         Title:

                                                                       EXHIBIT D

                            PERFECTION CERTIFICATE

                  Reference is made to (a) the Credit Agreement dated as of October 21, 1998 (as amended or modified from time to time, the "Credit Agreement"), among WinStar Network Expansion, LLC, a Delaware limited liability company (the "Borrower"), WinStar Communications, Inc., a Delaware corporation (the "Parent"), the lenders party thereto (the "Lenders"), State Street Bank and Trust Company, as collateral agent (in such capacity, the "Collateral Agent"), and Lucent Technologies Inc., as administrative agent (in such capacity, the
"Administrative Agent"), and (b) the Security Agreement dated as of [    ], 1998
(as amended or modified from time to time, the "Security Agreement") between the Borrower and the Collateral Agent. Capitalized terms used herein without definition have the meanings assigned to them in the Credit Agreement and the Security Agreement.

                  The undersigned, a Financial Officer of the [Borrower] [Parent], hereby certifies to the Administrative Agent, the Collateral Agent and each Lender as follows:

                  1. Names. (a) The exact company name of the Borrower, as such name appears in its certificate of formation, is WinStar Network Expansion, LLC.

                  (b) Set forth below is each other company name the Borrower has had since its formation, together with the date of the relevant change:

                  (c) Except as set forth in Schedule 1 hereto, the Borrower has not changed its identity or company structure in any way within the past five years. Changes in identity or company structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of Company organization. If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation.

                  (d) The following is a list of all other names (including trade names or similar appellations) used by the Borrower or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:

                  (e)  The Federal Taxpayer Identification Number of the
Borrower is [   ].

                  2. Current Locations. (a) The chief executive office of the Borrower is located at the following address:

                  Mailing Address           County            State
                  ---------------           ------            -----



                  (b) The following are all the places of business of the Borrower not identified above:

                  Mailing Address           County            State
                  ---------------           ------            -----



                  (c) The following are the names and addresses of all Persons other than the Borrower which have possession of any of the Collateral:

Name              Mailing Address           County            State
----              ---------------           ------            -----



                  (d) The following are all the locations where the Borrower maintains any Collateral not identified above:

Name              Mailing Address           County            State
----              ---------------           ------            -----



3. File Search Reports. Attached hereto as Schedule 3(A) are true copies of file search reports from the Uniform Commercial Code filing offices where filings described in Schedule 5 are to be made. Attached hereto as Schedule 3(B) is a true copy of each financing statement or other filings identified in such file search reports.

                  4. UCC Filings. Duly signed financing statements on Form UCC-1 in substantially the form of Schedule 4 hereto have been duly filed or delivered to the Collateral Agent for filing in the Uniform Commercial Code filing offices in each jurisdiction where the Borrower has Collateral as identified in Section 2 hereof.

                  5. Schedule of Filings. Attached hereto as Schedule 5 is a schedule setting forth, with respect to the filings described in Section 4 above, each filing and the filing office in which such filing is to be made.

                  6. Filing Fees. All filing fees and taxes payable in connection with the filings described in Section 4 above have been paid or provided for.

                  IN WITNESS WHEREOF, the undersigned has duly executed this
certificate this [     ] day of [     ], [      ].




                                                   ----------------------------
                                                   [Financial Officer]

                                                                       EXHIBIT E

                                    SECURITY AGREEMENT dated as of October [ ],
                           1998, between WINSTAR NETWORK EXPANSION, LLC, a Delaware limited liability company (the "Borrower"), and STATE STREET BANK AND TRUST COMPANY, as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties, as defined herein.

                  Reference is made to the Credit Agreement dated as of October 21, 1998 (as amended or modified from time to time, the "Credit Agreement"), among the Borrower, WinStar Communications, Inc., the lenders party thereto (the "Lenders"), the Collateral Agent and Lucent Technologies Inc., as Administrative Agent (in such capacity, the "Administrative Agent"). The Lenders have agreed to extend credit to the Borrower pursuant to, and subject to the terms and conditions specified in, the Credit Agreement. The obligations of the Lenders to extend credit under the Credit Agreement are conditioned upon, among other things, the execution and delivery by the Borrower of a security agreement in the form hereof to secure (a) the due and punctual payment by the Borrower of
(i) the principal of and interest on the Loans (including Deferred Interest and accrued interest thereon), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations of the Borrower to the Secured Parties under the Credit Agreement and the other Loan Documents, and (b) the due and punctual performance of all other obligations of the Borrower to the Secured Parties under the Credit Agreement and the other Loan Documents (all the foregoing obligations being collectively called the "Obligations").

                  Accordingly, the Borrower and the Collateral Agent hereby agree as follows:

                                  ARTICLE I

                                 Definitions

                  SECTION 1.01. Terms Defined in the Credit Agreement. Terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

                  SECTION 1.02. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

                  "Collateral" shall mean (i) the Network and (ii) all Proceeds.

                  "Credit Agreement" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

                  "Equipment" shall mean the following, to the extent that all or any part of the purchase price thereof is financed by Loans under the Credit
Agreement: (i) all equipment, furniture and furnishings, (ii) all tangible personal property similar to any of the foregoing, including tools, parts and supplies of every kind and description, (iii) all improvements, accessions or appurtenances thereto. The term Equipment shall include Fixtures, and (iv) all Products (as defined in the Supply Agreement).

                  "Fixtures" shall mean all items of Equipment, whether now owned or hereafter acquired, of the Borrower that become so related to particular real estate that an interest in them arises under any real estate law applicable thereto.

                  "General Intangibles" shall mean the following, to the extent acquired by the Borrower pursuant to the Supply Agreement in connection with the purchase of Equipment: (i) all choses in action and causes of action and (ii) all other assignable intangible personal property of the Borrower of every kind and nature now owned or hereafter acquired by the Borrower, including the Borrower's rights under the Supply Agreement and all intellectual property acquired by or granted to the Borrower pursuant to the Supply Agreement.

                  "Network" shall mean any and all Equipment and General Intangibles, but excluding General Intangibles to the extent that an assignment thereof would violate a restriction on assignment contained therein.

                  "Obligations" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

                  "Proceeds" shall mean any consideration received from the sale, exchange, license, lease or other disposition of any asset which constitutes Collateral, including any payment received from any insurer or other Person as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset which constitutes Collateral.

                  "Secured Parties" shall mean (a) the Lenders, (b) the Administrative Agent and the Collateral Agent, in their capacities as such under each Loan Document and (c) the successors and assigns of the foregoing.

                  "Security Interest" shall have the meaning assigned to such term in Section 2.01.

                  "Supply Agreement" shall mean the Supply Agreement dated October 21, 1998 between Lucent Technologies Inc. and the Parent.

                  SECTION 1.03. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

                                  ARTICLE II

                              Security Interest

                  SECTION 2.01. Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, the Borrower hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of the Borrower's right, title and interest in, to and under the Collateral (the "Security Interest"). Without limiting the foregoing, the Collateral Agent is hereby authorized to file one or more financing statements (including fixture filings), continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by the Borrower without the signature of the Borrower, and naming the Borrower as debtor and the Collateral Agent as secured party.

                                                                               4
                  SECTION 2.02. No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of the Borrower with respect to or arising out of any of the Collateral.

                                 ARTICLE III

                        Representations and Warranties

                  The Borrower represents and warrants to the Collateral Agent and the Secured Parties that:

                  SECTION 3.01. Title and Authority. The Borrower has good and valid rights in and title to the Collateral and has full power and authority to grant to the Collateral Agent the Security Interest in the Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained.

                  SECTION 3.02. Filings. The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and com plete. Fully executed Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been filed of record in each governmental, municipal or other office specified in Schedule 5 to the Perfection Certificate, which are all the filings, recordings and registrations that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

                  SECTION 3.03. Validity of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations and (b) a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions. The Security Interest is and shall be prior to any other Lien on any of the Collateral, except for Liens expressly permitted by the Credit Agreement that are prior to the Security Interest as a matter of law.

                  SECTION 3.04. Absence of Other Liens. The Collateral is owned by the Borrower free and clear of any Lien, except for Permitted Encumbrances described in clauses (a) and (b) of the definition of "Permitted Encumbrances" and the Security Interest. The Borrower has not filed or consented to the filing of any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral.

                                  ARTICLE IV

                                  Covenants

                  SECTION 4.01. Collateral Schedules. (a) Promptly following the delivery of each Borrowing Request under the Credit Agreement, the Borrower will deliver to the Collateral Agent (i) copies of all invoices paid or financed, in whole or in part, with the Loans resulting from such Borrowing Request, together with such other information as shall be necessary to identify each item of Collateral financed thereby and (ii) a schedule indicating the Equipment User or Users that will lease such Collateral and the location or locations of such Collateral.

                  (b) From time to time (but not less frequently than quarterly), the Borrower will deliver to the Collateral Agent (i) supplements to and corrections of the schedules and other information theretofore delivered to the Collateral Agent sufficient to enable the Collateral Agent to identify each item of Collateral, the jurisdiction in which it is located and the Equipment User that is leasing

                                                                              6
such Collateral and (ii) copies of all Equipment User Agreements and leases and subleases under which any Collateral is leased (to the extent not previously delivered to the Collateral Agent).

                  SECTION 4.02. Protection of Security. The Borrower shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien.

                  SECTION 4.03. Further Assurances. The Borrower agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent or any of the Lenders may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agree ment, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith.

                  SECTION 4.04. Inspection and Verification. The Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right, on reasonable advance notice at the Borrower's own cost and expense, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, to discuss the Borrower's affairs with the officers of the Borrower and its independent accountants and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, including, in the case of Collateral in the possession of any third Person, by contacting the third Person possessing such Collateral for the purpose of making such a verification. Subject to the provisions of Section 9.12 of the Credit Agreement, the Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party and their agents and representatives.

                  SECTION 4.05. Taxes; Encumbrances. At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted under the Loan Documents and may pay for the maintenance and preservation of the Collat eral to the extent the Borrower fails to do so as required by the Credit Agreement or this Agreement, and the Borrower agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this
Section 4.05 shall be interpreted as excusing the Borrower from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of the Borrower with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the Credit Agreement.

                  SECTION 4.06. Continuing Obligations of the Borrower. The Borrower shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and the Borrower agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

                  SECTION 4.07. Use and Disposition of Collateral. The Borrower shall not make or permit to be made an assign ment, pledge or hypothecation of the Collateral or grant any other Lien in respect of the Collateral. The Borrower shall not make or permit to be made any transfer of the Collateral and shall remain at all times in possession of the Collateral, except that unless and until the Collateral Agent shall notify the Borrower that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Borrower shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), the Borrower may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Agreement or the Credit Agreement.

                  SECTION 4.08. Insurance and Related Matters. (a) The Borrower, at its own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Collateral in accordance with the provisions of the Credit Agreement.

                  (b) The Borrower irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as the Borrower's true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of the Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that the Borrower at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Borrower hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 4.08, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Borrower to the Collateral Agent.

                  (c) In the event of any casualty or other damage to, or any taking under power of eminent domain or by condemnation or similar proceedings of, any property or asset constituting Collateral, then any and all Net Proceeds from such event shall be deposited with the Collateral Agent. Subject to the provisions of the Credit Agreement requiring that such Net Proceeds be applied to prepay Loans in the event of a Collateral Trigger Event, the Collateral Agent will hold such Net Proceeds and, provided that the Borrower elects to repair, restore or replace the affected property or asset in accordance with the definition of the term "Collateral Trigger Event" set forth in the Credit Agreement, the Collateral Agent will release such Net Proceeds from time to time to pay the costs of such repair, restoration or replacement; provided that (i) such repair, restoration or replacement shall comply with the requirements set forth in such definition of "Collateral Trigger Event" and (ii) as a condition of any release of funds, the Collateral Agent may require delivery of evidence reasonably satisfactory to it of compliance with such requirements. The Collateral Agent shall invest any portion of the funds held by it from time to time pursuant to this paragraph as directed in writing from time to time by the Borrower. Any such investment shall be made only in Permitted Investments, shall be at the Borrower's risk and the earnings thereon shall be credited to the funds then held by the Collateral Agent hereunder for the Borrower's account. The Collateral Agent shall not be liable for any interest on uninvested funds. If any Event of Default occurs and is continuing, the Collateral Agent may, in its discretion, apply any funds then held by it hereunder as provided in Section 6.02.

                  (d) In the event that the Collateral Agent, as loss payee, receives the Net Proceeds of any casualty or other damage to any property or asset of the Borrower not constituting Collateral, the Collateral Agent shall deliver such Net Proceeds to the Borrower.

                                  ARTICLE V

                              Power of Attorney

                  SECTION 5.01. Power of Attorney. The Collateral Agent shall have the right, as the true and lawful agent and attorney-in-fact of the Borrower, with power of substitution for the Borrower and in the Borrower's name or otherwise, for the use and benefit of the Collateral Agent and the Secured Parties, upon the occurrence and during the continuance of an Event of Default
(a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral;
(c) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (d) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; and (e) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent or any Secured Party with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Borrower or to any claim or action against the Collateral Agent or any Secured Party. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Borrower for the purposes set forth above is coupled with an interest and is irrevocable. The provisions of this Section shall in no event relieve the Borrower of any of its obligations hereunder or under the Credit Agreement with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise.


                                  ARTICLE VI

                                   Remedies

                  SECTION 6.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, the Borrower agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right with or without legal process and with or without previous notice or demand for performance, to take possession of the Col lateral or any part thereof (at the same or different times) and without liability for trespass to enter any premises where the Collateral or any part thereof may be located for the purpose of taking possession of or removing the

Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, the Borrower agrees that the Collateral Agent shall have the right, subject to the manda tory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. Upon consum mation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Borrower, and the Borrower hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which the Borrower now has or may at any time in the future have under any rule of law or statute now exist ing or hereafter enacted.

                  The Collateral Agent shall give the Borrower 10 days' written notice (which the Borrower agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such public sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of the Borrower (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Obligation then due and payable to such Secured Party from the Borrower as a credit against the purchase price and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Borrower therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and the Borrower shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwith standing the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

                  SECTION 6.02. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as follows:

                   FIRST, to the payment of all costs and expenses incurred by the Administrative Agent or the Collateral Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such collection or sale or otherwise in connection with this Agreement or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent or the Administrative Agent hereunder or under any other Loan Document on behalf of the Borrower and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

                  SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

                  THIRD, to the Borrower, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

                                 ARTICLE VII

                                Miscellaneous

                  SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement.

                  SECTION 7.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Borrower hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Borrower in respect of the Obligations or this Agreement.

                  SECTION 7.03. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Secured Parties and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

                  SECTION 7.04. Binding Effect. This Agreement shall become effective when a counterpart hereof executed on behalf of the Borrower shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon the Borrower and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that the Borrower shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement.

                  SECTION 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

                  SECTION 7.06. Collateral Agent Appointed Attorney-in-Fact. The Borrower hereby appoints the Collateral Agent the attorney-in-fact of the Borrower for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.

                  SECTION 7.07. Collateral Agent's Fees and Expenses; Indemnification. (a) The Borrower agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts or agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of the Borrower to perform or observe any of the provisions hereof.

                  (b) Without limitation of its indemnification obligations under the other Loan Documents, the Borrower agrees to indemnify the Collateral Agent and the other Indemnitees against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (c) The provisions of this Section 7.07 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Loans or Deferred Interest, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any Secured Party. All amounts due under this Section 7.07 shall be payable on written demand therefor.

                  SECTION 7.08. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 7.09. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the Collateral Agent, the Administrative Agent and the Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except in accordance with Section 9.02 of the Credit Agreement.

                  SECTION 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY,

AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.

                  SECTION 7.11. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 7.12 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 7.04.

                  SECTION 7.13 Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  SECTION 7.14. Jurisdiction; Consent to Service of Process. (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan

                                                                              18
Documents against the Borrower or its properties in the courts of any jurisdiction.

                  (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State court or Federal court sitting in New York City. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 7.15. Termination. This Agreement and the Security Interest shall terminate when all the Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, at which time the Collateral Agent shall execute and deliver to the Borrower, at the Borrower's expense, all Uniform Commercial Code termination statements and similar documents which the Borrower shall reasonably request to evidence such termination and release of the Security

Interest. Any execution and delivery of termination statements or documents pursuant to this Section 7.15 shall be without recourse to or warranty by the Collateral Agent.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                                    WINSTAR NETWORK
                                                    EXPANSION, LLC,


                                                    by ------------------------
                                                       Name:
                                                       Title:


                                                    STATE STREET BANK AND
                                                    TRUST COMPANY, as
                                                    Collateral Agent,


                                                    by -------------------------
                                                       Name:
                                                       Title:

                                                                       EXHIBIT F

                                    EQUIPMENT USER AGREEMENT dated as of [ ],
                           among WINSTAR NETWORK EXPANSION, LLC, a Delaware limited liability company (the "Equipment Owner"), [ ] (the "Equipment User"), LUCENT TECHNOLOGIES INC., as administrative agent (the "Administrative Agent") for the Lenders (as defined below), and STATE STREET BANK AND TRUST COMPANY, as collateral agent (the "Collateral Agent") for the Lenders.

                  Reference is made to (a) the Credit Agreement dated as of October 21, 1998 (as amended or modified from time to time, the "Credit Agreement") among WinStar Communications, Inc., the Equipment Owner, the lenders from time to time party thereto (the "Lenders"), the Collateral Agent and the Administrative Agent and (b) the Security Agreement dated as of [ ], 1998 (as amended or modified from time to time, the "Security Agreement") between the Equipment Owner and the Collateral Agent.

                  The Equipment User has entered into, and may from time to time in the future enter into, one or more leases, sub-leases or other arrangements (collectively, the "Leases") with [the Equipment Owner] [ ] granting to the Equipment User the right to possess or use certain equipment and other assets. All or a portion of such equipment and other assets (the "Equipment") is owned by the Equipment Owner and has been financed pursuant to the Credit Agreement and is subject to a security interest (the "Security Interest") in favor of the Collateral Agent under the Security Agreement. It is a condition of the availability of the Equipment to the Equipment User that the Equipment User enter into an agreement in the form hereof to acknowledge the ownership of the Equipment by the Equipment Owner, and the Security Interest therein pursuant to the Security Agreement, and to confirm certain rights and remedies in respect of the Equipment as set forth herein.

              Accordingly, the parties hereto agree as follows:

                                  ARTICLE I

                             Rights in Equipment

                  SECTION 1.01. Acknowledgment of Interest. The Equipment User acknowledges and agrees that (a) the Equipment Owner is the owner of the Equipment, (b) the Equipment is subject to the Security Interest granted under the Security Agreement and (c) the Leases do not grant to the Equipment User any ownership rights in the Equipment.

                  SECTION 1.02. Subject and Subordinate. The Equipment User acknowledges and agrees that its rights and interests in and to the Equipment are subject and subordinate in all respects to the Security Interest and the rights and interests of the Collateral Agent under the Security Agreement.

                  SECTION 1.03. Use and Disposition of Equipment. The Equipment User shall not make or permit to be made an assignment, pledge or hypothecation of the Equipment or grant any other lien or encumbrance in respect of the Equipment. The Equipment User shall not make or permit to be made any transfer of the Equipment and shall remain at all times in possession of the Equipment, except (a) to return the Equipment to the Equipment Owner [and (b) the Equipment User may sub-lease the Equipment to the extent permitted by and in accordance with Section 6.17 of the Credit Agreement (and the Equipment User acknowledges receipt of a copy of the Credit Agreement)]1.

                  SECTION 1.04. No Right of Set-off, Counterclaim, Etc. The Equipment User acknowledges and agrees that it does not have and in no event will assert, as against the Administrative Agent, the Collateral Agent or any Lender, any lien, right of distraint or levy, right of set-off, claim, deduction, counterclaim, security or other interest in any of the Equipment or in the proceeds thereof, including any of the foregoing which might arise or

--------
   1 Clause (b) of Section 1.03, Section 1.05 and paragraph (b) of Section 1.06 are to be included only for agreements with Affiliated Equipment Users.

exist in the Equipment User's favor pursuant to any agreement, common law, statute or otherwise.

                  [SECTION 1.05. Uniform Commercial Code Filings. The Equipment User agrees to execute and deliver such Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Equipment as the Collateral Agent or the Administrative Agent may request from time to time in order to protect the ownership interest of the Equipment Owner in the Equipment or the perfection of the Security Interest.]1


                  SECTION 1.06. Information Regarding Equipment. (a) The Equipment User agrees to maintain records of the location of each item of Equipment and to provide copies of such records to the Collateral Agent or the Administrative Agent promptly following any request therefor.

                  [(b) The Equipment User will furnish to the Collateral Agent prompt written notice of any change (i) in the Equipment User's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of the Equipment User's chief executive office or its principal place of business, (iii) the jurisdiction in which any Equipment is located to any other jurisdiction (other than a jurisdiction in which filings have been made as contemplated by Section
1.05 above), (iv) in the Equipment User's identity or corporate structure or (v) in the Equipment User's Federal Taxpayer Identification Number. The Equipment User agrees not to effect or permit any change referred to in the preceding sentence until notice thereof has been given and all filings requested pursuant to Section 1.05 above have been made. The Equipment User also agrees promptly to notify the Collateral Agent if any material portion of the Equipment is damaged or destroyed.]1

                  SECTION 1.07. Inspection and Verification. Each of the Collateral Agent and the Administrative Agent and such persons as the Collateral Agent or the Administrative Agent may reasonably designate shall have the right to inspect the Equipment, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Equipment is located. Each of the Collateral Agent and the Administrative Agent shall have the absolute right to share any information it gains from any such inspection or verification with any Lender and their agents and representatives.

                  SECTION 1.08. Maintenance of Equipment. The Equipment User will keep and maintain all Equipment in good working order and condition, ordinary wear and tear excepted.

                  SECTION 1.09. Remedies. The Equipment User acknowledges and agrees that the Collateral Agent may terminate the Equipment User's rights and interests in and to the Equipment upon the occurrence and during the continuance of an Event of Default (as defined in the Credit Agreement). Upon the occurrence and during the continuance of an Event of Default, the Equipment User agrees to deliver each item of the Equipment to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right with or without legal process and with or without previous notice, to take possession of the Equipment or any part thereof (at the same or different times) and without liability for trespass to enter any premises where the Equipment or any part thereof may be located for the purpose of taking possession of or removing the Equipment and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, the Equipment User agrees that the Collateral Agent shall have the right to sell or otherwise dispose of all or any part of the Equipment, at public or private sale for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. Upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Equipment so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Equipment User, and the Equipment User hereby waives all rights with respect to the Equipment which the Equipment User now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

                                  ARTICLE II

                                Miscellaneous

                  SECTION 2.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Equipment Owner, to it at 230 Park Avenue, Suite 2700, New York, New York 10169, Attention of [ ] (Telecopy No.
         (212) [         ], ;

                  (b) if to the Collateral Agent, to it at Two
         International Place, Boston, Massachusetts 02110,
         Attention of Corporate Trust Division (Telecopy No.
         (617) 664-5371;

                  (c) if to the Administrative Agent, to it at 283 King George Road, Warren, New Jersey 07059, Attention of Assistant Treasurer-Project Finance (Telecopy No.
         (908) 559-1711); and

                  (d) if to the Equipment User, to it at [    ]

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 2.02. Assignments. The Equipment User shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Equipment (and any such assignment or transfer shall be void).

                  SECTION 2.03. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the parties hereto that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

                  SECTION 2.04.  GOVERNING LAW.  THIS AGREEMENT
SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 2.05. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder are cumulative and are not exclusive of any rights or remedies that it would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by the Equipment User therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Equipment User in any case shall entitle the Equipment User to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into among the parties hereto.

                  SECTION 2.06. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION 2.06.

                  SECTION 2.07. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 2.08 Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

                  SECTION 2.09 Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  SECTION 2.10. Jurisdiction; Consent to Service of Process. (a) Each of the Equipment Owner and the Equipment User hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (b) Each of the Equipment Owner and the Equipment User hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State court or Federal court sitting in New York City. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 2.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                 WINSTAR NETWORK EXPANSION,
                                 LLC,

                                   by
                                     ----------------------
                                     Name:
                                     Title:

                                 [EQUIPMENT USER],

                                   by
                                     ----------------------
                                     Name:
                                     Title:


                                 STATE STREET BANK AND TRUST
                                 COMPANY, as Collateral Agent,

                                   by
                                     ----------------------
                                     Name:
                                     Title:


                                 LUCENT TECHNOLOGIES INC., as
                                 Administrative Agent,

                                   by
                                     ----------------------
                                     Name:
                                     Title: